EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of December 30, 2004 by and among WorldSpace, Inc., a Maryland corporation (“WSI-Maryland”), WorldSpace, Inc., a Delaware corporation (“WSI-Delaware” and together with WSI-Maryland, the “WorldSpace Parties”) and the investors listed on the Schedule of Investors attached hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. The WorldSpace Parties and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).

B. WSI-Delaware has authorized a series of convertible notes of WSI-Delaware, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) in accordance with the terms of the Notes.

C. Each Investor wishes to purchase, and WSI-Delaware wishes to sell, upon the terms and conditions stated in this Agreement, the principal amount of Notes set forth opposite such Investor’s name in column (3) on the Schedule of Investors (the aggregate amount of which Notes for all Investors shall be $155,000,000) (as converted, collectively, the “Conversion Shares”).

D. On the Closing Date, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which WSI-Delaware will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes and the Conversion Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the WorldSpace Parties and each Investor hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ACA” means the Australian Communications Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such referenced Person and includes, without limitation, (a) any Person who is an officer, director or direct or indirect beneficial holder of at least ten percent (10%) of the then outstanding capital stock of such Person, and any of the Family Members of any such Person, (b) any Person of which such referenced Person and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least ten percent (10%) of the then outstanding equity securities or constitute(s) at least a ten percent (10%) equity participant, (c) in the case of a referenced Person who is an individual, Family Members of such Person, and (d) in the case of any referenced Person that is an Investor, any Person for which that Investor or its investment adviser, general partner or other Person or entity serving in a similar capacity, or any of their respective Affiliates, serves as general partner and/or investment adviser or in a similar capacity, and all mutual funds, hedge funds, or other pooled investment vehicles or entities under the control or management of or under common control with such Investor or the general partner or investment adviser thereof or any Person serving in a similar capacity, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Agreement of Merger” means the Agreement of Merger between WSI-Maryland and WSI-Delaware, a true, correct and complete copy of which is attached hereto as Exhibit C.

“Alcatel Payables” means the current payables outstanding owed to Alcatel Space pursuant to the Alcatel In-Orbit Delivery Contract, dated October 8, 1995, as amended, between Alcatel Space and WorldSpace Satellite Company, which amount shall not be in the excess of $39,300,000 and as the same may be reduced from time to time.

“Anti-Money Laundering/OFAC Laws has the meaning set forth in Section 3.33.

“ART” means the means the French Autorité de Régulation des Télécommunications.

“Audited Financials” has the meaning set forth in Section 3.10.

“Benefit Plan” has the meaning set forth in Section 3.25(a).

“Board” means the board of directors of the Company.

“Business” means the respective businesses of the Company and the Company’s Subsidiaries.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Business Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property, and all Computer Software, Computer Hardware and Data.

“Business Trade Secrets” has the meaning set forth in Section 3.18(l).

“Bylaws” means (a) prior to the Merger, the by-laws of WSI-Maryland in effect on the date hereof and (b) following the Merger, the by-laws of WSI-Delaware .

“Certificate of Incorporation” means (a) prior to the Merger, the Certificate of Incorporation of WSI-Maryland in effect on the date hereof and (b) following the Merger, the Certificate of Incorporation of WSI-Delaware as filed with the Secretary of State of the State of Delaware on December 20, 2004.

“Claims” has the meaning set forth in Section 8.1(a).

“Class B Equivalents” has the meaning set forth in Section 7.3.

“Class B Shares” means the shares of Class B common stock, par value $0.01 per share, of WSI-Delaware.

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Date” has the meaning set forth in Section 2.1(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Class A Common Stock, par value $.01 per share, of WSI-Delaware.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Communication Licenses” means all licenses, permits, orders or other authorizations issued by the FCC, the ACA, the ART, the ITU, and any equivalent authority in each other jurisdiction in which the Company or any of its Subsidiaries operates or as presently proposed to be operated.

“Company” means (a) prior to the Merger, WSI-Maryland and (b) following the Merger, WSI-Delaware.

“Computer Hardware” means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment.

“Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form (including, but not limited to, all of the foregoing that is installed on the Computer Hardware) and all documentation, including user manuals relating to the foregoing.

“Confidentiality Agreements” has the meaning set forth in Section 10.8.

“Contingent Obligations” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” has the meaning set forth in Section 3.21.

“Conversion Shares” has the meaning set forth in the Preamble.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Data” means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

“Disabling Devices” means computer software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

“Dormant Subsidiary” means a Subsidiary which does not (i) own or hold any assets or property, (ii) engage in any business or activity and (iii) have any revenue.

“Due Diligence Materials” has the meaning set forth in Section 3.38(b).

“Effective Registration” means that the Common Stock is registered pursuant to Section 12 or Section 15 of the Exchange Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” means that certain Escrow Agreement dated September 30, 2003 among Stonehouse, WSI-Maryland, WIN, WorldSpace Satellite Company Ltd. and Tri-State Commercial Closings, Inc., a true, complete and accurate copy of which is attached hereto as Exhibit D.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” means the Exchange Agreement dated December 29, 2004 by and among WSI-Maryland, WSI-Delaware, WIN and Yenura, a true, correct and complete copy of which is attached hereto as Exhibit E.

“Family Member” with respect to a natural person means (a) a member of the specified person’s immediate family, whether by blood or adoption, which shall include his or her spouse, siblings, descendants, parents or spouses (or surviving spouses) of descendants, or (b) a trust, corporation, limited liability company, partnership or other entity, all of the beneficial interests in which shall be held directly or indirectly by such person or one or more persons described in clause (a).

“FCC” means the United States Federal Communications Commission.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financials” has the meaning set forth in Section 3.10.

“GAAP” means generally accepted accounting principles of the United States applied on a consistent basis.

“Governmental Authority” means any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

“Hazardous Substances” has the meaning set forth in Section 3.19(b).

“IDI/Yenura Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of December 29, 2004, between Industrial Development Inc., as seller, and Yenura, as buyer, relating to certain debt obligations of WIN, a true, correct and complete copy of which is attached hereto as Exhibit F.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f)

above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Indemnified Parties” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.2.

“Insolvent” means (a) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (b) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (d) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Insurance Policies” has the meaning set forth in Section 3.30.

“Intellectual Property” means all (a) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including, but not limited to, all extensions, modifications and renewals of same; (b) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including, but not limited to, divisions, continuations, continuations-in-part and renewal applications, and including, but not limited to, renewals, extensions and reissues; (c) Trade Secrets; (d) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, but not limited to, rights to recover for past, present and future violations thereof.

“Interim Financials” has the meaning set forth in Section 3.10.

“Investment Company Act” means the Investment Company of 1940, as amended.

“Investor” has the meaning set forth in the Preamble.

“IRS” means the Internal Revenue Service.

“ITU” means the International Telecommunication Union.

“Legal Requirement” means any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority.

“Letter Agreement” has the meaning set forth in Section 7.14.

“Licensed Intellectual Property” means Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Management Stockholders” means each of Noah A. Samara and any of his affiliates, including, without limitation, TelUS and Yenura .

“Material Adverse Effect” means any change in or effect on the Company or its business that, individually or in the aggregate, would have a material adverse effect on (a) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company, individually, or of the Company and its Subsidiaries, taken as a whole or (b) on the ability of the Company or its Subsidiaries to perform their respective obligations hereunder, or under the other Transaction Documents or the agreements or instruments to be entered into or filed in connection therewith or herewith.

“Material Subsidiary” means (a) each of AsiaSpace Ltd, AfriSpace Ltd., WorldSpace India Private Ltd., WorldSpace (China) and, prior to the WIN Merger, WIN, (b) any “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act, or (c) any other Subsidiary, existing from time to time, with total assets exceeding 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

“Merger” means the merger of the WSI-Maryland into WSI-Delaware, pursuant to the Agreement of Merger.

“Notes” has the meaning set forth in the Preamble.

“OFAC” has the meaning set forth in Section 3.33.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Owned Intellectual Property” means Intellectual Property owned by the Company or its Subsidiaries.

“PATRIOT Act” has the meaning set forth in Section 3.33.

“Permitted Indebtedness” has the meaning defined in the Notes.

“Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (d) Liens incurred in connection with any Permitted Indebtedness provided that the Notes are secured ratably with any such secured Permitted Indebtedness, (e) any Lien in favor of Stonehouse solely with respect to the Stonehouse Royalty Accounts granted pursuant to the Stonehouse Royalty Agreement (as defined below), and (f) Liens securing the Company’s obligations under the Notes.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“PFIC” means a “passive foreign investment company” within the meaning of Section 1296 of the Code.

“Public Sale” means any sale of Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

“Purchase Price” has the meaning set forth in Section 2.1(c).

“Registered” as used in Section 3.18(f), means issued, registered, renewed or the subject of a pending application.

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Restructuring Documents” means, collectively, (a) the IDI/Yenura Purchase and Sale Agreement, (b) the Saifcom/Yenura Purchase and Sale Agreement, (c) the Exchange Agreement and (d) all exhibits, schedules and ancillary agreements contemplated by any of the foregoing.

“Returns” means returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any tax and shall include amended returns required as a result of examination adjustments made by the IRS or other tax authority.

“Rule 144” means collectively, the Rule 144 or Rule 144A promulgated under the Securities Act.

“Saifcom/Yenura Purchase and Sale Agreement” means that certain purchase and sale agreement between Saifcom Establishment, as seller, and Yenura, as buyer, dated December 29, 2004, relating to a debt obligation of WIN, a true, correct and complete copy of which is attached hereto as Exhibit G.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble .

“Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands corporation.

“Stonehouse Loan Agreement” means the Amended and Restated Stonehouse Loan Agreement and Guarantee dated April 21, 2000 by and among Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., a true, correct and complete copy of which is attached hereto as Exhibit H.

“Stonehouse Restructuring Agreement” means the Loan Restructuring Agreement dated September 30, 2003, by and among Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the First Amendment, dated as of September 28, 2004, as further amended by the Second Amendment dated as of December 30, 2004, true, correct and complete copies of which are attached hereto as Exhibit I.

“Stonehouse Royalty Agreement” means the Royalty Agreement dated September 28, 2003 by and between Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the First Amendment dated as of September 28, 2004, a true, correct and complete copy of which is attached hereto as Exhibit J.

“Subsidiary” means any entity in which a Person, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Person to elect a majority of the board of directors or similar governing body of such entity; provided, however, that a Subsidiary of the Company shall not include any Dormant Subsidiary.

“Suits” has the meaning set forth in Section 3.18(c).

“Tax” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

“Trade Secrets” means confidential and proprietary information, trade secrets and know-how, including, but not limited to, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

“WIN” means WorldSpace International Network Inc., a British Virgin Islands company.

“WIN Merger” means the merger of WIN with and into WSI-Maryland, pursuant to the WIN Merger Agreement.

“WIN Merger Agreement” means the Agreement of Merger, dated December 30, 2004, between WIN and WSI-Maryland, a true, correct and complete copy of which is attached hereto as Exhibit K.

“WorldSpace Parties” has the meaning set forth in the Preamble.

“WSI-Delaware” has the meaning set forth in the Preamble.

“WSI-Maryland” has the meaning set forth in the Preamble.

“Yenura” means Yenura Pte. Ltd., a private company limited by shares organized under the laws of the Republic of Singapore.

ARTICLE II

Purchase and Sale of the Notes

Section 2.1 Purchase and Sale of the Notes.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Article V and Article VI below, the Company shall issue and sell to each Investor, and each Investor severally, but not jointly, agrees to purchase from the Company on the Closing Date, the principal amount of Notes as is set forth opposite such Investor’s name in column (3) on the Schedule of Investors (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 12:00 p.m., New York City time, on December 30, 2004 (or such later date as is mutually agreed to by the Company and each Investor) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Article V and Article VI below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Investor at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Investor’s name in column (4) of the Schedule of Investors. Each Investor shall pay $1.00 for each $1.00 of principal amount of Notes to be purchased by such Investor at the Closing.

Section 2.2 Form of Payment. On the Closing Date, (i) each Investor shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions provided by the Company at least two Business Days prior to the Closing Date, and (ii) the Company shall deliver to each Investor the Notes (in the principal amounts as such Investor shall request as set forth in the Schedule of Investors) which such Investor is then purchasing, duly executed on behalf of the Company and registered in the name of such Investor or its designee.

ARTICLE III

Representations and Warranties of the WorldSpace Parties

The WorldSpace Parties, jointly and severally, represent and warrant to each of the Investors as follows:

Section 3.1 Organization and Standing. The Company and each of its Subsidiaries are corporations, limited liability companies or limited partnerships duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to own their assets and properties and to carry on their business as presently being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 3.2 Capitalization.

(a) As of the date hereof, (i) the authorized capital stock of WSI-Maryland consists of (1) 20,000,000 shares of common stock, par value $.01 per share, of which 9,255,789 shares are issued and outstanding and 6,526,242 shares are reserved for issuance pursuant to Company stock options and (2) 5,000,000 shares of Class A preferred stock, par value $.01 per share, of which as of the date hereof none are issued and outstanding or reserved for issuance and (ii) the authorized capital stock of WSI-Delaware consists of 200,000,000 shares of Common Stock, of which none are issued and outstanding or reserved for issuance.

(b) As of the Closing Date, but immediately prior to the Closing, after giving effect to (1) the transactions contemplated by the Restructuring Documents, (2) the WIN Merger and (3) the Merger, the authorized capital stock of the Company will consist of (i) 100,000,000 shares of Common Stock, of which 4,475,789 shares shall be issued and outstanding, 20,657,663 shares shall be reserved for issuance pursuant to Company stock options and the Company’s restricted stock plan, 18,343,423 shares shall be reserved for issuance pursuant to the conversion of the Notes and 430,000 shares shall be reserved for issuance pursuant to warrants exercisable for shares of Common Stock (ii) 75,000,000 shares of Class B Shares, of which 32,662,308 shares shall be issued and outstanding and 12,540,763 shares shall be reserved for issuance pursuant to Company stock options, and (iii) 25,000,000 shares of preferred stock, par value $.01 per share, of which as of such date none shall be issued and outstanding or reserved for issuance.

(c) Immediately prior to the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 120% of the maximum number of shares Common Stock issuable upon conversion of all of the Notes.

(d) The outstanding shares of capital stock of the WorldSpace Parties are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription rights. All capital stock of each of the WorldSpace Parties has been issued in compliance with all applicable federal and state securities laws.

(e) All of the Securities, when issued and delivered in accordance with the Transaction Documents, will be free and clear of any Liens, taxes and other charges and each of the Investors will have good title thereto.

(f) Except as set forth on Schedule 3.2(f), there are no outstanding warrants, options, rights, calls, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. There are no outstanding options, rights, calls, other securities, agreements, or other commitments, arrangements or undertakings pursuant to which the Company or its Subsidiaries are or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company or its Subsidiaries, respectively.

(g) Set forth on Schedule 3.2(g) is a true, correct and complete list of the record holders of shares of capital stock of the Company and each of its Material Subsidiaries as of the date hereof and as of the Closing Date after giving effect to (i) the transactions contemplated by the Restructuring Documents, (ii) the WIN Merger and (iii) the Merger. As of the date specified therein, such holders own of record all the outstanding capital stock of the Company, each of them so owning the number of shares set forth opposite such holder’s name on Schedule 3.2(g), and in the case of shares held by the Management Stockholders, free and clear of all Liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock, other than those arising under applicable securities laws. Except as set forth on Schedule 3.2(g), there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Set forth on Schedule 3.2(g) is a true, correct and complete list (except as otherwise noted on such schedule) of the record holders of options and warrants exercisable for shares of capital stock of each of the WorldSpace Parties as of the date hereof and after giving effect to (i) the transactions contemplated by the Restructuring Documents, (ii) the WIN Merger and (iii) the Merger.

(h) Other than the rights granted in the Registration Rights Agreement and except as set forth in Schedule 3.2(h), there are no outstanding contractual rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company or any of its Subsidiaries in a registration statement filed by the Company or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

(i) Assuming that the representations and warranties of the Investors set forth in Sections 4.2 and Section 4.3 are true and correct, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company is not required to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including, without limitation, under the Securities Act, the Exchange Act and the Investment Company Act) in connection therewith except under state securities or “blue sky” laws, which, if required, have been made or obtained prior to the Closing.

(j) Other than with respect to distributions as set forth in the Certificate of Incorporation, all other rights, such as voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Class B Shares issued pursuant to the Agreement of Merger and the Restructuring Documents are identical to that of the Common Stock.

Section 3.3 Subsidiaries. A complete list of the Subsidiaries of the Company and their Subsidiaries (together with the capitalization of such entities) is set forth on Schedule 3.3. Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement other than as set forth on Schedule 3.3. The Company owns, directly or indirectly, 100% of each of its Subsidiaries, other than PT WorldSpace Indonesia in which the Company indirectly owns 75% of the outstanding common stock. Set forth on Schedule 3.3 is a true, correct and complete list of the record holders of shares of capital stock of each of the Company’s Subsidiaries as of the date hereof and after giving effect to the transactions contemplated by the Merger, the WIN Merger and the Restructuring Documents. Such holders own of record and beneficially all the outstanding capital stock of the Company’s Subsidiaries, each of them so owning the number of shares set forth opposite such holder’s name on Schedule 3.3, and in the case of shares held by the Company or any of its Subsidiaries, free and clear of all Liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock. Except as set forth on Schedule 3.3, there are no bonds, debentures, notes or other indebtedness or securities of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Subsidiaries of the Company or their respective Subsidiaries may vote. Schedule 3.3 sets forth all of the Company’s Dormant Subsidiaries.

Section 3.4 Authority; Valid and Binding Agreements.

(a) Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or limited partnership power and authority, as applicable, to (i) own, lease, operate and encumber its properties and assets, and to carry on its respective business as presently conducted and as presently proposed to be conducted, (ii) execute and deliver each of the Transaction Documents to which it is a party, (iii) issue and sell the Securities, (iv) issue the Conversion Shares upon conversion of the Notes and (v) consummate the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of the Transaction Documents and the filing of all documents, certificates and instruments to be executed by the Company in connection therewith and the authorization, issuance (or reservation for issuance, as the case may be), sale and delivery of the Securities have been duly authorized by all requisite corporate action on the part of the Company, the Board and the Company’s stockholders. The Transaction Documents, when duly executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(b) The Stonehouse Restructuring Agreement has been duly and validly authorized, has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. The Stonehouse Royalty Agreement has been duly and validly authorized by the Company and has been duly and validly executed by the Company and upon release pursuant to the terms of the Escrow Agreement shall be duly and validly delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. All representations and warranties made by the Company and its Subsidiaries in the Stonehouse Restructuring Agreement and the Stonehouse Royalty Agreement are true, correct and complete in all material respects thereof. As of the Closing Date, the Company and each of its Subsidiaries shall have performed all of its obligations required under the Stonehouse Restructuring Agreement (other than as contemplated by this Agreement) and the Stonehouse Royalty Agreement and shall not be in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained therein. Prior to the date hereof, each Investor has been provided with true, correct and complete copies of each of the Stonehouse Restructuring Agreement and the Stonehouse Royalty Agreement, and all exhibits and schedules thereto.

(c) The Restructuring Documents have been duly and validly authorized, have been duly and validly executed and delivered by the WorldSpace Parties and constitute the legal, valid and binding obligation of the WorldSpace Parties, enforceable against the WorldSpace Parties in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. All representations and warranties made by the WorldSpace Parties and their Subsidiaries in the Restructuring Documents are true, correct and complete in all material respects. As of the Closing Date, the WorldSpace Parties and each of their Subsidiaries shall have performed all of their obligations required under the Restructuring Documents. Prior to the date hereof, each Investor has been provided with a true, correct and complete copies of each of the Restructuring Documents.

Section 3.5 Stonehouse Restructuring Agreement. As of the Closing Date, each Condition Precedent (as defined in the Stonehouse Restructuring Agreement) to the effectiveness of the Restructuring (as defined in the Stonehouse Restructuring Agreement) under the Stonehouse Restructuring Agreement shall have been satisfied or waived other than the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement. Upon the Closing, the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement shall be satisfied and the Restructuring shall be effective with the result being that each of the Company and the Subsidiaries will be unconditionally and irrevocably released from all obligations and liabilities under the Stonehouse Loan Agreement and Stonehouse and all Indebtedness of the Company and the Subsidiaries outstanding under the Stonehouse Loan Agreement will be deemed to have been irrevocably discharged and satisfied.

Section 3.6 Valid Issuance. The Notes, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable. The Conversion Shares have been duly authorized and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

Section 3.7 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Except as set forth in Schedule 3.7, no agent, broker, investment banker, Person or firm acting on behalf of the Company or any Affiliate of the Company or any stockholder (direct or indirect) of the Company or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby, other than UBS Investment Bank.

Section 3.8 Conflicts; Consents. The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities) and compliance with the terms hereof and thereof will not result in the creation or imposition of any

Lien of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries, or breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under and, in the case of clauses (i) and (iii), except as would not have a Material Adverse Effect, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease, deed of trust, agreement, contract, commitment, license (including, without limitation, the Communication Licenses), franchise, permit, understanding, instrument (including without limitation, the Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Restructuring Documents), or obligation or other arrangement to which the Company or any its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties or assets may be bound or affected, (ii) any certificate of incorporation, certificate of formation, any certificate of designation or other constitutive, organizational or governing documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (iii) any Legal Requirement applicable to the Company, any of its Subsidiaries or any of their respective properties or assets. No consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Securities, or the consummation of the transactions contemplated hereby or thereby except under state securities or “blue sky” laws, which if required, have been issued or obtained prior to the date hereof.

Section 3.9 Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan relating to accumulations of beneficial ownership of capital stock (including Common Stock) or a change in control of the Company which will apply to any of the Investors.

Section 3.10 Financial Information. The Company has furnished to each Investor true, complete and correct copies of (i) the unaudited, consolidated balance sheets of the Company and related consolidated statements of operations, as at and for the nine months ended September 30, 2004 (the “Interim Financials”) and (ii) the audited, consolidated balance sheet, statement of operations and stockholders’ equity and cash flows as of and for the years ended December 31, 2003 and 2002 (the “Audited Financials”, and together with the Interim Financials, the “Financials”), which are attached hereto as Schedule 3.10(a). The Financials are in accordance with the books and records of the Company and have been prepared in conformity with GAAP and fairly present the consolidated financial condition, results of operations and cash flows of the Company at or for the respective periods then ended subject, in the case of the Interim Financials, to normal year-end adjustments. The forecasts and projections previously delivered to the Investors by the Company and attached hereto as Schedule 3.10(b) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

Section 3.11 Solvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated by the Stonehouse Restructuring Agreement, the Restructuring Documents and the transactions contemplated hereby and the other Transaction Documents, the Company will not be Insolvent.

Section 3.12 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, where the failure to maintain such systems of internal accounting controls would not have a Material Adverse Effect.

Section 3.13 Independent Accountants. Grant Thornton LLP, who have certified the Audited Financials, are independent public accountants within the meaning of the Securities Act.

Section 3.14 Undisclosed Liabilities. Except as set forth in Schedule 3.14 and the Audited Financials, neither the Company nor any of its Subsidiaries has or, as a result of the transactions contemplated in the Transaction Documents, will have, any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, do not exceed $500,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on the balance sheet of the Company and its Subsidiaries as of December 31, 2003, which is included in the Audited Financials.

Section 3.15 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material Returns required to be filed with a Governmental Authority responsible for the imposition of a Tax and such Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3.15(a). The charges, accruals, and reserves for Taxes with respect to the Company and its Subsidiaries as reflected in the Financials are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing throughout the date thereof. Except as set forth in Schedule 3.15(b), no known Liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate. Except as set forth in schedule 3.15(a), each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3.15(a), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3.15(a), no Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3.15(a), neither the Company nor any of its Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3.15(a), no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined. No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of its Subsidiaries, respectively, does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and its Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3.15(c). Neither the Company nor any of its Subsidiaries has made an election to be taxed as an “S corporation” under Subchapter S of the Code or any comparable provision of local, state or foreign law. Neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a PFIC, and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

Section 3.16 Assets Other than Real Property. Except as set forth in Schedule 3.16, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets reflected in the Audited Financials or acquired after the date thereof, free and clear of all Liens except (i) Permitted Liens, (ii) statutory liens for the payment of current taxes that are not yet delinquent and which do not affect the properties or assets of the Company or any of its Subsidiaries in any material respect and (iii) such as have been disposed of in the ordinary course of business . All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. Such assets, together with the assets listed on Schedule 3.17 and Schedule 3.18, constitute all of the material properties, interests, assets and rights held for use or used in connection with the business and operations of the Company and its Subsidiaries and constitute all those necessary to continue to operate the business of the Company and its Subsidiaries consistent with current and historical practice and as presently contemplated to be conducted. Except as indicated in the preceding sentence, this Section 3.16 does not relate to the real property or Intellectual Property of the Company or its Subsidiaries; such items are covered under Section 3.17 and Section 3.18, respectively.

Section 3.17 Real Property. Schedule 3.17 sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof. The Company does not and has not owned any real property at any time. The Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3.17 to be leased by it free and clear of all Liens except where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3.17, there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

Section 3.18 Intellectual Property and Related Matters.

(a) Schedule 3.18(a) sets forth a true and complete list of all (i) Registered or otherwise material Owned Intellectual Property and (ii) Licensed Intellectual Property.

(b) Except to the extent as would not have a Material Adverse Effect, all Owned Intellectual Property is valid, subsisting and enforceable, is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company’s or its Subsidiaries’ rights thereto. To the knowledge of the Company, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company’s or its Subsidiaries’ rights thereto.

(c) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is violating or has violated any Intellectual Property rights. Except as set forth in Schedule 3.18(c), there are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, “Suits”) pending, decided, threatened or asserted concerning any claim or position that the Company or any of its indemnitees have violated any Intellectual Property rights.

(d) There are no Suits or claims pending, decided, threatened or asserted concerning the Owned Intellectual Property, and, to the knowledge of the Company, no valid basis for any such Suits or claims exists. Except as set forth on Schedule 3.18(d), to the knowledge of the Company, there are no Suits or claims pending, decided, threatened or asserted concerning the Licensed Intellectual Property or the right of the Company or any Subsidiary to use the Licensed Intellectual Property, and no valid basis for any such Suits or claims exists.

(e) The Company and its Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently conducted and as currently contemplated to be conducted in the future, except as such failure would not have a Material Adverse Effect. All such rights are free of all Liens and, except as set forth in Schedule 3.18(e), are fully assignable by the Company and its Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction. The completion of the transactions contemplated by this Agreement will not alter or impair the ownership or right of the Company or any Subsidiary to use any of the Business Intellectual Property. The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is used in, contemplated to be used in, or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in the future. To the knowledge of the Company, no Person is violating any Business Intellectual Property.

(f) The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except where any failure to make such payments or filings would not have a Material Adverse Effect. All documentation necessary to confirm and effect the Company’s and its Subsidiaries’ ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

(g) No Person other than the Company and its Subsidiaries has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the

Owned Intellectual Property. Except as set forth in Schedule 3.18(g), neither the Company nor any of its Subsidiaries has granted any options, licenses, assignments or agreements of any kind relating to (i) ownership of rights in Owned Intellectual Property; or (ii) the marketing or distribution of Owned Intellectual Property.

(h) Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property, except for customary infringement indemnities agreed to in the ordinary course of business and included as part of the Company’s or its Subsidiaries’ contracts for the license or sale of products or services. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to the Intellectual Property of the Company or its Subsidiaries.

(i) All inventors, including current or former employees of the Company and its Subsidiaries, are appropriately named as inventors on any issued patent or pending patent application listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries, as applicable. Notwithstanding the foregoing, all such inventors have assigned their right, title and interest in such issued patents or patent applications to the Company or its Subsidiaries, as the case may be, or their predecessors in interest to such patents or patent applications, except where the failure to so assign would not have a Material Adverse Effect. All of the patents and pending patent applications listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), and the Company is not aware of anything which would render any claim of such patents or pending patent applications invalid, unallowable, or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing. The Company is further not aware of any prior art material to the patentability of the inventions claimed in any patents and pending patent applications listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries that was, or has not been, disclosed to the U.S. Patent Office. For each patent, pending patent application, and disclosure listed in Schedule 3.18(a) as being owned by the Company or its Subsidiaries, each of the Company and its Subsidiaries has complied with any applicable contractual obligations, laws, rules, or regulations, regarding inventions conceived or reduced to practice under a grant or other support from an agency or entity of the U.S. government, in whole or in part, including without limitation any requirements to elect to retain title to any federally funded invention except where the failure to so comply would not have a Material Adverse Effect.

(j) Except as set forth on Schedule 3.18(j), each former and current employee, officer and consultant of the Company and its Subsidiaries has executed and delivered to the Company or a Subsidiary of the Company an agreement providing for the assignment to and ownership by the Company or a Subsidiary of the Company, as applicable, of all inventions and work product produced by such Person while in the employ of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.18(j), no former or current employee, officer or consultant of the Company or any of its Subsidiaries has excluded works or inventions made prior to his or her employment with the Company or a Subsidiary of the Company from an assignment of inventions agreement entered into with the Company or any of its Subsidiaries.

The Company is not aware that any employees of the Company or any of its Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Business.

(k) The Company believes that it does not, and that it will not be necessary to, utilize any inventions of any of the Company’s or its Subsidiaries’ employees, officers or consultants (or people they currently intend to hire or engage) created prior to their employment by the Company or any of its Subsidiaries. The Company has no knowledge of any violation, or any claim of any violation, by any of the Company’s or its Subsidiaries’ employees, officers or consultants of any non-disclosure, non-competition, non-solicitation, assignment of inventions or similar agreements or obligations that such employee or consultant has with either the Company, any of its Subsidiaries or any third party, and the Company will use commercially reasonable efforts to prevent any such violation. The Company has not received any notice alleging that any such violation has occurred.

(l) The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, “Business Trade Secrets”), including, but not limited to, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets. None of the Business Trade Secrets has, to the knowledge of the Company, been disclosed or has been authorized to be disclosed to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the Business or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interests of the Company and its Subsidiaries in and to such matters. To the knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has been made.

(m) The Company and its Subsidiaries have a policy of requiring all employees, agents, consultants or contractors who have contributed to or participated in the creation, development, improvement or modification of Business Intellectual Property to assign all of their rights therein to the Company or its Subsidiaries, as applicable. Except as set forth in Schedule 3.18(m), to the knowledge of the Company, no Person (other than the Company or a Subsidiary of the Company) has any reasonable basis for claiming any right, title or interest in and to any such Business Intellectual Property.

(n) Schedule 3.18(n) sets forth a true and complete list of all (i) Computer Hardware that is used or held for use in the Business; and (ii) Computer Software that is used or held for use in the Business other than Computer Hardware and Computer Software used in the Company’s satellites.

(o) Other than those errors and defects inherent in Computer Hardware that are generally known within the information technology industry, the Computer Hardware that is used in or held for use in the Business is in good working condition (normal wear and tear excepted). There has not been any malfunction with respect to such Computer Hardware since January 1, 2002 that has not been remedied or replaced in all material respects.

(p) All Computer Software that is used in or held for use in the Business is in machine readable form and is in good working condition (normal wear and tear excepted). To the knowledge of the Company, such Computer Software (i) contains no Disabling Devices; and (ii) other than those errors and defects inherent in Computer Software that are generally known within the information technology industry, has not suffered from any material and recurring malfunctions since January 1, 2002 that has not been remedied in all material respects.

(q) Except as set forth on Schedule 3.18(q), there are no Suits or claims that are pending or have been decided, or that have been threatened or asserted by or against the Company or any of its Subsidiaries, concerning any Computer Software, Computer Hardware or Data that is used in or held for use in the Business, and, to the knowledge of the Company, there is no valid basis for any such Suits or claims.

(r) All Data that is used in or held for use in the Business does not infringe or violate the rights of any Person or otherwise violate any law or regulation.

Section 3.19 Compliance with Applicable Laws.

(a) Each of the Company and its Subsidiaries are in compliance with all applicable Legal Requirements, including, without limitation, laws, statutes, codes, regulations, standards, guidelines, guidance documents, and directives or consents (including consent decrees and administrative orders) at any time in effect relating to the environment, hazardous materials and occupational safety and health and to the status of the Company or its Subsidiaries as a contractor with any Governmental Authority, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.19(a), no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened.

(b) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company or its Subsidiaries with any laws or statutes, regulation, code, plan, order, guidance documents, directives or consents (including consent decrees and administrative orders), judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, relating to pollution or protection of the environment or, to the knowledge of the Company, which may give rise to any common law or legal liability of the Company or its Subsidiaries including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended, or similar federal, state, county, municipal, or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting the Company or its Subsidiaries, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste (“Hazardous Substance”).

(c) There has been no release, discharge, deposit, disposal or contamination of or by a Hazardous Substance caused by the Company or any of its Subsidiaries or any person or entity lawfully acting by or through the Company or any of its Subsidiaries on, under or contiguous to any property owned or leased by the Company or any of its Subsidiaries, and to the knowledge of the Company, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

(d) To the knowledge of the Company, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by the Company, its Subsidiaries or any Person lawfully acting by or through the Company or its Subsidiaries has been disposed of or treated at any site or location, other than property leased or owned by the Company or its Subsidiaries, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which the Company or any of its Subsidiaries has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any person or entity for removal, remedial, response, corrective action, abatement or cleanup.

Section 3.20 Communication Licenses. The Company and the Subsidiaries have filed with the FCC, the ACA, the ART and the ITU all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC, the ACA, the ART and the ITU, and have obtained all Communication Licenses which are required for the operation of the business of the Company and the Subsidiaries except where the failure to so file would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, such Communications Licenses are in full force and effect and, to the knowledge of the Company, there are no pending modification, amendment or revocation proceedings initiated by the FCC, the ACA, the ART and the ITU or any equivalent authority in any other jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect; to the knowledge of the Company, fees due and payable to domestic and foreign Governmental Authorities pursuant to the rules governing Communications Licenses held by the Company and its Subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both would constitute grounds for revocation thereof, have been timely paid, except as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of the Communications Licenses, as applicable, and there is no condition of which the Company or any of the Subsidiaries has received notice, nor, to the knowledge of the Company, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign Governmental Authority, except, in each case, as would not have a Material Adverse Effect; the Company and the Subsidiaries have all necessary consents, authorizations and approvals to utilize the Communication Licenses in the manner and for the purposes described in the Due Diligence Materials.

Section 3.21 Contracts. Schedule 3.21 contains a true, correct and complete list or description of all current written contracts, agreements, arrangements and other instruments (“Contracts”) to which the Company or any of its Subsidiaries is a party which: (a) relate to any Indebtedness of the Company or any of its Subsidiaries in excess of $250,000 individually, (b) relate to the employment or compensation of any director, officer or stockholder, or any employee, consultant, independent contractor or other agent of the Company or any of its

Subsidiaries or any Affiliate of such Person, or, to the knowledge of the Company, any Affiliate of such Person, receiving total compensation in excess of $100,000 in any given year, (c) relate to the sale or other disposition of any assets, properties or rights (other than the sale of inventory) of the Company, or relating to the sale or other disposition of any Subsidiary’s material assets, properties or rights (other than the sale of inventory of such Subsidiary), (d) relate to the distribution of the products or services of the Company excess of $250,000 in any given year of the products or services of any Subsidiary of the Company, (e) which restrict the ability of the Company or its Subsidiaries to do business in any geographic area or grant to any Person exclusive or similar rights in any line of business or in any geographic area, provisions restricting or affecting the development, manufacture or distribution of such products or services, or provisions restricting the ability of the Company’s or its Subsidiaries’ ability to solicit employees of another Person or restrict another Person’s ability to solicit the Company’s or its Subsidiaries’ employees, (f) are with any stockholder or, to the knowledge of the Company, any Affiliate of any stockholder, (g) contain any warranty by the Company or its Subsidiaries to any other Person with respect to any product or service offered by the Company (other than those offered in the ordinary course of business consistent with past practice), (h) are with any Governmental Authority, (i) contain provisions providing for indemnification by the Company or its Subsidiaries with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business), (j) relate to the Business Intellectual Property, including but not limited to Contracts granting the Company or its Subsidiaries rights to use the Business Intellectual Property, consulting agreements related to the development of Business Intellectual Property, trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (k) are otherwise material to the business, results of operations, financial condition or prospects of the Company or its Subsidiaries. All Contracts are valid, binding and in full force and effect as to the Company and its Subsidiaries, and there is no default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or its Subsidiaries nor, to the knowledge of the Company, in the performance of any other party to any such Contracts except where such default would not have a Material Adverse Effect. The Company has not entered into or is not planning to enter into any side letters, contracts or other agreements with any of the Investors other than the Transaction Documents. Neither the Company nor any of its Subsidiaries is currently a party to any oral contract of the nature that would require disclosure under this Section 3.21 if such oral contract were in writing.

Section 3.22 Litigation. Except as set forth on Schedule 3.22, there are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority, pending or, to the knowledge of the Company, threatened by or against or affecting the Company, its Subsidiaries or any of their respective properties or assets or any of the Company’s or the Company’s Subsidiaries’ officers or directors. The foregoing includes, without limitation, suits, actions, claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of the Company’s or its Subsidiaries employees, their use in connection with the business of the Company or its Subsidiaries of any information or techniques allegedly proprietary to such former employers or their obligations under any agreements with prior employers. There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator against the Company, its Subsidiaries, or to the knowledge of the Company, against any of their properties, assets or business.

Section 3.23 Absence of Changes or Events. Since December 31, 2003, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, violation or other matter that could, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.23 and except as contemplated by the Restructuring Documents, the Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Transaction Documents, since December 31, 2003, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

(a) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(b) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(d) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or any of its Subsidiaries;

(e) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(f) any creation of any Lien on any property of the Company or any of its Subsidiaries except for Liens in existence on the date of this Agreement that are described on Schedules 3.15, 3.16, 3.17 or 3.18;

(g) any write-downs of the value of any asset of the Company or its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(h) any cancellation of any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries;

(i) any capital expenditure or commitment or addition to property, plant or equipment of the Company or its Subsidiaries in excess of $100,000 individually or $200,000 in the aggregate;

(j) any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or (ii) any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000;

(k) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or any of its Subsidiaries resulting in liability or Loss in excess of $100,000;

(l) any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(m) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(n) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; or

(o) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (n).

Section 3.24 Certain Employee Matters.

(a) Except as set forth on Schedule 3.24(a), the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(b) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the

Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

Section 3.25 Benefit Plans.

(a) Schedule 3.25(a) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of ERISA, under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Investor true, correct and complete copies of (i) each Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the IRS for each Benefit Plan required to file an annual report, (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Code, and (v) copies of any existing reports for the three most recent Benefit Plan years showing compliance with discrimination rules under Sections 401(a), 401(k), 401(m), 419, 419A, 505, 501(c)(9), 105(h), 125 or 129 of the Code applicable to such Benefit Plan. Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code (i) is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status, and (ii) has or will be submitted to the IRS for a determination that it continues to be tax qualified in accordance with GUST (as defined in Revenue Procedure 2001-55, 2001-49 I.R.B. 552 (Nov. 15, 2001)) before the end of the GUST remedial amendment period (as set forth in that same Revenue Procedure or subsequent guidance from the IRS). There have been no prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of Title I of ERISA with respect to any Benefit Plan.

(b) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3.25(b), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA). There are no applications pending with the IRS or the United States Department of Labor under any voluntary compliance program regarding any Benefit Plan. Each of the Company and its Subsidiaries has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, each of the Company and its Subsidiaries has paid all contributions in accordance with the terms of the applicable Benefit Plan (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financials.

(c) The consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(d) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(e) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3.25(a), true and complete copies of which have been made available to each Investor.

(f) Each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

Section 3.26 Ranking of Notes. Except as set forth in Schedule 3.26,no Indebtedness of the Company or any of its Subsidiaries is secured or ranks senior to or pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, other than Stonehouse Royalty Payments (as defined in the Notes). As of the Closing Date, the Company and each of its Subsidiaries shall have repaid or converted into equity all Indebtedness incurred by the Company and its Subsidiaries except for the Alcatel Payables and the Indebtedness set forth on Schedule 3.26 hereto, and the Company and the Subsidiaries shall have secured the release of all Liens in connection with such Indebtedness.

Section 3.27 Alcatel Payables. As of the date hereof, the amount of Alcatel Payables does not exceed $39,300,000.

Section 3.28 Transactions with Affiliates. Except as set forth on Schedule 3.28, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any Affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through a national securities exchange or on the Nasdaq National Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3.28, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board).

Section 3.29 Investment Company. Neither the Company, nor any Person controlling the Company and its Subsidiaries, is an “investment company” required to be registered under the Investment Company Act.

Section 3.30 Insurance. Schedule 3.30 contains a true, correct and complete list of all material insurance policies (“Insurance Policies”) that are currently held by the Company and its Subsidiaries, true, correct and complete copies of which have been made available to the Investors or their representatives. All Insurance Policies are in the name of the Company or its Subsidiaries, outstanding and in full force and effect, and all premiums due with respect to such policies are currently paid. Neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies. There are and have been no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage. The Company and its Subsidiaries carry, or are covered by, insurance with companies that the Company believes as of the date of hereof to be financially sound and reputable in such amounts with such deductibles and against such risks and Losses as are reasonable for the business and assets of the Company and its Subsidiaries.

Section 3.31 Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

Section 3.32 Foreign Corrupt Practices Act, etc. Neither the Company nor any of the Subsidiaries, nor to the knowledge of Company, any director, officer, agent or employee of the Company or any of the Subsidiaries has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Authority, in the case of both (a) and (b) above in order to assist the Company or any of the Subsidiaries to obtain or retain business for, or direct business to the Company or any of the Subsidiaries, as applicable, and under circumstances which would subject the Company or any of the Subsidiaries to liability under the FCPA or any corresponding foreign laws. Neither the Company nor any of the Subsidiaries has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

Section 3.33 Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

Section 3.34 Business Practices. Neither the Company, its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything else of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company or its Subsidiaries.

Section 3.35 Approved Contractor. The Company has been designated as an approved contractor by the United States Department of Defense.

Section 3.36 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

Section 3.37 Material Subsidiaries. No Subsidiaries other than the Material Subsidiaries (a) hold material Communication Licenses, (b) is a “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act or (c) hold total assets exceeding 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

Section 3.38 Disclosure.

(a) No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(b) The Company has provided the Investors with all the information reasonably available to it that any Investor has requested for deciding whether to purchase the Notes and all information that the Company believes is reasonably necessary to enable the Investors to make such decision. The due diligence materials previously provided by or on behalf of the Company to each Investor, which are listed on Schedule 3.38(b) (the “Due Diligence Materials”), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Company acknowledges and agrees that no Investor participated in the preparation of, or has any responsibility for, the content of any Due Diligence Materials, including, without limitation, (i) the Financial Model, (ii) the Funding Expenditure Plan, (iii) the Annual Operating Budget, (iv) and the Operating and Marketing Plan (each of the items listed in clauses (i) through (iv), as defined in the Stonehouse Restructuring Agreement).

Section 3.39 The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

ARTICLE IV

Representations and Warranties of the Investors

Each Investor hereby represents and warrants with respect to only itself that:

Section 4.1 Organization and Authority. Such Investor is duly organized and validly existing as a corporation, limited partnership or a limited liability company, as applicable, and in good standing under the laws of its respective jurisdiction of organization. Such Investor has all requisite power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of the Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby has been duly authorized on the part of such Investor. The Transaction Documents to which such Investor is a party, when duly executed and delivered by such Investor, will constitute legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

Section 4.2 Securities Act. Such Investor (i) is acquiring the Notes and (ii) upon conversion of the Notes it will acquire the Conversion Shares then issuable, for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 4.3 Qualified Institutional Investor. Such Investor is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

Section 4.4 Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of a counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Investor agrees that it shall comply with the restrictions on sale of the Securities as set forth in Section 3.1 of the Registration Rights Agreement.

Section 4.5 Legends. Such Investor understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF A COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, unless otherwise required by state securities laws, (i) in connection with a sale, assignment or other transfer pursuant to a registration statement that is effective under the Securities Act, (ii) in connection with a sale, assignment or other transfer where such holder provides the Company with an opinion of a counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act and once sold, assigned or transferred, no further restrictive legend is required, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k) promulgated under the Securities Act.

Section 4.6 Experience. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

Section 4.7 Receipt of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this investment and the business, management and financial affairs of the Company and has availed itself of such opportunity to the extent that such Investor deemed necessary to make an informed investment decision. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of such Investor to rely thereon.

Section 4.8 Stonehouse Ranking. Each Investor acknowledges that the holders of Notes may not claim any rights to the Stonehouse Payments (as defined in the Notes) pursuant to the Stonehouse Royalty Agreement in the form attached hereto as Exhibit J, and to the extent that such Investor, as a holder of Notes, receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement in the form attached hereto as Exhibit J, such Investor, as a holder of Notes, agrees to turn over such payment to Stonehouse.

ARTICLE V

Conditions to the Investor’s Obligations at the Closing

The obligation of each Investor to purchase the Notes is subject to the satisfaction (or waiver by such Investor), as of the Closing Date, of the following conditions:

Section 5.1 Representations and Warranties; Covenants. The representations and warranties of the Company made in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement (with respect to the Company as a Maryland corporation) and as of the Closing Date (with respect to the Company as a Delaware corporation after giving effect to the Merger) (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), and the representations and warranties of the Company made in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date). The Company shall have performed each of the covenants and agreements of the Company contained in the Transaction Documents required to be performed at or prior to the Closing.

Section 5.2 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions set forth Sections 5.1, 5.3, 5.5 and 5.6 have been satisfied.

Section 5.3 Consents and Approvals. The Company shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any Governmental Authority (including any required consents from the FCC) or any other Person (if any) required to be obtained or made by or with respect to the Company in connection with the offer and sale of the Securities, the execution and delivery of each of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

Section 5.4 Transaction Documents. The Company shall have entered into each of the Transaction Documents to which it is a party, and each of the Transaction Documents shall be in full force and effect with respect to the Company.

Section 5.5 WIN Merger. WIN and WSI-Maryland shall have consummated the WIN Merger and shall have complied with all applicable laws and regulations in consummating the WIN Merger, including the laws of the State of Maryland and the British Virgin Islands. The Company shall have provided each Investor with evidence reasonably satisfactory to such Investor with respect to consummation of the WIN Merger.

Section 5.6 Merger. The WorldSpace Parties shall have consummated the Merger and shall have complied with all applicable laws and regulations in consummating the Merger, including the laws of the State of Maryland and the State of Delaware. The Company shall have provided each Investor with a true, correct and complete copy of the Certificate of Merger with respect to the Merger as certified by the Secretaries of State of the States of Maryland and Delaware.

Section 5.7 New Loan. The Company shall have delivered a letter of acknowledgement from Stonehouse that upon Closing, the Condition Precedent contained in Section 3.01(c) of the Stonehouse Restructuring Agreement shall be satisfied and the Restructuring (as defined therein) shall be effective.

Section 5.8 No Legal Bar. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents. No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

Section 5.9 Incumbency Certificate. The Company shall have delivered an incumbency certificate dated the Closing Date for the officers of the Company executing any of the Transaction Documents and any documents delivered in connection with the Transaction Documents and the Closing.

Section 5.10 Secretary Certificate. The Company shall have delivered a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying as to the attached copies of the Certificate of Incorporation, Bylaws and resolutions adopted by the Board authorizing the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale (or reservation for issuance, as the case may be) of the Securities.

Section 5.11 Certificate. The Company shall have delivered a copy of the Certificate of Incorporation, as filed with and certified by the Secretary of State of the State of Delaware.

Section 5.12 Good Standings. The Company shall have delivered (i) a certificate of the Secretary of State of the State of Delaware, dated within one day of the Closing Date, certifying that the Company and each of its Material Subsidiaries is in good standing in the State of Delaware, (ii) evidence reasonably satisfactory to such Investor that each Material Subsidiary is in good standing in its jurisdiction of formation, (iii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is so qualified, as of a date within five days of the Closing Date and (iv) evidence reasonably satisfactory to such Investor that each Material Subsidiary is qualified as a foreign corporation and is in good standing in each jurisdiction in which such Material Subsidiary is required to be so qualified.

Section 5.13 Legal Opinion. The Company shall have delivered an opinion dated the Closing Date of (x) Coudert Brothers LLP, counsel to the Company, in the form attached hereto as Exhibit L-1, and (y) the General Counsel to the Company, dated as of the Closing Date, in form attached hereto as Exhibit L-2 attached hereto.

Section 5.14 Pro Forma Capitalization Table. The Company shall have prepared and delivered to the Investors a true, correct and complete table reflecting the capitalization of the Company, which table shall be consistent in all material respects with Section 3.2(b) hereof and Schedule 3.2(g)(after giving effect to (i) the transactions contemplated by the Restructuring Documents and (ii) the Merger).

Section 5.15 No Indebtedness. The Company and each of its Subsidiaries shall have repaid or converted into equity all Indebtedness of the Company and its Subsidiaries except for the Alcatel Payables and the Indebtedness set forth on Schedule 5.15 hereto, and the Company shall have delivered to the Investors (a) UCC termination statements, (b) a copy of the executed Termination Agreement (the form of which is attached as Exhibit A to the Exchange Agreement), (c) a copy of each of the following agreements: the IDI Loan Agreement Note, the IDI Exchange Agreement Note, the Yenura Loan Agreement Note, the First Supplemental Yenura Loan Agreement Note and the Second Supplemental Yenura Loan Agreement Note (such terms in this clause (c) as defined in the Exchange Agreement), each marked “cancelled” or, alternatively, an indemnity agreement with respect thereto in customary form, (d) releases and (e) other evidence in form satisfactory to it of the discharge or conversion, as applicable, of such Indebtedness and the release of all Liens in connection with such Indebtedness.

ARTICLE VI

Conditions of the Company’s Obligations

The obligation of the Company to issue and sell the Securities to each Investor is subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

Section 6.1 Representations and Warranties. The representations and warranties of such Investor made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date with the same effect as if made at and as of the applicable Closing Date, except to the extent such representations and warranties expressly relate to an earlier time.

Section 6.2 Transaction Documents. Such Investor shall have entered into each of the Transaction Documents to which it is a party, and each such document shall be in full force and effect.

Section 6.3 WIN Merger. WIN and WSI-Maryland shall have consummated the WIN Merger.

Section 6.4 Merger. The WorldSpace Parties shall have consummated the Merger.

Section 6.5 No Legal Bar. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents. No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

ARTICLE VII

Covenants

Section 7.1 Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the repayment of the Alcatel Payables, working capital and other general corporate purposes and, except as set forth herein, shall not use the proceeds for (i) the repayment of any Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its equity securities.

Section 7.2 Publicity. Except as set forth in Schedule 7.1, prior to the effective date of the registration statement relating to the Company’s initial public offering (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), the Company shall consult with the Investors in issuing any press releases or otherwise making public statements or filings and other communications with respect to the transactions contemplated hereby, and none of the parties shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the others (such consent not to be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not (a) prior to the effective date of the registration statement relating to the Company’s initial public offering (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), publicly disclose the name of any Investor or include the name of any Investor, without the prior written consent of such Investor in any other press release or public statement or filing, except to the extent the Company has received a legal opinion that such disclosure is required by law, in which case the Company shall provide such Investor with prior notice of such disclosure or (b) disclose the name of any Investor or include the name of any Investor without the prior written consent of such Investor (which consent shall not be unreasonably withheld or delayed), to any third party or in any materials prepared for any third party.

Section 7.3 Additional Notes; Variable Securities; Dilutive Issuances. So long as any Investor beneficially owns any Securities, the Company will not issue any Notes other than to the Investors as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. At any time after an Effective Registration and for long as any Notes remain outstanding, the Company shall not, in any manner: (i) issue or sell any Common Stock Equivalents (which, for purposes of this Section 7.3, shall also include any rights, warrants or options to subscribe for or purchase Class B Shares and any other stock or securities convertible into or exercisable or exchangeable for Class B Shares (collectively, the “Class B Equivalents”)) that allows the holder of any such Common Stock Equivalent to convert, exchange or exercise any such Common Stock Equivalent for a number of shares of Common Stock at a conversion, exchange or exercise price, as the case may be, which varies or may vary with the market price of the Common Stock (including such convertible instruments commonly known as “death spirals” or “toxic converts”), including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Market Price (as defined in the Notes); provided that the foregoing shall not limit (A) the Company from issuing a security convertible into shares of Common Stock that provides for a “net share settlement” of such security with respect to any amount owing on such security above par upon conversion of such security after a “provisional call” of such security by the Company or (B) any holder of any warrant or Option issued pursuant to the Company’s stock option plan to purchase shares of Common Stock issued by the Company from exercising any such warrant or Option issued pursuant to the Company’s stock option plan on a “cashless” basis and (ii) enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the principal exchange or market in which the Common Stock is listed. The Company agrees that it will not lower the price at which any Common Stock Equivalents or Class B Equivalents outstanding on the Closing Date, after giving effect to (1) the transactions contemplated by the Restructuring Documents, (2) the WIN Merger and (3) the Merger, are exercisable or exchangeable for or convertible into Common Stock or Class B Shares.

Section 7.4 Corporate Existence. So long as any Investor beneficially owns any Securities, the Company shall not be party to any Change of Control transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Change of Control transactions set forth in the Notes.

Section 7.5 Voting Rights. If the Company has elected not to pay Cash Interest (as defined in the Notes) on the Notes on six consecutive Interest Dates (as defined in the Notes) and a Qualified IPO (as defined in the Notes) has not occurred, the holders of the Notes shall be entitled to elect additional directors to the Board as follows: (a) if the number of directors of the Board is six or less, the holders of the Notes shall be entitled to elect two additional directors to the Board; and (b) if the number of directors of the Board is greater than six, the holders of the Notes shall be entitled to elect the “Additional Number” of directors determined according to the following formula, which shall be rounded off to the nearest whole number:

Additional Number =	T x A
B - A

For purposes of the foregoing formula:

T = the total number of directors before election

A = the total number of Conversion Shares assuming all of the Notes were converted

B = the total number of shares of Common Stock outstanding on a fully diluted basis.

Section 7.6 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 4.4 hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 4.4 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

Section 7.7 Capital Stock. Prior to a Qualified IPO, the Company shall not amend any voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any capital stock of the Company without the prior written consent of the Investors.

Section 7.8 Class B Shares. Other than the Class B Shares issued pursuant to the Agreement of Merger and the Exchange Agreement, the Company will not issue any Class B Shares or Class B Equivalents without the consent of the Investors.

Section 7.9 Stonehouse Restructuring Agreement, Stonehouse Royalty Agreement and Restructuring Documents. The Company and each of its Subsidiaries shall not be in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained in Stonehouse Restructuring Agreement, the Stonehouse Royalty Agreement and the Restructuring Documents.

Section 7.10 Disclosure of Material Information. From and after the occurrence of an Effective Registration, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the filings made by the Company with the SEC in compliance with Regulation FD unless such Investor (i) has been provided with an opportunity to decline receipt of such information and (ii) has affirmatively agreed to receive such information as evidence by its execution of a confidentiality agreement with respect to such material, nonpublic information prior to its receipt of any such material, nonpublic information. For the purposes of this paragraph, material, nonpublic information shall not include any information (i) which the Company is contractually obligated to provide such Investor pursuant to such Investor’s rights under any Transaction Document or (ii) which such Investor obtains or is privy to because such Investor has representation (direct or indirect) on the Company’s Board of Directors, pursuant to Section 7.5 hereof or otherwise.

Section 7.11 Listing. Upon the occurrence of an Effective Registration, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks’ authorization for quotation on the principal exchange or market in which it is listed. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.11.

Section 7.12 Insurance.

(a) The Company shall use its best efforts to obtain, as promptly as reasonably practicable after the date hereof, but in any event within 120 days after the date hereof, and shall at all times thereafter maintain, in orbit insurance for each of its AfriStar and AsiaStar satellites, with a minimum coverage equal to $120 million per satellite.

(b) The Company shall use its best efforts to obtain, as promptly as reasonably practicable after the date hereof, but in any event within 120 days after the date hereof, and shall at all times thereafter maintain, life insurance for Noah A. Samara, naming the Company as beneficiary, with a minimum coverage equal to $20,000,000.

(c) The requirement for the Company to maintain such insurance as specified in clauses (a) and (b) above shall terminate upon the earlier of (i) the consummation of a Qualified IPO and (ii) such time as the Notes are no longer outstanding pursuant to conversion or redemption.

Section 7.13 Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an event of default under the terms of the Notes, the holders of the Notes shall not unreasonably diminish or impair the rights of Stonehouse under the Stonehouse Royalty Agreement, including, but not limited to, the Company’s payment obligations thereunder; provided, however, that the foregoing shall not limit, abridge, or otherwise impair such holders’ right to receive all required Principal, Interest payments, Redemption Premiums and late charges under the Notes. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the holders of the Notes shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Royalty Agreement as an executory contract.

Section 7.14 Letter Agreement from Noah A. Samara and Yenura. Noah A Samara and Yenura shall have entered into the letter agreement, dated as of December 30, 2004, in the form attached hereto as Exhibit M (the “Letter Agreement”).

Section 7.15 Debt Designation. The Company covenants and agrees that it shall not at any time and in any manner designate any Stonehouse Payment (as defined in the Notes) as Senior Indebtedness (as defined in the Notes); provided, however, that the foregoing shall not affect the provisions relating to the Stonehouse Payments set forth in Section 14(a) of the Notes and in clause (d) of the definition of Permitted Liens set forth in the Notes.

Section 7.16 Compliance With Laws. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

ARTICLE VIII

Indemnification

Section 8.1 Indemnification. Notwithstanding any termination of this Agreement, the Company agrees to indemnify, defend and hold harmless each Investor and its Affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective officers, managers, members, partners, directors, stockholders, employees, representatives and agents (all such Persons and entities being collectively referred to as the “Indemnified Parties”) to the fullest extent permitted by applicable law from and against any and all Losses (including any diminution in value of the Securities), demands, actions, causes of action, assessments, damages, liabilities, costs or expenses, including, without limitation interest, penalties, fines, fees, deficiencies, claims of damage, court and arbitration costs and fees and disbursements of attorneys, accountants, consultants and other experts as and when incurred or sustained by any Indemnified Party (collectively, “Claims”) as a result of or arising from (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) other than Claims resulting solely from the gross negligence or willful misconduct of such Indemnified Party or Claims solely brought against an Indemnified Party by any investor in such Indemnified Party, any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents and (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. The rights accorded to Indemnified Parties under this Section 8.1 shall be in addition to any rights and remedies that any Indemnified Party may have at law or in equity, by separate agreement or otherwise.

Section 8.2 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article VIII, such Indemnified Party shall, if a claim in respect thereof is to be made against the Person from whom the indemnity is sought (the Indemnifying Party”) pursuant to Article VIII, (i) notify the Indemnifying Party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Article VIII, except to the extent the Indemnifying Party is materially and actually prejudiced thereby and shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Article VIII, and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party within 15 days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, (C) in the reasonable judgment of any such Indemnified Party, based upon advice of counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party) or (D) such Indemnified Party is a defendant in an action or proceeding which is also brought against the Indemnifying Party and reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), no Indemnifying Party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the Indemnifying Party.

Section 8.3 Contribution. If the indemnification provided for in Section 8.1 from the Indemnifying Party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an Indemnified Party hereunder in respect of any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 8.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.4 Other Indemnification. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract.

Section 8.5 Indemnification Payments. The indemnification and contribution required by this Section 8 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred; provided that if a final nonappealable determination is made that the party receiving such expense payments was not entitled to such payments pursuant to the provisions of this Article VIII, then the party receiving such expense payments shall return such expense payments to the party that made such payments.

ARTICLE IX

Termination

Section 9.1 Termination. In the event that the Closing shall not have occurred on or before ten (10) Business Days from the date hereof due to the Company’s or any Investor’s failure to satisfy the conditions set forth in Article V and Article VI above (the party failing to satisfy the conditions set forth in Article V or Article VI, the “Failing Party”, and the party that has satisfied the conditions set forth in Article V or Article VI, the “Non-Failing Party”) (and the Non-Failing Party’s failure to waive such unsatisfied condition(s)), the Non-Failing Party or Parties shall have the option to terminate this Agreement with respect to such Failing Party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Article IX and the Company is the Failing Party and the Investor(s) are the Non-Failing Party or Parties, the Company shall remain obligated to reimburse the Investors for the expenses described in Section 10.1 below.

ARTICLE X

Miscellaneous

Section 10.1 Expenses. The Company shall pay or reimburse, on the Closing Date, for the fees and disbursements of Schulte Roth & Zabel LLP incurred in connection with the negotiation, execution and delivery of the Transaction Documents, in an amount not to exceed $245,000, which amount may be withheld by Highbridge International LLC from its Purchase Price at the Closing.

Section 10.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 10.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(a)	if to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

(b)	if to the Company to:

WorldSpace, Inc.
2400 N Street, NW
Washington, DC 20037
Telephone: (202) 969-6000
Facsimile: (202) 969-6001
Attention: Donald Frickel, Esq.

with a copy (for informational purposes only) to:

Coudert Brothers LLP
1114 Avenue of the Americas
New York, New York 10036-7703
Telephone: (212) 626-4400
Facsimile: (212) 626-4120
Attention: Jeffrey E. Cohen, Esq.

Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. If a notice provided for hereunder is delivered via facsimile, such notice shall be valid only if an original hard copy is delivered within 24 hours of the time such facsimile is delivered. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 10.4 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Section 10.5 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 10.6 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10.7 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 10.8 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, other than as set forth in the next sentence, including those certain confidentiality agreements (the “Confidentiality Agreements”), entered into in November and December 2004, between the Investors and the Company, and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, solely until the date of the Company’s filing of a registration statement with the SEC, the provisions of Section 1 of each of the Confidentiality Agreements shall remain in full force and effect. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities (as defined in the Registration Rights Agreement) issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 10.8 shall be binding on all Investors and holders of Securities, as applicable. Notwithstanding the foregoing, any approval of an amendment or waiver that increases the

Purchase Price to be paid by any Investor or that amends or waives any of the provisions under Article III, Article IV, Sections 7.2, 7.3, 7.10, Article V, Article VIII, Article IX and Article X shall not be effective as to such Investor without the prior written consent of such Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

Section 10.9 Successors and Assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities, including by merger or consolidation. An Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of Securities, other than a transferee who shall acquire such Securities in a Public Sale. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 10.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11 Survival. The representations and warranties of the Company and the Investors contained in Article III and Article IV and the agreements and covenants set forth in Article VII, Article VIII, Article IX and Article X shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

Section 10.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.14 Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

Section 10.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor or the breach of any representation or warranty of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WORLDSPACE, INC., a Delaware Corporation

By:	/S/ Noah A. Samara
Name: Noah A. Samara
Title: Chairman & CEO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WORLDSPACE, INC., a Maryland Corporation

By:	/S/ Noah A. Samara
Name: Noah A. Samara
Title: Chairman & CEO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/S/ Adam J. Chill
Name: Adam J. Chill
Title: Managing Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

AMPHORA LIMITED

By: AMARANTH ADVISORS L.L.C., Its Trading Advisor

By:	/s/ Karl J. Wachter
Name: Karl J. Wachter
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

OZ MASTER FUND, LTD.

By: OZ MANAGEMENT, L.L.C., Its Investment Manager

By:	/s/ Joel Frank
Name: Joel Frank
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

AG DOMESTIC CONVERTIBLES, L.P.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:	/s/ Joseph Wekselblatt
Name: Joseph Wekselblatt
Title: CFO

Investors:

AG OFFSHORE CONVERTIBLES, LTD.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:	/S/ Joseph Wekselblatt
Name: Joseph Wekselblatt
Title: CFO

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

CITADEL EQUITY FUND LTD.

By: CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By: GLB PARTNERS, L.P., Its General Partner

By: CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:	/S/ David Snyderman
Name: David Snyderman
Title: Senior Managing Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Investors:

CITADEL CREDIT TRADING LTD.

By: CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By: GLB PARTNERS, L.P., Its General Partner

By: CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:	/S/ David Snyderman
Name: David Snyderman
Title: Senior Managing Director

SCHEDULE OF INVESTORS

(1) Investor	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	(4) Purchase Price	(6) Legal Representative’s Address and Facsimile Number

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch /Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 and Attention: Andrew Martin Facsimile: (212) 755-4250 Telephone: (212) 287-4700 Residence: Cayman Islands	$55,000,000	$55,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands	$55,000,000	$55,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

OZ Master Fund, Ltd.	c/o OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019 Attention: Joel M. Frank Facsimile: (212) 790-0150 Telephone: (212) 790-0160 Residence: Cayman Islands	$15,000,000	$15,000,000

AG Offshore Convertibles, Ltd.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue - 26th Floor New York, New York 10167 Attention: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:	$10,000,000	$10,000,000	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Doug Cifu, Esq. and Jon Yoder, Esq. Facsimile: (212) 492-0152 Telephone: (212) 373-3152

AG Domestic Convertibles, L.P.	c/o Angelo, Gordon & Co., L.P.	5,000,000	5,000,000	Paul, Weiss, Rifkind, Wharton &
	245 Park Avenue - 26th Floor New York, New York 10167 Attn: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:			Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Doug Cifu, Esq. and Jon Yoder, Esq. Facsimile: (212) 492-0152 Telephone: (212) 373-3152

Citadel Equity Fund Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	$13,800,000	$13,800,000	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000

Citadel Credit Trading Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	$1,200,000	$1,200,000	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000

Exhibit A

[FORM OF CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, AND IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

WORLDSPACE, INC.

CONVERTIBLE NOTE

Issuance Date: December 30, 2004	Principal: U.S. $

FOR VALUE RECEIVED, WorldSpace, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [NAME OF BUYER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined below) (collectively, the “Notes” and such other Convertible Notes, the “Additional Notes”). Certain capitalized terms used herein are defined in Section 29.

(1) MATURITY. On the Maturity Date, the Holder shall surrender the Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be December 31, 2014.

(2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each March, June, September and December (the period of such accruing interest being referred to as an “Interest Period”) during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being March 31, 2005. Interest shall be payable on each Interest Date for the applicable Interest Period, to the record holder of this Note on the applicable Interest Date, entirely in cash (“Cash Interest”) or, at the option of the Company, entirely by increasing the amount of Principal outstanding under this Note (“Accreted Interest”); provided that the Interest which accrued during any period shall be payable as Accreted Interest if, and only if, the Company delivers written notice of such election (each, an “Interest Election Notice”) to each holder of the Notes at least twenty (20) Business Days prior to the applicable Interest Date (each, an “Interest Election Date”). Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). If an Event of Default occurs and such Event of Default is subsequently cured, the adjustment referred to in Section 29(xix)(6) shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of Class A Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Class A Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, the Company shall round such fraction of a share of Class A Common Stock up to the nearest whole share. The Company shall pay any and all taxes (excluding any taxes on the income of the Holder) that may be payable with respect to the issuance and delivery of shares of Class A Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Class A Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination the lesser of (x) the Pre-IPO Conversion Price and (y) the Post-IPO Conversion Price, each subject to adjustment as provided herein.

(iii) “Effectiveness Failure Pre-IPO Conversion Price” means in the event that a registration statement under the Securities Act relating to a Qualified IPO is not declared effective by the SEC prior to the one year anniversary of the Issuance Date, (x) if no adjustment has previously been made to the Pre-IPO Conversion Price as a result of the application of the provisions set forth in the definition of Filing Failure Pre-IPO Conversion Price, $8.21 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), or (y) otherwise, $7.86 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

(iv) “Filing Failure Pre-IPO Conversion Price” means in the event that the Company fails to file a registration statement under the Securities Act with the SEC relating to a Qualified IPO prior to the six month anniversary of the Issuance Date, $8.21 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

(v) “Initial Pre-IPO Conversion Price” means $8.45 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

(vi) “Post-IPO Conversion Price” means, from and after an Effective Registration, the lesser of (x) the Pre-IPO Conversion Price then in effect and (y) the product of (A) 0.90 and (B) the public offering price of the Class A Common Stock pursuant to such registration statement.

(vii) “Pre-IPO Conversion Price” means the lowest of (x) the Initial Pre-IPO Conversion Price, (y) the Filing Failure Pre-IPO Conversion Price and (z) the Effectiveness Failure Pre-IPO Conversion Price.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Class A Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the

Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before 4:00 p.m., New York Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent, if any (the “Transfer Agent”). On or before 4:00 p.m., New York Time, on the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent, if any, is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Class A Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the foregoing is not applicable, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Class A Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If, at any time, the Company shall fail to issue a certificate to the Holder or, from and after an Effective Registration, credit the Holder’s balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Class A Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Class A Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In lieu of the foregoing, if within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Class A

Common Stock to deliver in satisfaction of a sale by the Holder of Class A Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Holder may elect to require the Company to, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Class A Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Class A Common Stock) shall terminate, or (ii) in the case of an Effective Registration, promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Class A Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Class A Common Stock times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of each such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Class A Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Class A Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d) Limitations on Conversions. From and after an Effective Registration and other than in connection with a Fundamental Transaction, the Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of

Class A Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Additional Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes. Notwithstanding anything in this Section 3(d) to the contrary, it is agreed and understood that the limitation on conversions contained in this Section 3(d) shall in no way limit any of the Company’s rights under Sections 8(a) and 8(c) of this Note.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), if any, or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an allowable Blackout Period (as defined in the Registration Rights Agreement));

(ii) from and after the Effective Registration, the suspension from trading or failure of the Class A Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period; provided, however, that such suspension or failure shall not be deemed an Event of Default if it is a result of any action or actions taken by the SEC or the Eligible Market on which the Class A Common Stock is then listed, which action or actions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Class A Common Stock within ten (10) Business Days after the applicable Conversion Date, or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Class A Common Stock that is tendered in accordance with the provisions of the Notes;

(iv) at any time following the twentieth (20th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Class A Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise); provided, however, that such deficiency shall not be deemed to be an Event of Default to the extent, but only to the extent, that it was the result of an unscheduled closure of the applicable regulatory offices or governmental agencies necessary to increase the Holder’s Authorized Share Allocation;

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(vi) any default under (after the expiration of all applicable grace periods), redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries, which individually or in the aggregate is equal to or greater than $5,000,000 principal amount of Indebtedness (other than with respect to any Additional Notes);

(vii) the Company or any of its Material Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Material Subsidiaries or (C) orders the liquidation of the Company or any of its Material Subsidiaries;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(x) the Company breaches any representation, warranty, covenant or agreement in any Transaction Document that would have a Material Adverse Effect (as defined in the Securities Purchase Agreement), or the Company breaches any of the representations or warranties set forth in Sections 3.32, 3.33, 3.34 or 3.35 of the Securities Purchase Agreement or the covenant set forth in Section 7.16 of the Securities Purchase Agreement, except, in the case of a breach of a covenant (other than Section 7.16 of the Securities Purchase Agreement) which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(xi) any breach of any representation, warranty, covenant or agreement set forth in the Letter Agreement (as defined in the Securities Purchase Agreement);

(xii) any breach or failure in any respect to comply with Section 14 of this Note; or

(xiii) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Additional Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) from and after an Effective Registration, the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Class A Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

(c) Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an Event of Default, the Holder agrees that the Stonehouse Royalty Agreement (as defined in the Securities Purchase Agreement) in the form attached as Exhibit J to the Securities Purchase Agreement, and the obligations of the Company thereunder to make the Stonehouse Payments shall follow the assets of the Company and shall not be diminished or otherwise impaired by any affirmative action or actions of the Holder including the exercise of any remedies; provided, however, that the foregoing shall not limit, abridge, or otherwise impair the Holder’s right to receive all required Principal, Interest, redemption payments and Late Charges under this Note. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the Holders shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement as an executory contract

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and satisfactory to the Required Holders (the “Successor Note”) and (ii) from and after an Effective Registration, the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock or equivalent equity security is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the

Company under this Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control (but from and after an Effective Registration, not prior to the public announcement of such Change of Control), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period (the “Change of Control Measuring Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price (the “Change of Control Redemption Price”) equal to the greatest of (i) the sum of (A) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (I) the Closing Sale Price of the Class A Common Stock immediately following the public announcement of such proposed Change of Control by (II) the Conversion Price and (B) the Present Value of Interest, or (ii) the sum of (A) the value of the consideration, assuming that the entire Conversion Amount being redeemed were converted into shares of Class A Common Stock at the then prevailing Conversion Rate, issuable per share of Common Stock in such Change of Control for the entire Conversion Amount being redeemed and (B) the Present Value of Interest (if any) and (iii) the sum of (A) the Conversion Amount being redeemed and (B) the Present Value of Interest (if any). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. In addition to the foregoing, at the time of the consummation of any such Change of Control, the Company shall pay to the Holder an amount in cash equal to the Present Value of Interest (if any) for any Conversion Amount converted pursuant to the provisions of Section 3 hereof during the Change of Control Measuring Period. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into shares of Class A Common Stock pursuant to Section 3.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in the event that the Class A Common Stock remains outstanding after any such Corporate Event, in addition to the shares of Class A Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Class A Common Stock had such shares of Class A Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in the event that the Class A Common Stock is no longer outstanding after any such Corporate Event, in lieu of the shares of Class A Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Class A Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. Notwithstanding this Section (6)(b), in no event shall the Company be obligated to distribute any Purchase Rights pursuant to this Section (6)(b) if and to the extent that it has distributed such Purchase Rights to the Holder pursuant to Section (6)(a).

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date and prior to the consummation of a Qualified IPO, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold or deemed to have been issued or sold by the Company with respect to Options to acquire up to 6,000,000 shares of Common Stock that may be awarded by the Company solely to employees, officers and directors for services provided to the Company) for a consideration per share (the “New Issuance Price”) less than a price (the “Pre-Qualified IPO Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing issuance, a “Pre-Qualified IPO Dilutive Issuance”), then immediately after such Pre-Qualified IPO Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. If and whenever on or after the consummation of a Qualified IPO, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold or deemed to have been issued or sold by the Company in each case solely in connection with any Excluded Security) for a consideration per share less than a price (the “Post-Qualified IPO Applicable Price”) equal to the Market Price then in effect (the foregoing issuance, a “Post-Qualified IPO Dilutive Issuance”), then immediately after such Post-Qualified IPO Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (i) the Conversion Price in effect immediately prior to such issuance or sale and (ii) the quotient determined by dividing (A) the sum of (1) the product derived by multiplying the Post-Qualified IPO Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Post-Qualified IPO Dilutive Issuance plus (2) the consideration, if any, received by the Company upon such Post-Qualified IPO Dilutive Issuance, by (B) the product derived by multiplying (1) the Post-Qualified IPO Applicable Price by (2) the number of shares of Common Stock Deemed Outstanding immediately after such Post-Qualified IPO Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Pre-Qualified IPO Applicable Price or the Post-Qualified IPO Applicable Price, as the case may be, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon granting or sale of the Option, (B) upon exercise of the Option and (C) upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Pre-Qualified IPO Applicable Price or the Post-Qualified IPO Applicable Price, as the case may be, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon the issuance or sale of the Convertible Security and (B) upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made (x) pursuant to this Section (7)(a)(iii) if an adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a) in connection therewith or (y) if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any

Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8) COMPANY’S RIGHT OF REDEMPTION.

(a) Mandatory Redemption. If at any time from and after the later of (x) the eighteenth month anniversary of the Issuance Date and (y) the one year anniversary of the consummation of a Qualified IPO (such later date being the “Mandatory Redemption Eligibility Date”), (i) the Weighted Average Price of the shares of Class A Common Stock exceeds 150% of the public offering price per share of Class A Common Stock in the Qualified IPO for each of twenty (20) consecutive Trading Days following the Mandatory Redemption Eligibility Date (such twenty (20) consecutive Trading Day period being the “Mandatory Redemption Measuring Period”) and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Holder from and including the Mandatory Redemption Notice Date (as defined below) through and including the Mandatory Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note, as designated in the Mandatory Redemption Notice, as of the Mandatory Redemption Date (a “Mandatory Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company at a price equal to the sum of (x) the Conversion Amount being redeemed and (y) the Present Value of Interest applicable to such Conversion Amount (the “Mandatory Redemption Price”) on the date which is thirty (30) days after its delivery of a Mandatory Redemption Notice (the “Mandatory Redemption Date”). The Company may exercise its right to require redemption under this Section 8(a) by delivering within not more than two (2) Trading Days following the end of such Mandatory Redemption Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Redemption Notice” and the date all of the holders received such notice is referred to as the “Mandatory Redemption Notice Date”). The Company may deliver no more than two Mandatory Redemption Notices hereunder and each such Mandatory Redemption Notice shall be irrevocable. The Mandatory Redemption Notice shall state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Mandatory Redemption from all of the holders of the Notes pursuant to this Section 8(a) (and analogous provisions under the Additional Notes) and the Present Value of Interest to be paid to such Holders on the Mandatory Redemption Date. All Conversion Amounts converted by the Holder after the Mandatory Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Mandatory Redemption Date and the Holder shall be entitled to receive from the Company, on the applicable Conversion Date, an amount in cash equal to the Present Value of Interest of any such Conversion Amount. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 12.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a redemption of all or any portion of the Conversion Amount of this Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to the Additional Notes.

(c) Additional Mandatory Redemption. If at any time from and after the third anniversary of the Issuance Date (the “Additional Mandatory Redemption Eligibility Date”), the Equity Conditions shall have been satisfied or waived in writing by the Holder from and including the Additional Mandatory Redemption Notice Date (as defined below) through and including the Additional Mandatory Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note, as designated in the Additional Mandatory Redemption Notice, as of the Additional Mandatory Redemption Date (an “Additional Mandatory Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(c) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the “Additional Mandatory Redemption Price”) on the date which is thirty (30) days after its delivery of a Additional Mandatory Redemption Notice (the “Additional Mandatory Redemption Date”). The Company may exercise its right to require redemption under this Section 8(c) by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Additional Mandatory Redemption Notice” and the date all of the holders received such notice is referred to as the “Additional Mandatory Redemption Notice Date”). The Company may deliver no more than two Additional Mandatory Redemption Notices hereunder and each such Additional Mandatory Redemption Notice shall be irrevocable. The Additional Mandatory Redemption Notice shall state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Additional Mandatory Redemption from all of the holders of the Notes pursuant to this Section 8(c) (and analogous provisions under the Additional Notes). All Conversion Amounts converted by the Holder after the Additional Mandatory Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Additional Mandatory Redemption Date. Redemptions made pursuant to this Section 8(c) shall be made in accordance with Section 12.

(d) Pro Rata Redemption Requirement. If the Company elects to cause a redemption of all or any portion of the Conversion Amount of this Note pursuant to Section 8(c), then it must simultaneously take the same action with respect to the Additional Notes.

(9) HOLDER’S RIGHT OF OPTIONAL REDEMPTION. The Holder shall have the right, in its sole discretion to require that the Company redeem all or any portion of this Note (a “Holder Optional Redemption”) on the third anniversary of the Issuance Date by delivering written notice thereof (a “Holder Optional Redemption Notice”) to the Company at any time prior to and including the date which is twenty (20) days prior to the third anniversary of the Issuance Date. The Holder Optional Redemption Notice shall indicate the Conversion Amount the Holder is electing to have redeemed. The portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the “Holder Optional Redemption Price” and, collectively with the Event of Default Redemption Price, the Change of Control Redemption Price, the Mandatory Redemption Price and the Additional Mandatory Redemption Price, the “Redemption Prices” and, each a “Redemption Price”). Within one Business Day of receipt of a Holder Optional Redemption Notice, the Company shall inform in writing all holders of Additional Notes that a Holder Optional Redemption Notice has been received by the Company. Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 12. The Holder may deliver one Holder Optional Redemption Notice hereunder which shall be irrevocable.

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued shares of Class A Common Stock a number of shares of Class A Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Notes, 120% of the number of shares of Class A Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Class A Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Class A Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Class A Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Class A Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(12) HOLDER’S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price or Holder Optional Redemption Price to the Holder within five

Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice or the Holder Optional Redemption Notice, as the case may be. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Class A Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Additional Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note, Section 7.5 of the Securities Purchase Agreement, or any other Transaction Documents.

(14) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Additional Notes and (b) prior to the consummation of a Qualified IPO, shall not be subordinate to any Indebtedness. All payments due under this Note shall be senior to all other Indebtedness of the Company and its Subsidiaries other than (x) Permitted Pari Passu Indebtedness and (y) the Stonehouse Payments (and as to the Stonehouse Payments, this provision shall to continue to be applicable following consummation of a Qualified IPO).

(b) Incurrence of Indebtedness. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Additional Notes and (ii) Permitted Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e) Stonehouse Payments. Notwithstanding the foregoing, the Holder agrees not to claim any rights to the Stonehouse Payments pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, and to the extent that such Holder receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement, the Holder agrees to turn over such payment to Stonehouse.

(15) SUBORDINATION TO SENIOR INDEBTEDNESS.

(a) Subordination. From and after the consummation of a Qualified IPO, the Indebtedness represented by this Note and the payment of any Principal, Interest, Late Charges, redemption amount, liquidated damages, fees, expenses or any other amounts in respect of this Note shall be expressly made subordinate and junior and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company incurred thereafter.

(b) Payment upon Dissolution, Etc. In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization in bankruptcy of the Company (each, a “Proceeding”), all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note and, during the continuance of any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled with respect to any Subordinated Indebtedness but for the provisions of this Section 15 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder or any holders of the Notes; provided, however, that notwithstanding anything to the contrary, in any event the Holder shall be entitled to receive and retain any and all Junior Securities (as defined below).

(c) Certain Rights. Nothing contained in this Section 15 or elsewhere in this Note or any other Transaction Document, is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(d) Rights of Holders Unimpaired. The provisions of this Section 15 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 15 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the Principal hereof (and premium, if any), accrued Interest hereon and all other Subordinated Indebtedness payable hereunder, all in accordance with the terms of this Note.

(e) Junior Securities. As used herein, “Junior Securities” means debt or equity securities of the Company as reorganized or readjusted, or debt or equity securities of the Company or any other Person provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a Proceeding under any applicable law, so long as in the case of debt securities, such Junior Securities are subordinated in right of payment to all Senior Indebtedness and to whatever is issued to the holders of the Senior Indebtedness on account of the Senior Indebtedness, to the same extent as, or to a greater extent than, the Subordinated Indebtedness is so subordinated as provided for herein.

(16) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into shares of Class A Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Class A Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Note or the Additional Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Notes, including, without limitation, modifying the definition contained in Section 29(xix), (ii) reduce the amount of Principal, or extend the Maturity Date, of the Notes, (iii) make any change that impairs or adversely affects the conversion rights of the Notes (including, without limitation, the provisions contained in Sections 7 and 11 hereof), (iv) reduce any of the Redemption Prices, or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (v) modify the provisions with respect to the right of the holders of the Notes to cause the Company to redeem the Notes pursuant to Sections 4(b), 5(b) and 9 herein and the analogous provisions of the Additional Notes (including, without limitation, modifying Section 4(a) hereof or any of the definitions contained in Section 29(iv) and (xvi)); (vi) make any Interest or Principal on the Notes payable other than as set forth herein and in the Additional Notes; (vii) impair the right of any holder of Notes to receive payment of Principal or Interest or other payments due under the Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder; (viii) change the ranking of this Note or any Additional Notes in a manner adverse to the holder thereof; or (ix) modify any of the provisions of, or impair the right of any holder of Notes under, Section 6, this Section 17, Section 18, Section 20 and Section 25(b) hereof or the analogous provisions of the Additional Notes. Notwithstanding anything in this Note to the contrary, the provisions of Sections 4(c), 14(a) (solely as such Section relates to the Stonehouse Payments) and 14(e) of this Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of Stonehouse, which is a third party beneficiary of such provisions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is offered to be paid or is paid to all holders. So long as any Notes remain outstanding, at no time shall the Company or any of its Subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Notes unless the Company or such Subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder’s percentage ownership of then outstanding Notes) and on identical terms.

(18) TRANSFER. Subject to Section 3.1 of the Registration Rights Agreement, this Note and any shares of Class A Common Stock issued upon the conversion of this Note may be offered, sold, assigned or transferred by the Holder provided that (i) such shares of Class A Common Stock or shares of Class A Common Stock issuable upon the conversion of the Note are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, the Holder provides the Company with an opinion of counsel selected by the Holder in form reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Note may be made without registration under the applicable requirements of the Securities Act, or (iii) the Holder provides the Company with reasonable assurance that the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Note can be sold, assigned or transferred pursuant to Rule 144.

(19) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(20) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial holders of this Note and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(23) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of this Note, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(26) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(29) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(i) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii) “Bloomberg” means Bloomberg Financial Markets.

(iii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iv) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(v) “Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.01 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of Class A common stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).

(vi) “Closing Bid Price” and “Closing Sale Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(vii) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(viii) “Common Stock” means, collectively, the Class A Common Stock and the Company’s Class B common stock, par value $.01 per share.

(ix) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes.

(x) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto

(xi) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(xii) “Effective Registration” means that the Class A Common Stock is registered pursuant to Section 12 or Section 15 of the Exchange Act.

(xiii) “Eligible Market” means The New York Stock Exchange, Inc, the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market.

(xiv) “Equity Conditions” means that each of the following conditions is satisfied: (a) on each day during the period beginning thirty (30) Trading Days prior to the beginning of the applicable Mandatory Redemption Measuring Period and ending on and including the Redemption Date, either (1) a Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Blackout Periods (as defined in the Registration Rights Agreement) or (2) all shares of Class A Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws and without the need for registration under any applicable federal or state securities laws; (b) on each day during the Mandatory Redemption Measuring Period through the Redemption Date, the Class A Common Stock is designated for quotation on the New York Stock Exchange or Nasdaq National Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one (1) day and occurring prior to the applicable date of determination due to business announcements by the Company or suspensions resulting from any action or actions taken by such exchange or market which are generally applicable to and affect all issuers with a class of securities listed on such exchange or market) nor shall delisting or suspension by such exchange or market been threatened or pending either (1) in writing by such exchange or market or (2) by falling below the minimum listing maintenance requirements of such exchange or market; (c) on each day during the Mandatory Redemption Measuring Period through the Redemption Date, there shall not have occurred either (1) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (2) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; and (d) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(xv) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xvi) “Excluded Securities” means any Common Stock issued or issuable: (a) in connection with any Approved Stock Plan; (b) upon conversion of the Notes; (c) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company of at least $75,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act (unless such offering is executed on an “agency” basis pursuant to which an underwriter makes unsolicited sales of Class A Common Stock solely through the principal security exchange or trading market of the Class A Common Stock, in which case such equity sales would be permitted) and “equity lines”); and (d) upon conversion of any Options or Convertible Securities set forth on Schedule 3.2(f) to the Securities Purchase Agreement and which are outstanding as of the Closing (as defined in the Securities Purchase Agreement), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date.

(xvii) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (c) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Stock, or (f) if at any time prior to a Qualified IPO, Noah Samara shall cease to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of unencumbered shares of Common Stock not subject to any Lien in an amount equal to not less than 50% of the outstanding shares of Common Stock.

(xviii) “GAAP” means United States generally accepted accounting principles, consistently applied.

(xix) “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

(xx) “Interest Rate” means five percent (5%) per annum, subject to increase as provided below and elsewhere in this Note:

(1) In the event that the Company incurs any Permitted Pari Passu Indebtedness prior to the consummation of a Qualified IPO, a rate per annum equal to the greatest of (x) 5%, (y) 10% if the Company issues any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock in connection with, or relating to, the incurrence of such Permitted Pari Passu Indebtedness and (z) the rate of interest payable on any such Permitted Pari Passu Indebtedness;

(2) In the event that the Company has not consummated a Qualified IPO prior to the second anniversary of the Issuance Date, then from and after the second anniversary of the Issuance Date, a rate per annum equal to the greater of (x) the Interest Rate otherwise then in effect and (y) 10%;

(3) In the event that the Company fails to file a registration statement with the SEC relating to a Qualified IPO prior to the six month anniversary of the Issuance Date, then only to the extent that the Interest Rate has not been previously increased pursuant to clause (1) of this definition, a rate per annum equal to the Interest Rate otherwise then in effect plus one percent (1%);

(4) In the event that a registration statement relating to a Qualified IPO is not declared effective by the SEC prior to the one year anniversary of the Issuance Date, then only to the extent that the Interest Rate has not been previously increased pursuant to clause (1) of this definition, a rate equal to the Interest Rate otherwise then in effect plus one percent (1%);

(5) In the case of calculating any Accreted Interest, the Interest Rate otherwise then in effect plus two percent (2%); and

(6) From and after the occurrence of an Event of Default, the greater of (x) the Interest Rate otherwise then in effect and (y) fifteen percent (15%).

(xxi) “Market Price” means, for any security as of any date, the arithmetic average of the Weighted Average Price for the Class A Common Stock for the preceding ten (10) Trading Days.

(xxii) “Material Subsidiary” means (a) such Subsidiaries identified as Material Subsidiaries in Schedule 3.3 of the Securities Purchase Agreement or (b) any “Significant Subsidiary,” existing from time to time, as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act,.

(xxiii) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities

(xxiv) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxv) “Permitted Indebtedness” means (A) Permitted Pari Passu Indebtedness and (B) Subordinated Indebtedness.

(xxvi) “Permitted Liens” means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (d) any Lien in favor of Stonehouse solely with respect to the Stonehouse Royalty Accounts granted pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement only to the extent of Stonehouse Payments required to be deposited by the Company in the Stonehouse Royalty Accounts pursuant to the Stonehouse Royalty Agreement, (e) Liens incurred in connection with any Permitted Indebtedness provided that the Notes are secured ratably with any such secured Permitted Indebtedness, and (f) Liens securing the Company’s obligations under the Notes.

(xxvii) “Permitted Pari Passu Basket” means an amount equal to (i) $175,000,000 minus (ii) the Principal then outstanding under the Notes.

(xxviii) “Permitted Pari Passu Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by the Company under or in connection with any Indebtedness that is not Subordinated Indebtedness; provided, however, that (1) the aggregate amount of such Permitted Pari Passu Indebtedness (taking into account the maximum amounts which may be advanced, including pursuant to any letters of credit, under the loan documents evidencing such Permitted Pari Passu Indebtedness) does not as of the date on which such Permitted Pari Passu Indebtedness is incurred exceed the Permitted Pari Passu Indebtedness Amount, (2) such Permitted Pari Passu Indebtedness affirmatively provides that it will at no time, respective of base rate used, bear a rate of interest per annum (including commitment and similar per annum fees) in excess of the market rate per annum at the time of issuance for securities of issuers with substantially the same credit rating as the Company and (3) such Permitted Pari Passu Indebtedness is not owed to Yenura Pte. Ltd. or any Person affiliated with Yenura Pte. Ltd.

(xxix) “Permitted Pari Passu Indebtedness Amount” means either (i) the Permitted Pari Passu Basket or (ii) in the event that the amount of the Alcatel Payables (as defined in the Securities Purchase Agreement) is greater than the amount of the Pari Passu Basket, the amount of the Alcatel Payables.

(xxx) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxxi) “Present Value of Interest” means the aggregate net present value of the remaining scheduled payments of interest, if any, that, but for the redemption or conversion of this Note, would have accrued under this Note during the period from the applicable conversion or redemption date, as the case may be, through the third anniversary of the Issuance Date, calculated at 102% of the yield to maturity of United States Treasury notes with a one-year maturity, as published in the Wall Street Journal (eastern edition) on the date which is three (3) Business Days before any applicable conversion or redemption date.

(xxxii) “Principal Market” means the principal stock exchange or trading market for the Class A Common Stock, if any.

(xxxiii) “Qualified IPO” means the Company’s sale of its shares of Class A Common Stock in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $7.50 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $100,000,000 and after which the shares of Class A Common Stock are listed either on The New York Stock Exchange, Inc. or admitted for trading on the Nasdaq National Market.

(xxxiv) “Redemption Premium” means (a) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xiii), 125% or (b) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 100%.

(xxxv) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes.

(xxxvi) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(xxxvii) “Rule 144(k)” means Rule 144(k) promulgated under the Securities Act and any successor provision thereto.

(xxxviii) “SEC” means the United States Securities and Exchange Commission.

(xxxix) “Securities Act” means the Securities Act of 1933, as amended.

(xl) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(xli) “Senior Indebtedness” means Indebtedness incurred by the Company after the consummation of a Qualified IPO that is made expressly senior in right of payment to the Indebtedness evidenced by this Note.

(xlii) “Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands company.

(xliii) “Stonehouse Payments” means the Stonehouse Royalty Payments and the Stonehouse Scale Down Fees.

(xliv) “Stonehouse Royalty Accounts” means those bank accounts established pursuant to which funds are deposited in accordance with Section 2.01 of the Stonehouse Royalty Agreement, in the form attached as Exhibit J to the Securities Purchase Agreement.

(xlv) “Stonehouse Royalty Payments” means any accrued but unpaid Royalty Payments (as defined in, and calculated pursuant to, the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(xlvi) “Stonehouse Scale Down Fees” means any accrued but unpaid Scale Down Fee (as defined in and calculated pursuant to the Stonehouse Royalty Agreement in the form attached as Exhibit J to the Securities Purchase Agreement).

(xlvii) “Subordinated Indebtedness” means Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date or later and (2) total interest and fees at a rate in excess of 10 percent (10%) per annum.

(xlviii) “Subscription Date” means December 30, 2004.

(xlix) “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(l) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that from and after an Effective Registration, if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(li) “Trading Day” means any day on which the Class A Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Class A Common Stock, then on the principal securities exchange or securities market on which the Class A Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Class A Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Class A Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(lii) “Transaction Documents” means this Note, the Securities Purchase Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

(liii) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

WORLDSPACE, INC.

By:
Name:
Title:

Exhibit B

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of December 30, 2004 by and among WorldSpace, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. On December 30, 2004, the Company and the Investors entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which, on the date hereof, the Company is issuing, and the Investors are purchasing, convertible notes of the Company (the “Notes”).

B. The Notes are convertible into Common Shares (as defined below).

C. In order to induce the Investors to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Agents” has the meaning set forth in Section 5.1.

“Agreement” has the meaning set forth in the Preamble.

“Blackout Notice” has the meaning set forth in Section 2.10.

“Blackout Period” has the meaning set forth in Section 2.10.

“Blue Sky Filing” has the meaning set forth in Section 5.1.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Claims” has the meaning set forth in Section 5.1.

“Common Shares” means the shares of the Company’s Class A common stock, par value $0.01 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of Class A common stock.

“Company” has the meaning set forth in the Preamble.

“Conversion Shares” means the Common Shares, or other equity securities issued or issuable upon conversion of the Notes.

“Demand Registration” means a registration required to be effected by the Company pursuant to Section 2.1.

“Demand Registration Effectiveness Deadline” has the meaning set forth in Section 2.1(a).

“Demand Registration Filing Deadline” has the meaning set forth in Section 2.1(a).

“Demand Registration Lock-Up Period” has the meaning set forth in Section 2.1(h).

“Demand Registration Statement” means a registration statement of the Company in respect of a Demand Registration pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Effectiveness Deadline” has the meaning set forth in Section 2.3(a).

“Effectiveness Failure” has the meaning set forth in Section 2.8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Filing Deadline” has the meaning set forth in Section 2.3(a).

“Filing Failure” has the meaning set forth in Section 2.8(a).

“Holders” means the Investors and any other holder of Registrable Securities to whom the registration rights set forth in this Agreement have been assigned in accordance with the terms of this Agreement. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds any Notes (or securities issued by the Company with respect to, in exchange for, or in substitution of the Notes) convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights, and Registrable Securities issuable upon conversion, exchange or exercise of any such security shall be deemed outstanding for the purposes of this Agreement.

“Holders’ Counsel” means one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration, by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) in all other cases, by the Majority Holders of the Registration.

“Incidental Registration” means a registration required to be effected by the Company pursuant to Section 2.2.

“Incidental Registration Statement” means a registration statement of the Company in respect of an Incidental Registration pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Initial Public Offering” means the first public offering of any class of securities of the Company pursuant to a registration statement filed with and declared effective by the SEC.

“Initiating Holders” means, with respect to a particular Demand Registration, the Holders who initiated the Request for such registration, which may only be a Lead Investor or if the Lead Investors cease to hold any Registrable Securities, any Holder or Holders of $40 million or more of aggregate principal amount of Notes or Conversion Shares issued upon conversion of such aggregate principal amount of Notes.

“Inspectors” has the meaning set forth in Section 4.1(g).

“Investors” has the meaning set forth in the Preamble.

“Lead Investors” means each of Highbridge International LLC, Amphora Limited and their respective Affiliates who are Holders.

“Lock-Up Agreement” has the meaning set forth in Section 3.1.

“Maintenance Failure” has the meaning set forth in Section 2.8(a).

“Majority Holders” means the Holders of at least a majority of the outstanding Registrable Securities.

“Majority Holders of the Registration” means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

“NASD” means the National Association of Securities Dealers, Inc.

“Non-Public Incidental Registration Notice” has the meaning set forth in Section 2.2(a).

“Non-Public Incidental Registration Notice Period” has the meaning set forth in Section 2.2(a).

“Non-Public IPO Registration Notice” has the meaning set forth in Section 2.4.

“Non-Public IPO Registration Notice Period” has the meaning set forth in Section 2.4.

“Notes” has the meaning set forth in the Preamble.

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Qualified Public Offering” means the first occurrence with respect to the Company of a firm commitment, fully underwritten Initial Public Offering in the United States of Common Shares that is (i) conducted by a nationally recognized investment banking firm, (ii) has an offering price per share of not less than $7.50, (iii) yields gross proceeds to the Company of not less than $100 million and (iv) after which the Common Shares are listed on either The New York Stock Exchange, Inc., or the Nasdaq National Market.

“Qualified Public Offering Lock-Up Period” has the meaning set forth in Section 3.1.

“Records” has the meaning set forth in Section 4.1(g).

“Registrable Securities” means (i) the Conversion Shares, and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (C) such securities shall have ceased to be outstanding, or (D) such securities shall be eligible for resale pursuant to Rule 144(k) of the Securities Act (or any successor provision thereof having similar effect).

“registration” refers to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registration Default Payments” has the meaning set forth in Section 2.8(a).

“Registration Expenses” means any and all expenses incident to performance of or compliance with this Agreement by the Company and its Subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Holders’ Counsel, which amount shall be limited to $25,000 per registration, (vi) in connection with an Underwritten Offering only, the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company and (vii) in connection with an Underwritten Offering only, the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of personnel of the Company or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.2 or Section 2.4 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

“Registration Statement” means any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Request” has the meaning set forth in Section 2.1(a).

“Required Shelf Registration” means a registration required to be effected by the Company pursuant to Section 2.3.

“Required Shelf Registration Effectiveness Deadline” has the meaning set forth in Section 2.3(a).

“Required Shelf Registration Filing Deadline” has the meaning set forth in Section 2.3(a).

“Required Shelf Registration Statement” means a registration statement filed pursuant to a Required Shelf Registration.

“SEC” means the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Securities Purchase Agreement” has the meaning set forth in the Preamble.

“Selling Shareholder Amount” has the meaning set forth in Section 2.4.

“Shelf Registration” means a registration pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

“Underwriters” means the underwriters, if any, of the offering being registered under the Securities Act.

“Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

“Violation” has the meaning set forth in Section 5.1.

“Withdrawn Demand Registration” has the meaning set forth in Section 2.1(a).

“Withdrawn Request” has the meaning set forth in Section 2.1(a).

2. REGISTRATION UNDER THE SECURITIES ACT.

2.1 Demand Registration.

(a) Right to Demand Registration. (i) Subject to Section 2.1(c), at any time or from time to time, the Initiating Holders shall have the right to request in writing that the Company register all or part of such Holders’ Registrable Securities (a “Request”) (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than five (5) days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2.1(b), the Company shall include in a Demand Registration (x) the Registrable Securities intended to be disposed of by the Initiating Holders and (y) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 20 calendar days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, but in any event within 90 calendar days (the “Demand Registration Filing Deadline”), cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests. The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter, but in any event within 180 calendar days following a Request (the “Demand Registration Effectiveness Deadline”) and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

(ii) A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Holders of the Registration (a “Withdrawn Request”) and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Holders of the Registration (a “Withdrawn Demand Registration”), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a Material Adverse Effect (as defined in the Securities Purchase Agreement), or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 10% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such registration pursuant to Section 2.10, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the number of Demand Registrations), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(iii) The registration rights granted pursuant to the provisions of this Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

(b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

(c) Limitations on Registrations. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 2.1(a) are subject to the following limitations:

(i) in no event shall the Company be required to effect a Demand Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, together with any shares sold by the Company for its own account, will be at least $25,000,000;

(ii) in no event shall the Company be required to effect a Demand Registration until 180 calendar days after an Initial Public Offering;

(iii) in no event shall the Company be required to effect a Demand Registration prior to 91 calendar days after a prior Demand Registration Statement is declared effective by the SEC;

(iv) in no event shall the Company be required to effect a Demand Registration at any time during the period commencing with the filing of the Required Shelf Registration Statement with the SEC and ending with the earlier of (x) the effectiveness of the Required Shelf Registration Statement and (y) the Required Shelf Registration Effectiveness Deadline;

(v) in no event shall the Company be required to effect a Demand Registration at any time that the Required Shelf Registration is effective and, excluding any Blackout Period (as defined below), available for use by the Holders; and

(vi) in no event shall the Company be required to effect, in the aggregate, more than three Demand Registrations; provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.1(b).

(d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, subject to the approval of the Company for any underwriter that was not a manager or co-manager of any public offering by the Company or otherwise sufficiently familiar with the business of the Company (such approval not to be unreasonably withheld).

(e) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied due to a breach or failure by the Company or are not otherwise waived.

(f) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Holders shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Majority Holders of the Registration, file a registration statement pertaining to any other securities of the Company (other than a registration on Forms S-4 or S-8 or any successor form to such forms or Form S-3 for compensatory, bonus or other similar plans, dividend reinvestment plans and stock purchase plans).

(g) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Holder, upon advice of counsel, shall reasonably request.

(h) Demand Registration Lock-Up. Each Holder of Registrable Securities agrees not to (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Registrable Securities or warrants or other rights to purchase Registrable Securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Registrable Securities, or warrants or other rights to purchase Registrable Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, during the time period reasonably requested by the sole or lead managing Underwriter, if any, or, if none, the Initiating Holders holding a majority of the Registrable Securities covered by the Demand Registration Statement, not to exceed thirty (30) days, beginning on the effective date of any Demand Registration Statement (except pursuant to such Demand Registration Statement) without the prior written consent of the sole or lead managing Underwriter, if any, or, if none, the Initiating Holders holding a majority of the Registrable Securities covered by the Demand Registration Statement (the “Demand Registration Lock-Up Period”); provided, however, that if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) Business Days before the last day of the Demand Registration Lock-Up Period and ends on the last day of the Demand Registration Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Demand Registration Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Demand Registration Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Notwithstanding the foregoing, this Agreement shall not restrict any Holder from transferring any Notes to any Person who agrees to be bound by the provisions hereof.

2.2 Incidental Registration.

(a) Right to Include Registrable Securities. (i) If the Company at any time or from time to time proposes or is required to register any of its securities under the Securities Act (other than (w) in connection with its Initial Public Offering, (x) in a registration on Form S-4 or S-8 or any successor form to such forms or Form S-3 for compensatory, bonus or other similar plans, dividend reinvestment plans and stock purchase plans, (y) other than pursuant to Section 2.1 or (z) at such times as a Required Shelf Registration Statement is effective) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given (i) in the event that the Company has publicly disclosed such proposed registration, at least thirty (30) calendar days prior to such proposed registration and (ii) in the event that the Company has not publicly disclosed such proposed registration (a “Non-Public Incidental Registration Notice”), no more than ten (10) Business Days prior to the filing of such proposed registration with the SEC (such period not in excess of ten (10) Business Days, the “Non-Public Incidental Registration Notice Period”)) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.2 as hereinafter provided. If the Holder elects to participate in such proposed registration, the Holder shall keep the contents of any Non-Public Incidental Registration Notice confidential prior to the filing of such proposed registration with the SEC and if the Holder has elected not to participate in such proposed registration, the Holder shall keep the contents of any Non-Public Incidental Registration Notice confidential during the Non-Public Incidental Registration Notice Period. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Holder made within twenty (20) calendar days, or in the case of a Non-Public Incidental Registration Notice, within five (5) Business Days, after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(ii) If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Section 2.1 or the Company’s obligation to effect a registration under Section 2.3, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect.

(iii) The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

(b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company (other than pursuant to Section 2.1), (A) first, one-third of the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, one-third of the securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (C) third, on a pari passu basis, any remaining Registrable Securities requested to be included in such registration by the Holders, and any remaining securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them; provided, however, that in the event the Company will not, by virtue of this Section 2.2(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

2.3 Required Shelf Registration.

(a) Within 10 calendar days of the first anniversary of the Initial Public Offering (the “Required Shelf Registration Filing Deadline”, and together with the Demand Registration Filing Deadline, the “Filing Deadline”), the Company shall be required, without any request from the Holders, to file a Shelf Registration Statement (the “Required Shelf Registration”) on Form S-3 if the Company is a registrant entitled to use Form S-3, or otherwise on an available form acceptable to the Majority Holders, or any successor form thereto, for a public offering of the resale of all Registrable Securities held by all Holders. The Company shall use its reasonable best efforts to have such Required Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter, but in any event within 90 calendar days following the filing of such Required Shelf Registration Statement, or if there is a full review of the Registration Statement by the SEC, 120 days following the filing of such Required Shelf Registration Statement (the “Required Shelf Registration Effectiveness Deadline”, and together with the Demand Registration Effectiveness Deadline, the “Effectiveness Deadline”) and to keep such Shelf Registration Statement continuously effective for the period specified in

Section 2.3(b). The Required Shelf Registration Statement shall contain (except if otherwise directed by the Majority Holders) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A.

(b) The Company shall use its reasonable best efforts to keep the Required Shelf Registration continuously effective until the earlier of (x) such time as Holders are eligible to sell all of their Registrable Securities in a sale pursuant to Section 144(k) of the Securities Act (or any successor provision thereof having similar effect) and (y) the date that all of the Registrable Securities covered by such Required Shelf Registration Statement have been sold.

(c) The registration rights granted pursuant to the provisions of this Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

2.4 Initial Public Offering or Qualified Public Offering. In the event of an Initial Public Offering or a Qualified Public Offering, if it is proposed that one or more shareholders of the Company participate in such Initial Public Offering or Qualified Public Offering, as the case may be, by selling a number of Common Shares that would, based on the proposed offering price, likely result in aggregate gross proceeds to such shareholder or shareholders in excess of $5 million in the aggregate (such participating amount, the “Selling Shareholder Amount”), then the Holders may participate and sell a number of Common Shares in the Initial Public Offering or Qualified Public Offering, as the case may be, that would, based on the proposed offering price, likely result in aggregate gross proceeds to the Holders in an amount not in excess of the Selling Shareholder Amount less $5 million. The Holders shall participate in the Initial Public Offering or Qualified Public Offering, as the case may be, pro rata in proportion to the number of Registrable Securities requested by the Holders to be included in the Initial Public Offering or Qualified Public Offering, as the case may be. In the event that one or more shareholders of the Company choose to participate in an Initial Public Offering or Qualified Public Offering, the Company shall deliver prompt written notice (which notice shall be given (i) in the event that the Company has publicly disclosed such proposed Initial Public Offering or Qualified Public Offering, at least thirty (30) calendar days prior to such proposed Initial Public Offering or Qualified Public Offering and (ii) in the event that the Company has not publicly disclosed such proposed Initial Public Offering or Qualified Public Offering (a “Non-Public IPO Registration Notice”), no more than ten (10) Business Days prior to the filing of such proposed Initial Public Offering or Qualified Public Offering registration with the SEC (such period not in excess of ten (10) Business Days, the “Non-Public IPO Registration Notice Period”)) to all Holders of Registrable Securities of its intention to undertake such Initial Public Offering or Qualified Public Offering, describing in reasonable detail the proposed offering and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.4 as herein provided. If the Holder elects to participate in such proposed Initial Public Offering or Qualified Public Offering, the Holder shall keep the contents of any Non-Public IPO Registration Notice confidential prior to the filing of such proposed Initial Public Offering or Qualified Public Offering with the SEC and if the Holder has elected not to participate in such proposed Initial Public Offering or Qualified Public Offering, the Holder shall keep the contents of any Non-Public IPO Registration Notice confidential during the Non-Public IPO Registration Notice Period. Subject to the other provisions of this paragraph, upon the written request of any Holder made within twenty (20) calendar days, or in the case of a Non-Public IPO Registration Notice, within five (5) Business Days, after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be sold), the Company shall allow the Holders to participate in such offering. Immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting to participate may, at any time prior to the effectiveness of the registration statement for the Initial Public Offering or Qualified Public Offering, as the case may be, (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

2.5 Registration of Other Securities. Whenever the Company shall effect a Demand Registration or a Required Shelf Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

2.6 Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement hereunder, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). Each Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Holder’s Registrable Securities pursuant to any registration pursuant to this Section 2 pro rata in accordance with the number of Registrable Securities being sold in the registration by such Holder.

2.7 Underwritten Offerings.

(a) Underwriting Agreements. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or for the Required Shelf Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the registration.

(b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders’ option, require that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.

(c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

(d) In no event shall the Company be required to effect more than three Underwritten Offerings (whether as Demand Registrations or for sales under the Required Shelf Registration).

2.8 Registration Default Penalties.

(a) If (i) a Demand Registration Statement or the Required Shelf Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) other than during an allowable Blackout Period hereunder on any day after the effective date of each such Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to maintain the listing of the Common Shares) (a “Maintenance Failure”) then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder of Registrable Securities relating to such Registration Statement an amount in cash equal to (A) one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Notes relating to the Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; and (iii) the initial day of a Maintenance Failure, and (B) two percent (2.0%) of the aggregate Purchase Price of such Investor’s Notes relating to the Registrable Securities included in such Registration Statement on each of the following dates: (i) on every thirtieth day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (ii) on every thirtieth day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; (iii) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2.1 are referred to herein as “Registration Default Payments.” Registration Default Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Default Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The postponements described in Section 2.10 shall not constitute Filing Failures or Effectiveness Failures, as applicable, for any Demand Registration. Registration Default Payments shall cease to accrue at such time as the Registrable Securities can be sold pursuant to Rule 144(k) of the Securities Act (or any successor provision thereof having similar effect); provided that the foregoing shall not affect the Company’s obligation to make Registration Default Payments for any period prior to such time.

2.9 Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold or such earlier time as the Underwriter, if any, the Company or the Company’s transfer agent should reasonably determine is necessary so as not to delay the closing.

2.10 Postponements. The Company shall be entitled to postpone a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would not be advisable in light of pending or anticipated corporate developments, or (ii) if the Company is in possession of material, non-public information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time; provided, however, that the Company may only delay a Demand Registration pursuant to this Section 2.10 by delivery of a Blackout Notice (as defined below) within 30 days of delivery of the request for such Demand Registration under Section 2.1 and may delay a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for two (2) periods of up to 30 days or one period of up to 45 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) in any 12 month period (the “Blackout Period”). The Company shall promptly notify the Holders in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.10 and shall include a general statement (which statement shall not include any material, non-public information) of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company’s sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.10 in the strictest confidence and shall not disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement pursuant to a Blackout Period, the Majority Holders who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

2.11 Preparation, Investigation. In connection with the preparation and filing of each Registration Statement, the Company will give the Holders of Registrable Securities to be sold under such Registration Statement, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such Registration Statement, each Prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto (subject to such Holder agreeing to keep confidential any confidential information including, if applicable, the existence of such draft Registration Statement until the filing thereof), at least four (4) Business Days prior to the filing thereof with the SEC, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.12 Termination of Registration Rights. The rights and obligations under this Agreement, other than the rights and obligations under Sections 5, 6.1 and 6.3 through 6.19 hereunder, shall terminate with respect to a Holder of Registrable Securities upon the earlier of (x) when such Holder is eligible to sell all of its Registrable Securities in a sale pursuant to Rule 144(k) of the Securities Act (or any successor provision having similar effect) and (y) the date that all of the Registrable Securities shall have ceased to be Registrable Securities.

3. HOLDBACK ARRANGEMENTS.

3.1 Restrictions on Sale. The Company and each Holder of Registrable Securities agrees, if timely requested in writing by the sole or lead managing Underwriter in a Qualified Public Offering, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Registrable Securities or warrants or other rights to purchase Registrable Securities, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Registrable Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Registrable Securities, or warrants or other rights to purchase Registrable Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (the agreements contained in clauses (i) and (ii) of this Section 3.1, collectively, the “Lock-Up Agreement”), during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 180 days, beginning on the effective date of the Registration Statement for such Qualified Public Offering (except as part of such Underwritten Offering or pursuant to registrations on Forms S-4 or S-8) without the prior written consent of the sole or lead managing Underwriter (the “Qualified Public Offering Lock-Up Period”); provided, however, that if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) Business Days before the last day of the Qualified Public Offering Lock-Up Period and ends on the last day of the Qualified Public Offering Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Qualified Public Offering Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Qualified Public Offering Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Notwithstanding the foregoing, (i) the Lock-Up Agreement shall not restrict any Holder from transferring any Notes to any Person who agrees to be bound by the provisions hereof and (ii) the Holders of Registrable Securities shall not be obligated to enter into the Lock-Up Agreement unless (A) all officers and directors of the Company and all Persons holding at least five percent (5%) of the Company’s voting securities enter into substantially similar agreements, with the agreement of the Holder’s being on no more onerous terms than any other agreements entered into by any other Person, and (B) the Lock-Up Agreement is explicitly conditioned on the Holder receiving the benefits of any release or modification of such agreement for any other Person subject to such an agreement or similar agreement.

4. REGISTRATION PROCEDURES.

4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as practicable:

(a) Prepare and file with the SEC (promptly, and in any event within the specified time frames) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, but in any event, subject to Section 2.10, within the time frames specified herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders’ Counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders’ Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder’s Counsel or any Majority Holders of the Registration shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, such period need not extend beyond the time periods provided herein, including as set forth in Section 2.12, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

(c) Furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus).

(d) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(e) Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such U.S. governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities.

(f) Promptly notify Holders’ Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vi) of this Section 4.1(f), the Company shall promptly, subject to Section 2.10, prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered.

(g) Subject to receipt of acceptable confidentiality agreements, make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the reasonable opinion of such Holders’ and such Underwriters’ respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement.

(h) Solely for an Underwritten Offering with anticipated gross proceeds of not less than $50 million or for other offerings for which a reasonable request is made by a Holder on the advice of counsel, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the related underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the “cold comfort” letter).

(i) Solely for offerings with anticipated gross proceeds of not less than $50 million, cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of any Registrable Securities (taking into account the needs of the Company’s businesses).

(j) Provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement.

(k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l) Use its reasonable best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the Company’s securities are then listed or (ii) if securities of the Company are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company’s securities are then listed), on a national securities exchange designated by the Majority Holders of the Registration.

(m) Keep each selling Holder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under Section 2 hereunder.

(n) Enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and, subject to Section 4.1(h), other customary closing documents.

(o) Cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering.

(p) Furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, (i) at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference), (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(q) Cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three Business Days prior to any sale of Registrable Securities.

(r) If requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities.

(s) Subject to Section 2.10, submit to the SEC, within five (5) Business Days after the Company learns that no review of the Required Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Required Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(t) Use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

4.2 Seller Information. As a condition to inclusion of the Holder’s Registrable Securities, the Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition or any other information requested by the SEC as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall execute such documents in connection with such registration as the Company may reasonably request, including questionnaires, in a timely manner.

4.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vi), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5. INDEMNIFICATION; CONTRIBUTION.

5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners, members, shareholders, employees, affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, judgments, fines, penalties, charges, amounts paid in settlement, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or in any filing prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such filing) in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading or (ii) any violation of this Agreement (the matters in the foregoing clauses (i) through (ii) being, collectively, “Violations”); provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon a Violation which occurs in reliance on any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. Notwithstanding the foregoing, the indemnification contained in this Section 5.1 shall not apply if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 4.1(c). The Company shall also indemnify any Underwriters in an Underwritten Offering of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter and termination of this Agreement.

5.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter and termination of this Agreement.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

5.4 Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred; provided that if a final nonappealable determination is made that the party receiving such expense payments was not entitled to such payments pursuant to the provisions of this Section 5, then the party receiving such expense payments shall return such expense payments to the party that made such payments.

6. GENERAL.

6.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

6.2 Registration Rights to Others. The Company has not previously entered into an agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

6.3 Availability of Information; Rule 144; Rule 144A; Other Exemptions. So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any Holder of Registrable Securities and upon the request of any Person designated by such Holder as a prospective purchaser of any Registrable Securities and subject to the receipt by the Company of confidentiality agreements as may reasonably be requested by the Company, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonable available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6.4 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

6.5 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

6.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company to:

WorldSpace, Inc. 2400 N Street, NW Washington, DC 20037 Telephone: (202) 969-6000 Facsimile: (202) 969-6001 Attention: Donald J. Frickel, Esq.

with a copy (for informational purposes only) to:

Coudert Brothers LLP 1114 Avenue of the Americas New York, New York 10036-7703 Telephone: (212) 626-4400 Facsimile: (212) 626-4120 Attention: Jeffrey E. Cohen, Esq.

If to an Investor, to its address and facsimile number set forth on the Schedule of Investors to this Agreement, with copies (for informational purposes only) to such Investor’s representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. If a notice provided for hereunder is delivered via facsimile, such notice shall be valid only if an original hard copy is delivered to a U.S. address provided by such Investor to which overnight delivery by standard courier can be made, within 24 hours of the time such facsimile is delivered. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

6.7 No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

6.8 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.9 Entire Agreement. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

6.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign its rights and obligations under this Agreement to any transferee of Registrable Securities; provided, however, if any such transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder or by the Company without the consent of the other parties hereto.

6.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.12 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

6.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14 Consents. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Majority Holders.

6.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

6.16 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.17 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, (i) solely in connection with (A) the extension of the Demand Registration Lock-Up Period or the extension of the Qualified Public Offering Lock-Up Period, (B) any extension of the Required Shelf Registration Filing Deadline or (C) any modification to the rights or manner of the Holder’s participation in any Demand Registrations, without the written consent of the Company and Holders of at least seventy-five percent (75%) of the outstanding Registrable Securities and (ii) otherwise, without the written consent of the Company and the Majority Holders; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed in writing to such amendment, modification, supplement, termination, waiver or consent to departure.

6.18 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

6.19 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

WORLDSPACE, INC.

By:
	Name:	Noah A. Samara
	Title:	Chairman and CEO

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:
Name: Adam J. Chill
Title: Managing Director

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

AMPHORA LIMITED

By:	AMARANTH ADVISORS L.L.C., Its Trading Advisor

By:
Name: Karl J. Wachter
Title: Authorized Signatory

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

OZ MASTER FUND, LTD.

By:	OZ MANAGEMENT, L.L.C., Its Investment Manager

By:
Name: Joel Frank
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

AG DOMESTIC CONVERTIBLES, L.P.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:
Name: Joseph Wekselblatt
Title: CFO

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

AG OFFSHORE CONVERTIBLES, LTD.

By: Angelo, Gordon & Co., L.P., Its Investment Manager

By:
Name: Joseph Wekselblatt
Title: CFO

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

CITADEL EQUITY FUND LTD.

By:	CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By:	GLB PARTNERS, L.P., Its General Partner

By:	CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:
Name: David Snyderman
Title: Senior Managing Director

IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

CITADEL CREDIT TRADING LTD.

By: CITADEL LIMITED PARTNERSHIP, Its Portfolio Manager

By: GLB PARTNERS, L.P., Its General Partner

By: CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:
Name: David Snyderman
Title: Senior Managing Director

SCHEDULE OF INVESTORS

(1) Investor	(2) Address and Facsimile Number	(3) Legal Representative’s Address and Facsimile Number
Highbridge International LLC

c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, New York 10019

Attention: Ari J. Storch / Adam J. Chill

Facsimile: (212) 751-0755

Telephone: (212) 287-4720

and

Attention: Andrew Martin

Facsimile: (212) 755-4250

Telephone: (212) 287-4700

Residence: Cayman Islands

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

OZ Master Fund, Ltd.	c/o OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019 Attention: Joel M. Frank Facsimile: (212) 790-0150 Telephone: (212) 790-0160 Residence: Cayman Islands

AG Domestic Convertibles, L.P.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue New York, NY 10167 Attention: Gary I. Wolf Facsimile: 212-867-9328 Telephone: 212-992-2042 Residence: Delaware

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Doug Cifu, Esq. and Jon

Yoder, Esq.

Facsimile: (212) 492-0152

Telephone: (212) 373-3152

AG Offshore Convertibles, Ltd.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue New York, NY 10167 Attention: Gary I. Wolf Facsimile: 212-867-9328 Telephone: 212-992-2042 Residence: British Virgin Islands

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Doug Cifu, Esq. and Jon

Yoder, Esq.

Facsimile: (212) 492-0152

Telephone: (212) 373-3152

(1) Investor	(2) Address and Facsimile Number	(3) Legal Representative’s Address and Facsimile Number
Citadel Equity Fund Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn St. Chicago, IL 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000

Citadel Credit Trading Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn St. Chicago, IL 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Robert Schwenkel, Esq. Facsimile: (212) 859-4000 Telephone: (212) 859-8000

Exhibit C

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of December 28, 2004 between WorldSpace, Inc., a corporation organized and existing under the laws of the State of Maryland (“WorldSpace Maryland”), and WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WorldSpace Delaware”).

W I T N E S S E T H

WHEREAS, the respective boards of directors of each of WorldSpace Maryland and WorldSpace Delaware have approved and declared advisable the merger of WorldSpace Maryland with and into WorldSpace Delaware (the “Merger”) pursuant to which, upon the terms and subject to the conditions set forth in this Agreement, each issued and outstanding share of the Common Stock, par value $.01 per share, of WorldSpace Maryland (a “Maryland Share” or, collectively, the “Maryland Shares”) will be converted into one share of Class A common stock, par value $.01 per share, of WorldSpace Delaware (the “Class A Stock”) or into one share of Class B common stock, par value $.01 per share, of WorldSpace Delaware (the “Class B Stock”, and together with the Class A Stock, the “Delaware Common Stock”);

WHEREAS, the respective boards of directors of each of WorldSpace Maryland and WorldSpace Delaware have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interest of their respective stockholders;

WHEREAS, the respective stockholders of WorldSpace Maryland and WorldSpace Delaware have approved the Merger in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, WorldSpace Maryland and WorldSpace Delaware desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration for the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

THE MERGER; EFFECTIVE TIME

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MGCL, at the Effective Time (as defined in Section 1.2) WorldSpace Maryland shall be merged with and into WorldSpace Delaware, and the separate corporate existence of WorldSpace Maryland shall thereupon cease. WorldSpace Delaware shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and shall succeed to and assume all the rights and obligations of WorldSpace Maryland in accordance with the MGCL and the DGCL.

Section 1.2 Effective Time. The Merger shall be effective upon the acceptance for filing of articles of merger with respect to the Merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of the State of Maryland and a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, whichever is later (the “Effective Time”), provided that no filing of the Articles of Merger or Certificate of Merger shall be made until WorldSpace Delaware has received any necessary approval of the Merger from the U.S. Federal Communications Commission.

Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 3-114 of the MGCL.

Section 1.4 Abandonment. Notwithstanding the approval and adoption of this Agreement by the Board of Directors of WorldSpace Maryland and WorldSpace Delaware, and the stockholders of WorldSpace Maryland and WorldSpace Delaware, this Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of either WorldSpace Delaware or WorldSpace Maryland.

Section 1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts, agreements or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either WorldSpace Maryland or WorldSpace Delaware or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either WorldSpace Maryland or WorldSpace Delaware all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either WorldSpace Maryland or WorldSpace Delaware, as appropriate, all such other acts and things as may be necessary, desirable or proper to establish, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such party to the Merger and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING

CORPORATION

Section 2.1 The Certificate of Incorporation. The certificate of incorporation of WorldSpace Delaware as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until thereafter duly amended by applicable law.

Section 2.2 The By-laws. The bylaws of WorldSpace Delaware in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “By-laws”), until thereafter duly amended as provided therein or by applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Section 3.1 Directors. The directors of WorldSpace Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation to hold office until such time as their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.

Section 3.2 Officers. The officers of WorldSpace Delaware immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation to hold office until such time as their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

EXCHANGE OF CERTIFICATES

Section 4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of WorldSpace Maryland:

(a) Conversion of WorldSpace Maryland Shares. Each Maryland Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 4.1(b)), shall be converted into and become, without any action on the part of the stockholder, one validly issued, fully paid and nonassessable share of Class A Stock, except that each Maryland Share held of record by Mr. Noah A. Samara and TelUS Corp. shall be converted into and become without any action on the part of the stockholder, one validly issued, fully paid and nonassessable share of Class B Stock. At the Effective Time, all Maryland Shares shall no longer be outstanding and shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of such Maryland Shares (other than Dissenting Shares) shall thereafter represent the shares of Delaware Common Stock into which such Maryland Shares have been converted.

(b) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Maryland Share held by a person (a “Dissenting Stockholder”) who has neither voted in favor of the Merger nor consented in writing thereto and otherwise complies with all the applicable provisions of the MGCL concerning the right of holders of Maryland Shares to dissent from the Merger and demand payment of fair value for their Maryland Shares (“Dissenting Shares”) shall not be converted as described in Section 4.2(a) but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Maryland. If, after the Effective Time, such Dissenting Stockholder withdraws his demand of payment or fails to perfect or otherwise loses his right to demand payment, in any case pursuant to the MGCL, his Maryland Shares shall be converted as of the Effective Time into the number of shares of Class A or Class B Stock, as applicable, as are equal to his Maryland Shares. WorldSpace Maryland shall give WorldSpace Delaware prompt notice of any demands for appraisal of Maryland Shares received by WorldSpace Maryland. WorldSpace Maryland shall not, without the prior written consent of WorldSpace Delaware, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

Section 4.2 Exchange of Certificates for Delaware Common Stock.

(a) Exchange Procedures. Upon surrender, duly endorsed, of a Certificate for cancellation to the Surviving Corporation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Class A or Class B Stock, as applicable, that such holder is entitled to receive pursuant to this Article IV. The Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Maryland Shares that is not registered in the transfer records of WorldSpace Maryland, a certificate representing the proper number of shares of Class A or Class B Stock, as applicable, may be issued to the transferee thereof, if the Certificate formerly representing such Maryland Shares is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Delaware Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that (i) the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Delaware Common Stock in a name other than that of the register holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable, and (ii) the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

(b) No Further Ownership Rights in Maryland Shares. The issuance of Delaware Common Stock in accordance with the terms of this Article IV shall be deemed to have been in full satisfaction of all rights pertaining to the Maryland Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of WorldSpace Maryland shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Maryland Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, except notation that a stockholder has elected to exercise his right to payment of fair value pursuant to the MGCL, they shall be cancelled and exchanged as provided in this Article IV.

(c) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Surviving Corporation shall issue the shares of Delaware Common Stock in respect of such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the person claiming that the Certificate is lost, stolen or destroyed and upon the posting by such person of a bond in an amount reasonably specified by the Surviving Corporation as indemnity against any claim that may be made against it with respect to such Certificate or the providing of such assurances as the Surviving Corporation in its discretion may require.

Section 4.3 Distributions with Respect to Unexchanged Shares; Voting. All shares of Delaware Common Stock to be delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by WorldSpace Delaware in respect of any class of Delaware Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Delaware Common Stock of such class issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made in respect of Delaware Common Stock with a record date that is ten days or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Delaware Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate or deliver an affidavit of loss and, if reasonably required by WorldSpace Delaware, indemnity bond in lieu thereof in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing shares of Delaware Common Stock delivered in exchange thereof, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time therefore payable with respect to such shares of Delaware Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Delaware Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of WorldSpace Delaware stockholders the number of shares of Delaware Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

Section 4.4 WorldSpace Maryland Options. At the Effective Time, all outstanding options or warrants to acquire Maryland Shares which have not been exercised shall become and represent an option or warrant to purchase shares of Class A Stock, or in the case of options held by Mr. Noah A. Samara and TelUS Corp., shares of Class B Stock, at a ratio of one Maryland Share subject to an option grant or warrant to one share of Delaware Common Stock (a “Substitute Option”) at an option exercise price per share of Delaware Common Stock equal to the exercise price per Maryland Share immediately prior to the Effective Time. After the Effective Time, except as provided in this Section, each Substitute Option shall be exercisable upon the same terms, conditions and restrictions as were applicable to the related option to acquire Maryland Shares immediately prior to the Effective Time. From and after the date of this Agreement, no additional options shall be granted and no warrants shall be issued by WorldSpace Maryland, except with the prior written approval of WorldSpace Delaware.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of WorldSpace Maryland. WorldSpace Maryland hereby represents and warrants to WorldSpace Delaware that:

(a) Organization and Standing. WorldSpace Maryland is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own its properties and assets and to carry on the business it presently conducts. WorldSpace Maryland is qualified to do business in each jurisdiction where the business it conducts or the property it owns or leases requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, liabilities, financial condition or results of operations of WorldSpace Maryland, taken as a whole, or on the ability of WorldSpace Maryland to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement, to execute and deliver this Agreement and otherwise to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Authorization of Transaction. This Agreement has been duly executed and delivered by WorldSpace Maryland and, assuming the due authorization, execution and delivery by WorldSpace Delaware, constitutes the valid and legally binding obligation of WorldSpace Maryland, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally or the discretion of a court in awarding equitable remedies.

(c) Capitalization and Stock Ownership. WorldSpace Maryland’s authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of Class A preferred stock, par value $.01 per share, of which of 9,255,789 shares of common stock are issued and outstanding as of the date of this Agreement. Of those shares, 1,795,000 shares are owned of record by Noah A. Samara and 3,000,000 shares are owned of record by TelUS Corp. All of the issued and outstanding Maryland Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

Section 5.2 Representations and Warranties of WorldSpace Delaware. WorldSpace Delaware hereby represents and warrants to WorldSpace Maryland as follows:

(a) Organization and Standing. WorldSpace Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on the business it presently conducts. WorldSpace Delaware is qualified to do business in each jurisdiction where the business it conducts or the property it owns or leases requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, liabilities, financial condition or results of operations of WorldSpace Delaware or on the ability of WorldSpace Delaware to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement, to execute and deliver this Agreement and otherwise to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Authorization of Transaction. This Agreement has been duly executed and delivered by WorldSpace Delaware and, assuming the due authorization, execution and delivery by WorldSpace Maryland, constitutes the valid and legally binding obligation of WorldSpace Delaware, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally or the discretion of a court in awarding equitable remedies.

(c) Capitalization. The authorized capital stock of WorldSpace Delaware is 200,000,000 shares, consisting of (i) 100,000,000 shares of Class A Stock, par value $.01 per share, (ii) 75,000,000 shares of Class B Stock, par value $.01 per share and (iii) 25,000,000 shares of preferred stock, par value $.01 per share, of which 10 shares of Class B Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding WorldSpace Delaware shares are duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights. All of the Delaware Common Stock when issued will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

(i)	if to WorldSpace Delaware, to:

WorldSpace, Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Attention : Donald J. Frickel

Facsimile No.: (202) 969-6560

E-mail: dfrickel@worldspace.com

with a copy to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York 10036

Attention: Jeffrey E. Cohen

Facsimile No.: (212) 626-4120

E-mail: cohenj@coudert.com

(ii)	if to WorldSpace Maryland, to

WorldSpace, Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Attention: Donald J. Frickel

Facsimile No.: (202) 969-6560

E-mail: dfrickel@worldspace.com

with a copy to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York 10036

Attention: Jeffrey E. Cohen

Facsimile No.: (212) 626-4120

E-mail: cohenj@coudert.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 6.2 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

Section 6.3 Waiver. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of WorldSpace Delaware and WorldSpace Maryland and their respective successors and assigns.

Section 6.5 No Third Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement does not confer any rights, remedies, agreements, undertakings, obligations or liabilities on any person other than WorldSpace Delaware and WorldSpace Maryland and their respective successors and permitted assigns.

Section 6.6 Entire Agreement. This Agreement constitutes the entire agreement between WorldSpace Delaware and WorldSpace Maryland with respect to its subject matter and supersedes all other prior agreements and understandings, both oral and written, between WorldSpace Delaware and WorldSpace Maryland with respect to its subject matter.

Section 6.7 Headings. The headings and the table of contents in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

Section 6.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Section 6.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 6.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first above written.

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Name:
Title:

WORLDSPACE, INC.

By:	/s/ L. G. Schafran
Name:
Title:

EXHIBIT D

ESCROW AGREEMENT

AMONG

STONEHOUSE CAPITAL LIMITED

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

WORLDSPACE SATELLITE COMPANY, LTD.

AND

TRI-STATE COMMERCIAL CLOSINGS, INC.

DATED AS OF September 30, 2003

-i-

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) dated as of September 30, 2003 is by and among STONEHOUSE CAPITAL LIMITED, a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”); WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland, the United States of America (“WSI”); WORLDSPACE INTERNATIONAL NETWORK INC., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”); and WORLDSPACE SATELLITE COMPANY, LTD., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”) (WSI, WIN and WSC are collectively referred to herein as the “WorldSpace Parties”); and Tri-State Commercial Closings, Inc., a corporation organized and existing under the laws of the Distinct of Columbia, the United States of America, as escrow agent hereunder (“Escrow Agent”).

A. Stonehouse and the WorldSpace Parties are parties to that certain Amended and Restated Loan Agreement and Guarantee, dated April 21, 2000, by and among Stonehouse, WorldSpace, WIN and WSI.

B. Stonehouse and the WorldSpace Parties entered into that certain Loan Restructuring Agreement dated as of September 30, 2003 (the “Restructuring Agreement”).

C. The parties desire that certain documents be held in escrow in accordance with the terms and conditions of this Agreement, and the parties have selected Escrow Agent to serve as escrow agent to hold said documents in escrow.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Business Day”	every day other than (i) Saturday, (ii) Sunday, and (iii) any day on which national banks in New York are closed;

“Conditions Precedent”	has the meaning ascribed thereto in the Restructuring Agreement;

“Documents”	has the meaning ascribed thereto in Section 2.01 hereof;

“Effective Date”	has the meaning ascribed thereto in Section 2.02 hereof;

1

“Escrow Agent”	has the meaning ascribed thereto in the Preamble hereof;

“New Loan”	has the meaning ascribed thereto in the Restructuring Agreement;

“Outside Date”	means September 30, 2004; provided, that by written notice delivered by both Stonehouse and WSI to the Escrow Agent, the Outside Date may be changed to a later date;

“Releases”	has the meaning ascribed thereto in Section 2.01(a) hereof;

“Restructuring Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Royalty Agreement”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WorldSpace Parties”	has the meaning ascribed thereto in the Preamble hereof;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

2

ARTICLE 2

ESCROW

Section 2.01 Establishment of the Escrow. The following documents shall be delivered to the Escrow Agent contemporaneously with the execution hereof:

(a) Nineteen (19) unconditional releases, as set forth in Section 3.01(a) of the Restructuring Agreement (“Releases”), fully executed by each of the WorldSpace Parties and their respective shareholders;

(b) four counterparts of a royalty agreement as set forth in Section 3.01(b) of the Restructuring Agreement (the “Royalty Agreement”), fully executed by the WorldSpace Parties and Stonehouse; and

(c) four counterparts of a mutual release as set forth in Section 2.01 of the Restructuring Agreement (the “Original Agreement Release”), fully executed by the WorldSpace Parties and Stonehouse.

The Releases, the Royalty Agreement, and the Original Agreement Release are collectively referred to herein as the “Documents.”

Section 2.02 Effective Date. As used herein, the term “Effective Date” shall mean the date of a notice from Stonehouse to the Escrow Agent (with a copy to the WorldSpace Parties) specifying that, subject to the release (and resulting effectiveness) of the Documents from escrow hereunder, the Conditions Precedent have been satisfied or waived. Provided such Conditions Precedent have been satisfied or waived, Stonehouse, at the request of WSI, shall cooperate in good faith to provide the aforesaid notice approximately simultaneously with the closing of the New Loan.

Section 2.03 Actions on the Effective Date. If the Effective Date occurs on or before the Outside Date, then upon the Effective Date:

(a) each of the Documents shall immediately and automatically become fully effective, valid, binding and enforceable in accordance with its respective terms;

(b) the Escrow Agent shall promptly deliver to Stonehouse each of the Releases, with such delivery being made to Stonehouse c/o Fulbright & Jaworski L.L.P., 801 Pennsylvania Avenue, N.W., Washington, D.C., 20004-2623, Attention: Jeffrey H. Goodman, Esq.; and

(c) the Escrow Agent shall deliver one (1) fully-executed counterpart of each of the Royalty Agreement and the Original Agreement Release to, respectively, Stonehouse, WSI, WIN, and WSC, with (i) the delivery to Stonehouse being made c/o Fulbright & Jaworski L.L.P., 801 Pennsylvania Avenue, N.W., Washington, D.C., 20004-2623, Attention: Jeffrey H.

3

Goodman, Esq., and (ii) the delivery to each of WSI, WIN, and WSC being made by hand delivery on the Effective Date to Kenneth J. Ayres, Esq., Jones, Day, 51 Louisiana Avenue, N.W., Washington, D.C., 20001-2113.

Section 2.04 Actions following the Outside Date. If the Effective Date does not occur on or before the Outside Date, then (a) none of the Documents shall become effective, each Document automatically being null and void, and (b) on the first Business Day following the Outside Date the Escrow Agent shall mark each counterpart of each of the Documents “VOID” and shall deliver (i) each of the Releases (each marked “VOID”) to WSI, with such delivery being made c/o Jones, Day, 51 Louisiana Avenue, N.W., Washington, D.C., 20001-2113, Attention: Kenneth J. Ayres, Esq. and (ii) two (2) counterparts of each of the Royalty Agreement and the Original Agreement Release (each marked “VOID”) to (A) Stonehouse c/o Fulbright & Jaworski L.L.P., 801 Pennsylvania Avenue, N.W., Washington, D.C., 20004-2623, Attention: Jeffrey H. Goodman, Esq., and (B) WSI c/o Jones, Day, 51 Louisiana Avenue, N.W., Washington, D.C., 20001-2113, Attention: Kenneth J. Ayres, Esq.

Section 2.05 Fees. The fees of the Escrow Agent for the performance of its functions and duties as required by this Agreement shall be one thousand five hundred Dollars ($1,500). All fees of the Escrow Agent shall be paid by, and shall be the sole and exclusive responsibility of, the WorldSpace Parties, and Stonehouse shall have no liabilities or obligations whatsoever in connection therewith.

Section 2.06 Provisions Regarding Escrow Agent.

(a) The Escrow Agent shall be obligated to act only as provided for in this Agreement or as otherwise provided in a writing signed by both Stonehouse and the WorldSpace Parties. The Escrow Agent is authorized to comply with any orders, judgments or decrees of any court of competent jurisdiction.

(b) Stonehouse and the WorldSpace Parties hereby waive any suit, claim, demand or cause of action which it or they may have or may assert against the Escrow Agent arising out of or relating to the execution and performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, negligence or bad faith of, or breach of this Agreement by, the Escrow Agent. The WorldSpace Parties agree to indemnify the Escrow Agent against and from any and all claims, demands, costs, liabilities and expenses, including counsel fees, which may be asserted against the Escrow Agent or which the Escrow Agent may incur by reason of the execution or performance by the Escrow Agent of this Agreement, except those claims, demands, costs, liabilities, expenses and fees resulting from the willful misconduct, negligence or bad faith of, or breach of this Agreement by, the Escrow Agent.

4

ARTICLE 3

MISCELLANEOUS

Section 3.01 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 3.01.

For Stonehouse:

Stonehouse Capital Limited

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

For the WorldSpace Parties:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

For the Escrow Agent:

Richard W. Klein, Jr.

Tri-State Commercial Closings, Inc.

1150 18th Street, N.W., Suite 575

Washington, D.C. 20036

Telefax: 202-955-5646

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 3.01, provided that the notice has also been sent by telefax to the appropriate telefax number

5

specified in or pursuant to this Section 3.01; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 3.01, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 3.01, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 3.01.

Section 3.02 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties nor the Escrow Agent may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 3.03 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York).

Section 3.04 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 3.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 3.06 Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed to confer upon, or give any person, other than the parties hereto and their respective successors and assigns, any benefits, rights or remedies under or by reason of this Agreement.

Section 3.07 Amendments. This Agreement may not be amended, waived or otherwise modified except in a writing executed by Stonehouse and the WorldSpace Parties and, if the duties or liabilities of the Escrow Agent are adversely affected thereby, by the Escrow Agent.

*     *     *

6

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LIMITED

By:	/s/ Abdulrahman Bin Mahfouz
Name:	Abdulrahman Bin Mahfouz
Title:

By:	/s/ Sultan Bin Mahfouz
Name:	Sultan Bin Mahfouz
Title:

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

TRI-STATE COMMERCIAL CLOSINGS, INC.

By:	/s/ Richard W. Klein, Jr.
Name:	Richard W. Klein, Jr.
Title:	President

Exhibit E

Execution Copy

EXCHANGE AGREEMENT

Among

WORLDSPACE, INC.

(a Delaware Corporation),

WORLDSPACE, INC.

(a Maryland Corporation),

WORLDSPACE INTERNATIONAL NETWORK INC.

and

YENURA PTE. LTD.

Relating to

Certain Debt Obligations

of

WorldSpace, Inc. (Maryland)

and

Worldspace International Network Inc.

December 29, 2004

ARTICLE I DEFINITIONS		3
1.01.	Definitions.	3

ARTICLE II ISSUANCE OF SHARES IN EXCHANGE FOR OBLIGATIONS		5
2.01.	Issuance of Shares.	5
2.02.	Cancellation of Obligations.	5
2.03.	Acknowledgment and Standstill.	5

ARTICLE III THE CLOSING		5
3.01.	Time and Place of Closing.	5
3.02.	Closing.	6

ARTICLE IV REPRESENTATIONS AND WARRANTIES		6
4.01.	Representations and Warranties.	6
4.02.	Representations and Warranties by WorldSpace Parties.	6
4.03.	Representations and Warranties by Yenura.	7
4.04.	Survival of Representation and Warranties.	8
4.05.	Mutual Indemnity.	9
4.06.	Conditions of Indemnification.	9
4.07.	Assistance.	10
4.08.	Survival.	10
4.09.	Exclusive Remedy.	10

ARTICLE V CONDITIONS TO CLOSING		10
5.01.	Yenura’s Conditions Precedent to Closing.	10
5.02.	WSI-Delaware’s Conditions Precedent to Closing.	11

ARTICLE VI TERMINATION		11
6.01.	Termination.	11
6.02.	Effect of Termination.	12

ARTICLE VII FURTHER ASSURANCES		12
7.01.	Further Assurances of WSI-Delaware.	12
7.02.	Further Assurances of Yenura.	12

ARTICLE VIII MISCELLANEOUS		12
8.01.	Expenses of the Parties.	12
8.02.	Confidentiality.	13
8.03.	Financial Advisors and Brokers.	13
8.04.	Notices to Parties.	13
8.05.	Applicable Law.	14
8.06.	Arbitration.	14
8.07.	Assignment.	14
8.08.	Integration.	14

8.09.	Headings.	14
8.10.	Pronouns and Plurals.	15
8.11.	Successors and Assigns.	15
8.12.	Severability.	15
8.13.	Waiver.	15
8.14.	Counterparts.	15

SCHEDULE 1

EXHIBIT A

ii

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of December 29, 2004 by and among WORLDSPACE, INC., a corporation organized under the laws of the State of Delaware (“WSI-Delaware”), WORLDSPACE, INC., a corporation organized under the laws of the State of Maryland (“WSI-Maryland”), WORLDSPACE INTERNATIONAL NETWORK INC., a corporation organized under the International Business Companies Act of the British Virgin Islands (“WIN”) and YENURA PTE. LTD., a private company limited by shares organized under the laws of the Republic of Singapore (“Yenura”). WSI-Delaware, WSI-Maryland, WIN and Yenura are referred to collectively herein as the “Parties”.

WHEREAS, Yenura holds certain debt obligations of WIN (collectively, the “WIN Obligations”), consisting of all of Yenura’s right, title and interest in and to the following:

(a) the Loan Agreement, dated as of October 29, 1998 (the “IDI Loan Agreement”), by and between WIN, Industrial Development Inc., a corporation organized under the International Business Companies Act of the British Virgin Islands (“IDI”), and Salah Idris (“Idris”), the sole shareholder of IDI, memorializing a loan from IDI to WIN in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), and the Promissory Note, dated October 29, 1998 (the “IDI Loan Agreement Note”), issued by WIN to IDI in connection with the IDI Loan Agreement, in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), Yenura having succeeded to the rights and obligations of IDI and Idris under the IDI Loan Agreement and the IDI Loan Agreement Note pursuant to the Purchase and Sale Agreement, dated as of December 29, 2004, by and between IDI and Yenura (the “IDI-Yenura Purchase and Sale Agreement”);

(b) the Exchange Agreement, dated as of November 20, 1998 (the “IDI Exchange Agreement”), by and between WIN, IDI and Idris, pursuant to which IDI sold and transferred to WIN 4,674,826 Class B Ordinary Shares of WIN in exchange for a convertible promissory note (the “IDI Exchange Agreement Note”) issued by WIN to IDI in the principal amount of Fifty Six Million Ninety Seven Thousand Nine Hundred Twelve U.S. Dollars (U.S.$56,097,912), and the IDI Exchange Agreement Note, Yenura having succeeded to the rights and obligations of IDI and Idris under the IDI Exchange Agreement and the IDI Exchange Agreement Note pursuant to the IDI-Yenura Purchase and Sale Agreement;

(c) the letter agreement, dated February 28, 2000 (the “Saifcom Loan Agreement”), between WIN, and Saifcom Establishment (“Saifcom”), a company organized under the laws of Liechtenstein, memorializing a loan from Saifcom to WIN in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), Yenura having succeeded to the rights and obligations of Saifcom under the Saifcom Loan Agreement pursuant to the Purchase and Sale Agreement, dated as of December 29, 2004, by and between Saifcom and Yenura (the “Saifcom-Yenura Purchase and Sale Agreement”);

WHEREAS, Yenura holds certain debt obligations of WSI-Maryland (collectively, the “WSI-Maryland Obligations”), consisting of all of Yenura’s right, title and interest in and to the following:

(a) the Loan Agreement and Guarantee, dated as of September 21, 2002 (the “Yenura Loan Agreement”), by and among. WSI-Maryland (as Borrower), WIN (as Guarantor), WorldSpace Satellite Company Ltd. (“Satellite Company”), a company organized under the International Business Companies Act of the British Virgin Islands (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Fifty Two Million Nine Hundred Twenty Five Thousand U.S. Dollars (US$52,925,000), and the Senior Convertible Note, dated September 21, 2002 (the “Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the Yenura Loan Agreement, in the principal amount of Fifty Two Million Nine Hundred Twenty Five Thousand U.S. Dollars (US$52,925,000);

(b) the First Supplemental Loan Agreement and Guarantee, dated June 23, 2003 (the “First Supplemental Yenura Loan Agreement”), by and among WSI-Maryland (as Borrower), WIN (as Guarantor), Satellite Company (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Twenty Four Million Seven Hundred Fifty Thousand U.S. Dollars (US$24,750,000), and the Senior Convertible Note, dated June 16, 2003 (the “First Supplemental Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the First Supplemental Yenura Loan Agreement, in the principal amount of Twenty Four Million Seven Hundred Fifty Thousand U.S. Dollars (US$24,750,000); and

(c) the Second Supplemental Loan Agreement and Guarantee, dated December 29, 2004 (the “Second Supplemental Yenura Loan Agreement”), by and among WSI-Maryland (as Borrower), WIN (as Guarantor), Satellite Company (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Forty-Four Million Three Hundred Forty-Three Thousand Two Hundred Forty-Two U.S. Dollars (US$44,343,242), and the Senior Convertible Note, dated December 29, 2004 (the “Second Supplemental Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the Second Supplemental Yenura Loan Agreement, in the principal amount of Forty-Four Million Three Hundred Forty-Three Thousand Two Hundred Forty-Two U.S. Dollars (US$44,343,242);

WHEREAS, it is contemplated that WIN will merge with and into WSI-Maryland (the “WIN/WSI-Maryland Merger”) before the Closing (as defined herein);

WHEREAS, it is contemplated that, following the WIN/WSI-Maryland Merger and before the Closing, WSI-Maryland will merge with and into WSI-Delaware (the “WSI-Maryland/WSI-Delaware Merger” and, collectively with the WIN/WSI-Maryland Merger, the “Mergers”);

WHEREAS, as a consequence of the Mergers, WSI-Delaware will assume the WIN Obligations and the WSI-Maryland Obligations by operation of law;

WHEREAS, subject to the terms and conditions of this Agreement, WSI-Delaware has agreed to issue to Yenura, and Yenura has agreed to accept, additional Class B Common Stock in exchange for the cancellation and discharge of the WIN Obligations and the WSI-Maryland Obligations.

2

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.01. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Claim” has the meaning set forth in Section 4.06(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“First Supplemental Yenura Loan Agreement” has the meaning set forth in the Recitals.

“First Supplemental Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

“Governmental Action” means any authorization, consent, approval, waiver, exception, variance, order, license, exemption, publication, filing, notice to, or declaration of or with, any Governmental Authority and any passage of time required in connection therewith.

“Governmental Authority” means any national, state, regional municipal, or other governmental authority, agency, board, body, instrumentality or court.

“IDI” has the meaning set forth in the Recitals.

“IDI Exchange Agreement” has the meaning set forth in the Recitals.

“IDI Exchange Agreement Note” has the meaning set forth in the Recitals.

“IDI Loan Agreement” has the meaning set forth in the Recitals.

“IDI Loan Agreement Note” has the meaning set forth in the Recitals.

“IDI-Yenura Purchase and Sale Agreement” has the meaning set forth in the Recitals.

“Idris” has the meaning set forth in the Recitals.

“Loss” has the meaning set forth in Section 4.05(a).

“Mergers” has the meaning set forth in the Recitals.

3

“Obligations” means, collectively, the WIN Obligations and the WSI-Maryland Obligations.

“Person” means any individual, partnership, corporation, trust, unincorporated association or joint venture or any other entity other than a Governmental Authority.

“Saifcom” has the meaning set forth in the Recitals.

“Saifcom Loan Agreement” has the meaning set forth in the Recitals.

“Saifcom-Yenura Purchase and Sale Agreement” has the meaning set forth in the Recitals.

“Satellite Company” has the meaning set forth in the Recitals.

“Second Supplemental Yenura Loan Agreement” has the meaning set forth in the Recitals.

“Second Supplemental Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in Section 4.03(d).

“Stonehouse Loan Restructuring Agreement” means the Loan Restructuring Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., a corporation organized under the laws of the Cayman Islands, WSI-Maryland, WIN and the Satellite Company, as from time to time amended, supplemented or otherwise modified.

“Termination Agreement” means the Termination and Release Agreement to be entered into by Yenura, WSI-Delaware and Satellite Company, substantially in the form of Exhibit A.

“Third-Party Action” means any authorization, consent, approval, waiver, exception, license, notice to or declaration of or with any Person and the passage of time in connection therewith.

“WIN” has the meaning set forth in the Preamble.

“WIN Obligations” has the meaning set forth in the Recitals.

“WIN/WSI-Maryland Merger” has the meaning set forth in the Recitals.

“WorldSpace Indemnitee” has the meaning set forth in Section 4.05(a).

“WorldSpace Party” means WIN, WSI-Maryland or WSI-Delaware.

“WSI-Delaware” has the meaning set forth in the Preamble.

“WSI-Delaware Stock” has the meaning set forth in Section 2.01.

4

“WSI-Maryland” has the meaning set forth in the Preamble.

“WSI-Maryland Obligations” has the meaning set forth in the Recitals.

“WSI-Maryland/WSI-Delaware Merger” has the meaning set forth in the Recitals.

“Yenura” has the meaning set forth in the Preamble.

“Yenura Indemnitee” has the meaning set forth in Section 4.05(b).

“Yenura Loan Agreement” has the meaning set forth in the Recitals.

“Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

ARTICLE II

ISSUANCE OF SHARES IN EXCHANGE FOR OBLIGATIONS

2.01. Issuance of Shares. On the Closing Date, subject to the terms and conditions of this Agreement, WSI-Delaware shall issue and transfer to Yenura Twenty-Seven Million Eight Hundred Eighty-Two Thousand Three Hundred Eight (27,882,308) fully paid and non-assessable shares of its Class B Common Stock, par value one cent (US$0.01) per share, of WSI-Delaware (the “WSI-Delaware Stock”).

2.02. Cancellation of Obligations. On the Closing Date, in consideration of the issuance of the WSI-Delaware Stock to Yenura and subject to the terms and conditions of this Agreement, Yenura shall cancel, release and discharge all of the Obligations (whether or not accrued and whenever scheduled to be due and payable).

2.03. Acknowledgment and Standstill. The Parties acknowledge the transactions contemplated by this Agreement and the disposition of the Obligations in the manner set forth herein, and agree not to take any action to fulfill, enforce or dispose of the Obligations in any other manner while this Agreement remains in effect.

ARTICLE III

THE CLOSING

3.01. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, or at such other place as the Parties may agree, within three business days after the satisfaction (or waiver) of all of the conditions precedent set forth in Article V or on such other date as the Parties may agree (the “Closing Date”).

5

3.02. Closing.

(a) At the Closing, WSI-Delaware shall cause a certificate representing the WSI-Delaware Stock to be registered in the name of Yenura and delivered to Yenura.

(b) At the Closing, Yenura, WSI-Delaware and Satellite Company shall execute and deliver the Termination Agreement, to evidence and effect the cancellation and discharge of the Obligations and the release of WSI-Delaware and Satellite Company from all liability thereunder.

(c) At the Closing, Yenura shall deliver to WSI-Delaware the IDI Loan Agreement Note, the IDI Exchange Agreement Note, the Yenura Loan Agreement Note, the First Supplemental Yenura Loan Agreement Note and the Second Supplemental Yenura Loan Agreement Note, each marked “cancelled.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties. The respective representations and warranties of the Parties shall be limited to those set forth in this Agreement, or in any amendment, schedule, exhibit, document, or certificate delivered pursuant to this Agreement.

4.02. Representations and Warranties by WorldSpace Parties. The WorldSpace Parties jointly and severally represent and warrant to Yenura as follows:

(a) Organization and Authorization. Each WorldSpace Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Each WorldSpace Party has the requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of each WorldSpace Party. This Agreement has been duly and validly executed and delivered by each WorldSpace Party. Assuming the due authorization, execution and delivery of this Agreement by Yenura, this Agreement constitutes the valid and binding obligation of each WorldSpace Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by each WorldSpace Party of this Agreement and the consummation by each WorldSpace Party of the transactions contemplated hereby do not and will not violate the organizational documents of such WorldSpace Party, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of such WorldSpace Party, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which such WorldSpace Party is a party or by which such WorldSpace Party is bound. There is no action, suit, proceeding, at law or in equity, by any

6

person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of any WorldSpace Party, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by each WorldSpace Party of this Agreement and the consummation by each WorldSpace Party of the transactions contemplated hereby do not and will not require any Governmental Action or Third-Party Action.

(d) WSI-Delaware Stock. The WSI-Delaware Stock has been duly authorized by WSI-Delaware, and upon issuance to Yenura as contemplated hereby, the WSI-Delaware Stock will be validly issued, fully paid and non-assessable.

4.03. Representations and Warranties by Yenura. Yenura represents and warrants to the WorldSpace Parties as follows:

(a) Organization and Authorization. Yenura is a private company limited by shares duly organized and validly existing under the laws of the Republic of Singapore. Yenura has the requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of Yenura. This Agreement has been duly and validly executed and delivered by Yenura. Assuming the due authorization, execution and delivery of this Agreement by the WorldSpace Parties, this Agreement constitutes the valid and binding obligation of Yenura, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not violate the organizational documents of Yenura, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Yenura, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Yenura is a party or by which Yenura is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Yenura, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not require any Governmental Action or Third-Party Action.

7

(d) Title to Obligations. Yenura is the lawful owner of, and has valid marketable title to, the Obligations, free and clear of any claims, liens, equities or encumbrances (other than the transfer restrictions set forth in the Obligations).

(e) Amount of Obligations. The outstanding principal balance of each of the Obligations and the accrued and unpaid interest thereon, in each case as of the date hereof, are as set forth in Schedule 1.

(f) No Registration, etc. Yenura confirms that:

(i) Yenura understands that the WSI-Delaware Stock has not been will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that the WSI-Delaware Stock is being issued to Yenura in a transaction that is exempt from the registration requirements of the Securities Act.

(ii) Yenura acknowledges that (a) no WorldSpace Party or any person acting on behalf of any WorldSpace Party, has made any representation to Yenura with respect to the WSI-Delaware Stock and (b) any information Yenura desires concerning the WSI-Delaware Stock, the WorldSpace Parties or any other matter relevant to Yenura’s decision to purchase the WSI-Delaware Stock is or has been made available to Yenura.

(iii) Yenura, through Mr. Samara, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WSI-Delaware Stock.

(iv) Yenura is an Accredited Investor as defined in Regulation D under the Securities Act.

(v) Yenura is acquiring the WSI-Delaware Stock for its own account and not with a view to any distribution of the WSI-Delaware Stock, subject, nevertheless, to the understanding that the disposition of its property will at all times be and remain within its control.

(vi) Yenura understands that the WSI-Delaware Stock will bear a legend substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

4.04. Survival of Representation and Warranties. The respective representations and warranties of the Parties contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement until the expiration of the statute of limitations applicable to such matters.

8

4.05. Mutual Indemnity. Yenura shall indemnify and hold harmless each WorldSpace Party and each of its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each, a “WorldSpace Indemnitee”) from and against any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending a claim, in litigation or otherwise) (a “Loss”) suffered or incurred by a WorldSpace Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Yenura herein or the failure by Yenura to perform any covenant, agreement or other obligation contained in this Agreement.

(b) The WorldSpace Parties, jointly and severally, shall indemnify and hold harmless Yenura and its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each a “Yenura Indemnitee”) from and against any Loss suffered or incurred by a Yenura Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by any WorldSpace Party herein or the failure by any WorldSpace Party to perform any covenant, agreement, or other obligation contained in this Agreement.

4.06. Conditions of Indemnification. For purposes of this Section 4.06 and Section 4.07, (i) in the case of any claim for indemnification pursuant to Section 4.05(a), the term “Indemnitor” will refer to Yenura and the term “Indemnitee” will refer to the WorldSpace Indemnitee making such claim for indemnification, and (ii) in the case of any claim for indemnification pursuant to Section 4.05(b), the term “Indemnitor” will refer to the WorldSpace Parties, jointly and severally, and the term “Indemnitee” will refer to the Yenura Indemnitee making such claim for indemnification.

(b) The obligations and liabilities of an Indemnitee and the person obligated to provide such indemnification hereunder (the “Indemnitor”) under this Article 4 with respect to claims for a Loss or potential Loss resulting from the assertion of liability by a third party (a “Claim”) will be subject to the following terms and conditions:

(i) The Indemnitee will give the Indemnitor notice of any such Claim promptly after the Indemnitee learns of the existence of or receives written notice thereof (and in no event more than fifteen (15) days after the Indemnitee receives such written notice), and the Indemnitor will have the option to undertake the defense thereof with counsel of its own choosing by giving written notice thereof to the Indemnitee within thirty (30) days after receiving such notice. All cost and expense of such defense (including, without limitation, reasonable fees and disbursements of counsel incurred in litigation or otherwise), and any settlement or compromise resulting from the defense of any Claim by the Indemnitor, will be paid for by the Indemnitor; provided, however, that the Indemnitor will not settle or compromise any such Claim unless the Indemnitee is fully released and discharged therefrom as a result thereof. The Indemnitee will be entitled to participate in the defense of such Claim with counsel of its choice, at its own expense; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

9

(ii) In the event that the Indemnitor, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend or take other appropriate action, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(iii) The Indemnitee’s failure to meet any condition or perform any obligation set forth in this Section 4.06 will in no way limit or negate any obligations or liabilities of the Indemnitor unless the Indemnitor is actually prejudiced by such failure and, in such event, the Indemnitor’s obligations or liabilities will be limited only to the extent of such prejudice.

4.07. Assistance. In the event so requested by the Indemnitor, the Indemnitee will use its reasonable efforts to make available all information and assistance reasonably required in the defense by the Indemnitor of a Claim or a Loss.

4.08. Survival. The obligations to indemnify and hold harmless pursuant to this Article 4 will survive the consummation of the transactions contemplated by this Agreement.

4.09. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, this Article 4 will be the exclusive remedy for breach of the representations and warranties contained in this Agreement or in any document or instrument executed and delivered pursuant hereto.

ARTICLE V

CONDITIONS TO CLOSING

5.01. Yenura’s Conditions Precedent to Closing. The obligations of Yenura to effect the transactions contemplated by this Agreement are subject to the performance by the WorldSpace Parties of their obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Yenura, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the WorldSpace Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) Counsel Opinion. Yenura shall have received an opinion letter, in form and substance satisfactory to Yenura, of Coudert Brothers LLP, acting as counsel for WSI-Delaware, dated the Closing Date.

10

(c) Mergers. The Mergers shall have been consummated and become effective.

(d) Stonehouse Loan Restructuring. The Restructuring (as defined in the Stonehouse Loan Restructuring Agreement) shall have occurred (or shall occur contemporaneously with the Closing).

(e) Senior Convertible Note Financing. WSI-Delaware shall have consummated (or shall consummate contemporaneously with the Closing) a senior convertible note financing that qualifies as a “New Loan” under the Stonehouse Loan Restructuring Agreement.

5.02. WSI-Delaware’s Conditions Precedent to Closing. The obligations of WSI-Delaware to effect the transaction contemplated by this Agreement are subject to the performance by Yenura of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of WSI-Delaware of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Yenura contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) Counsel Opinion. WSI-Delaware shall have received an opinion letter, in form and substance satisfactory to WSI-Delaware, of Citi-Legal LLC, acting as counsel for Yenura, dated the Closing Date.

(c) Mergers. The Mergers shall have been consummated and become effective.

(d) Stonehouse Loan Restructuring. The Restructuring (as defined in the Stonehouse Loan Restructuring Agreement) shall have occurred (or shall occur contemporaneously with the Closing).

(e) Senior Convertible Note Financing. WSI-Delaware shall have consummated (or shall consummate contemporaneously with the Closing) a senior convertible note financing that qualifies as a “New Loan” under the Stonehouse Loan Restructuring Agreement.

ARTICLE VI

TERMINATION

6.01. Termination. This Agreement may be terminated at any time as follows:

(a) By mutual action of Yenura and the WorldSpace Parties; or

(b) By Yenura:

(1)	if the conditions set forth in Section 5.01 shall not have been fulfilled in any material respect on or before February 15, 2005; or

11

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

(c) By WSI-Delaware:

(1)	if the conditions set forth in Section 5.02 shall not have been fulfilled in any material respect on or before February 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

6.02. Effect of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Party or its shareholders or directors, officers or employees in respect thereof, except that nothing herein will relieve any Party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII

FURTHER ASSURANCES

7.01. Further Assurances of WSI-Delaware. WSI-Delaware shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Yenura may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by WSI-Delaware.

7.02. Further Assurances of Yenura. Yenura shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as WSI-Delaware may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by Yenura.

ARTICLE VIII

MISCELLANEOUS

8.01. Expenses of the Parties. Each Party shall be responsible for and pay all of its own expenses (including, but not limited to, legal fees and expenses) and other costs incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

12

8.02. Confidentiality. The Parties, and their affiliates, employees, officers, directors, and representatives, shall maintain in strict confidence the facts, terms, conditions and information related, this Agreement and the transactions contemplated hereby and shall not disclose any of the same to third parties without prior consent by any other Party, except as follows: (a) each Party may provide confidential information to its directors and officers, providing that it informs them of the confidential nature of such material; (b) each Party may provide confidential information to its representatives (employees of the Party and its affiliates and its outside representatives such as auditors and attorneys) who have a need to receive such materials to perform their duties, provided that such Party shall inform all such representatives of the confidential nature of the material; and (c) should a Party or its representatives, in the reasonable opinion of its counsel, be required by applicable law or regulation to disclose any confidential information, it may do so.

8.03. Financial Advisors and Brokers. Each of the Parties shall indemnify and hold the other Parties harmless against any and all claims, losses, liabilities or expenses which may be asserted against any other Party as a result of such first mentioned Party’s dealings, arrangements or agreements with any investment banker, financial advisor, brother or finder, in connection with the transaction contemplated by this Agreement.

8.04. Notices to Parties. Except as may be otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered to the Party to whom the same is directed or when received, if mailed, postage prepaid, return receipt requested, or if sent by telecopier or courier, addressed as follows:

to Yenura:

Yenura Pte. Ltd.

c/o CitiLegal LLC

7 Temasek Boulevard

#21-02 Suntec Tower One

Singapore 038987

Telecopy:    (65) 338-6277

to WSI-Delaware:

WorldSpace, Inc. (a Maryland corporation)

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

13

to WSI-Maryland:

WorldSpace, Inc. (a Delaware corporation)

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

to WIN:

WorldSpace International Network Inc.

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

Any Party may change its address for notices by a notice given in the manner set forth above.

8.05. Applicable Law. This Agreement shall be interpreted in accordance with, and governed by, the law of the state of New York, without regard to any choice of law or conflict of law provisions thereof.

8.06. Arbitration. Any dispute or controversy arising out of or related to this Agreement or the performance or the breach thereof shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, and judgment on the award may be entered by any court having jurisdiction. The arbitration will be held in Geneva, Switzerland and will be conducted in the English language.

8.07. Assignment. No Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of each other Party, which consent may be withheld at the discretion of such Party.

8.08. Integration. This Agreement contains all representations concerning the subject matter hereof and constitutes the entire agreement among the Parties pertaining to the subject matter hereof, supersedes all prior agreements and understandings, whether oral or written, which the Parties may have in connection herewith and may not be amended or modified except by written agreement of the Parties.

8.09. Headings. The headings to the various Articles and Sections of this Agreement are included for convenience of reference only and shall not be determinative in construing the meaning, effect or application of any Article, Section or provision hereof.

14

8.10. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

8.11. Successors and Assigns. This Agreement, and all of the obligations and rights herein established, shall extend to and be binding upon and shall inure to the benefit of the respective legal successors and permitted assigns of the Parties.

8.12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, such determination shall not affect or impair the enforceability or validity of the remaining provisions of this Agreement.

8.13. Waiver. Any Party may, at its option, waive in writing any or all of the conditions set forth in this Agreement to which its obligations are subject. Failure of any Party at any time or from time to time to enforce any of the terms of this Agreement shall not be construed to be a waiver of such term or of such Party’s right to thereafter enforce each and every provision hereof. No waiver of any term or condition of this Agreement shall be effective unless made in a writing signed by the Party against whom any such waiver is sought to be enforced.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

15

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

WORLDSPACE, INC.,
a Delaware corporation

By:	/s/ Sridhar Ganesan
Name: SRIDHAR GANESAN
Title: CFO

WORLDSPACE, INC.,
a Maryland corporation

By:	/s/ Sridhar Ganesan
Name: SRIDHAR GANESAN
Title: CFO

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Donald J. Frickel
Name: Donald J. Frickel
Title: Assistant Secretary

YENURA PTE. LTD.

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Managing Director

SCHEDULE 1

OBLIGATIONS

Obligation	Original Principal Amount		Current Principal Amount		Accrued and Unpaid Interest
IDI Loan Agreement Note	U.S.$	10,000,000	U.S.$	10,000,000	U.S.$	3,139,857
IDI Exchange Agreement Note	U.S.$	56,097,912	U.S.$	56,097,912	U.S.$	34,282,057
Saifcom Loan Agreement	U.S.$	10,000,000	U.S.$	7,000,000	U.S.$	1,551,667
Yenura Loan Agreement Note	U.S.$	52,925,000	U.S.$	52,925,000	U.S.$	16,527,717
First Supplemental Yenura Loan Agreement Note	U.S.$	24,750,000	U.S.$	24,750,000	U.S.$	4,899,861
Second Supplemental Yenura Loan Agreement Note	U.S.$	44,343,242	U.S.$	44,343,242	U.S.$	0

Exhibit F

Execution Copy

PURCHASE AND SALE AGREEMENT

Between

INDUSTRIAL DEVELOPMENT INC.

as Seller

and

YENURA PTE. LTD.

as Buyer

Relating to

Certain Debt Obligations

of

WorldSpace International Network Inc.

December 29, 2004

ARTICLE I DEFINITIONS		1

1.01.	Definitions.	1

ARTICLE II PURCHASE AND SALE, AND TERMS OF PAYMENT		3

2.01.	Purchase and Sale.	3
2.02.	Consideration.	3
2.03.	Covenant to Close.	3

ARTICLE III THE CLOSING		3

3.01.	Time and Place of Closing.	3
3.02.	Purchase and Sale.	3

ARTICLE IV REPRESENTATIONS AND WARRANTIES		4

4.01.	Representations and Warranties.	4
4.02.	Representations and Warranties by Seller.	4
4.03.	Representations and Warranties by Buyer.	5
4.04.	Survival of Representation and Warranties.	7
4.05.	Mutual Indemnity.	7
4.06.	Conditions of Indemnification.	7
4.07.	Assistance.	8
4.08.	Survival.	8
4.09.	Exclusive Remedy.	8

ARTICLE V CONDITIONS TO CLOSING		8

5.01.	Buyer’s Conditions Precedent to Closing.	8
5.02.	Seller’s Conditions Precedent to Closing.	9

ARTICLE VI TERMINATION		9

6.01.	Termination.	9
6.02.	Effect of Termination.	10

ARTICLE VII FURTHER ASSURANCES		10

7.01.	Further Assurances of Seller.	10
7.02.	Further Assurances of Buyer.	10

ARTICLE VIII MISCELLANEOUS		10

8.01.	Expenses of the Parties.	10
8.02.	Confidentiality.	10
8.03.	Financial Advisors and Brokers.	10
8.04.	Notices to Parties.	11
8.05.	Applicable Law.	11
8.06.	Arbitration.	11
8.07.	Assignment.	11
8.08.	Integration.	11
8.09.	Headings.	12

i

8.10.	Pronouns and Plurals.	12
8.11.	Successors and Assigns.	12
8.12.	Severability.	12
8.13.	Waiver.	12
8.14.	Counterparts.	12

EXHIBIT A: Form of Assignment and Assumption Agreement
EXHIBIT B: Form of WIN Consent
EXHIBIT C: Form of Purchase Price Note

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 29, 2004 between INDUSTRIAL DEVELOPMENT INC., a corporation organized under the International Business Companies Act of the British Virgin Islands (“Seller”) and YENURA PTE. LTD., a private company limited by shares organized under the laws of the Republic of Singapore (“Buyer”). The Seller and the Buyer are referred to collectively herein as the “Parties”.

W I T N E S S E T H :

WHEREAS, Seller is the holder of certain obligations (collectively, the “WIN Obligations”) of WorldSpace International Network Inc., a corporation organized under the International Business Companies Act of the British Virgin Islands (“WIN”), consisting of all of Seller’s right, title and interest in and to:

(a) the Loan Agreement, dated as of October 29, 1998 (the “IDI Loan Agreement”), by and between WIN, as Borrower; Seller, as Lender, and Salah Idris (“Idris”), the sole shareholder of Seller, memorializing a loan from Seller to WIN in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000);

(b) the Promissory Note, dated October 29, 1998 (the “IDI Loan Agreement Note”), issued by WIN to the Seller in connection with the IDI Loan Agreement, in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000);

(c) the Exchange Agreement, dated as of November 20, 1998 (the “IDI Exchange Agreement”), by and between WIN, Seller and Idris, pursuant to which Seller sold and transferred to WIN 4,674,826 Class B Ordinary Shares of WIN in exchange for a convertible promissory note (the “IDI Exchange Agreement Note”) issued by WIN to the Seller in the principal amount of Fifty Six Million Ninety Seven Thousand Nine Hundred Twelve U.S. Dollars (U.S. $56,097,912); and

(d) the IDI Exchange Agreement Note; and

WHEREAS, Buyer desires to acquire the WIN Obligations, and Seller desires to sell the WIN Obligations to Buyer for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.01. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into by Seller, Idris and Buyer at the Closing, substantially in the form of Exhibit A hereto.

1

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitee” has the meaning set forth in Section 4.05(b).

“Claim” has the meaning set forth in Section 4.06(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Governmental Action” means any authorization, consent, approval, waiver, exception, variance, order, license, exemption, publication, filing, notice to, or declaration of or with, any Governmental Authority and any passage of time required in connection therewith.

“Governmental Authority” means any national, state, regional municipal, or other governmental authority, agency, board, body, instrumentality or court.

“IDI Exchange Agreement” has the meaning set forth in the Recitals.

“IDI Exchange Agreement Note” has the meaning set forth in the Recitals.

“IDI Loan Agreement” has the meaning set forth in the Recitals.

“IDI Loan Agreement Note” has the meaning set forth in the Recitals.

“Idris” has the meaning set forth in the Recitals.

“Loss” has the meaning set forth in Section 4.05(a)

“Person” means any individual, partnership, corporation, trust, unincorporated association or joint venture or any other entity other than a Governmental Authority.

“Purchase Price” means the sum of SIXTY-NINE MILLION TWO HUNDRED EIGHTY-TWO THOUSAND TWO HUNDRED FOURTEEN U.S. Dollars (US$ 69,282,214).

“Purchase Price Note” means a convertible promissory note issued by Buyer to Seller, as payee, in the principal amount of the Purchase Price, dated the Closing Date and substantially in the form of Exhibit C hereto.

“Securities Act” has the meaning set forth in Section 4.03(d).

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitee” has the meaning set forth in Section 4.05(a).

“Third-Party Action” means any authorization, consent, approval, waiver, exception, license, notice to or declaration of or with any Person and the passage of time in connection therewith.

“WIN” has the meaning set forth in the Recitals.

2

“WIN Consent” means the Consent and Agreement to be executed by WIN, substantially in the form of Exhibit B hereto.

“WIN Obligations” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE, AND TERMS OF PAYMENT

2.01. Purchase and Sale. Upon the terms, and subject to the conditions set forth in this Agreement, on the Closing Date Seller shall sell, assign, transfer, and deliver the WIN Obligations to Buyer, and Buyer shall accept and purchase the WIN Obligations from Seller.

2.02. Consideration. As consideration for the sale, assignment, transfer, and delivery of the WIN Obligations, Buyer agrees:

(a) to issue the Purchase Price Note to Seller, on the Closing Date; and

(b) to assume the obligations of Seller and Idris to WIN under the IDI Loan Agreement and the IDI Exchange Agreement that arise on and after the Closing Date.

2.03. Covenant to Close. Each of Seller and Buyer shall use its best efforts to take such action as will cause the conditions of Closing set forth in Article V hereof to be satisfied by the Closing Date and to refrain from taking any action that would cause the conditions of Closing not to be satisfied.

ARTICLE III

THE CLOSING

3.01. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036 or at such other place as the Parties may agree, within three business days after the satisfaction (or waiver) of all of the conditions precedent set forth in Article V or on such other date as the Parties may agree (the “Closing Date”).

3.02. Purchase and Sale. (a) At the Closing the Seller and the Buyer shall execute and deliver, and the Seller shall cause Idris to execute and deliver, the Assignment and Assumption Agreement to evidence and effect: (i) the absolute and unconditional conveyance, assignment, transfer and delivery of all of Seller’s right, title and interest in and to the WIN Obligations to Buyer (and, for the avoidance of doubt, any right, title and interest of Idris in and to the WIN Obligations), and (ii) Buyer’s assumption of Seller’s and Idris’s liabilities and obligations relating to the WIN Obligations that arise on and after the Closing Date.

(b) At the Closing, Buyer shall pay the Purchase Price to Seller, by issuing the Purchase Price Note to Seller.

3

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties. The respective representations and warranties of the Parties shall be limited to those set forth in this Agreement, or in any amendment, schedule, exhibit, document, or certificate delivered pursuant to this Agreement.

4.02. Representations and Warranties by Seller. Seller represents and warrants to Buyer as follows:

(a) Organization and Authorization. Seller is a corporation duly organized and validly existing under the International Business Companies Act of the British Virgin Islands. Seller has the requisite power and authority to execute, deliver and perform this Agreement and the Assignment and Assumption Agreement. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of Seller. This Agreement has been, and upon the execution and delivery thereof the Assignment and Assumption Agreement will have been, duly and validly executed and delivered by Seller. Assuming the due authorization, execution and delivery of this Agreement, the Assignment and Assumption Agreement and the Purchase Price Note by Buyer, this Agreement and the Assignment and Assumption Agreement each constitute the valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Seller of this Agreement and the Assignment and Assumption Agreement and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of Seller, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Seller, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Seller is a party or by which Seller is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Seller, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Seller of this Agreement and the Assignment and Assumption Agreement and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not require any Governmental Action or Third-Party Action other than the WIN Consent.

(d) Title to WIN Obligations. Seller is the lawful owner of, and has valid marketable title to, the WIN Obligations, free and clear of any claims, liens, equities or encumbrances (other than the transfer restrictions set forth in the IDI Loan Agreement and the IDI Exchange Agreement) and, upon consummation of the transactions contemplated by this Agreement, Buyer shall acquire good and marketable title to the WIN Obligations, free and clear of any claims, liens, equities or encumbrances (other than the aforesaid transfer restrictions).

4

(e) Amount of WIN Obligations. The outstanding principal balance of the IDI Loan Agreement Note and the IDI Exchange Agreement Note, and the accrued and unpaid interest thereon as of the date hereof, are as set forth in Schedule 1.

4.03. Representations and Warranties by Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization and Authorization. Buyer is a private company limited by shares duly organized and validly existing under the laws of the Republic of Singapore. Buyer has the requisite power and authority to execute, deliver and perform this Agreement, the Assignment and Assumption Agreement and the Purchase Price Note. The execution, delivery and performance of this Agreement, the Assignment and Assumption Agreement and the Purchase Price Note have been duly authorized by all requisite action (corporate or otherwise) on the part of Buyer. This Agreement has been, and upon the execution and delivery thereof the Assignment and Assumption Agreement and the Purchase Price Note will have been, duly and validly executed and delivered by Buyer. Assuming the due authorization, execution and delivery of this Agreement and the Assignment and Assumption Agreement by Seller, this Agreement constitutes, and upon the execution and delivery thereof the Assignment and Assumption Agreement and the Purchase Price Note will constitute, the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Buyer of this Agreement, the Assignment and Assumption Agreement and the Purchase Price Note and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of Buyer, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Buyer, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Buyer is a party or by which Buyer is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Buyer, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Buyer of this Agreement, the Assignment and Assumption Agreement and the Purchase Price Note, and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not require any Governmental Action or Third-Party Action other than the WIN Consent.

(d) No Registration, etc. Buyer confirms that:

(i) Buyer understands that the WIN Obligations have not been will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that the WIN Obligations are being sold to Buyer in a transaction that is exempt from the registration requirements of the Securities Act.

5

(ii) Buyer acknowledges that (a) neither Seller nor any person acting on behalf of Seller, has made any representation to Buyer with respect to the WIN Obligations and (b) any information Buyer desires concerning the WIN Obligations, WIN or any other matter relevant to Buyer’s decision to purchase the WIN Obligations is or has been made available to Buyer.

(iii) Buyer, through Mr. Samara, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WIN Obligations.

(iv) Buyer is an Accredited Investor as defined in Regulation D under the Securities Act.

(v) Buyer is acquiring the WIN Obligations for its own account and not with a view to any distribution of the WIN Obligations, subject, nevertheless, to the understanding that the disposition of its property will at all times be and remain within its control.

(vi) Buyer understands that the IDI Loan Agreement Note bears a legend substantially to the following effect:

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THE LOAN AGREEMENT DATED AS OF OCTOBER 29, 1998.

(vii) Buyer understands that the IDI Exchange Agreement Note bears a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN, AND THE SHARES OF WORLDSPACE INTERNATIONAL NETWORK INC. CLASS B ORDINARY SHARES OBTAINABLE UPON CONVERSION HEREOF WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND THE RESTRICTIONS ON TRANSFER SET FORTH IN THE EXCHANGE AGREEMENT DATED AS OF NOVEMBER 20, 1998 AND IN THE

6

CASE OF A TRANSFER OF CLASS B ORDINARY SHARES, IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE MEMORANDUM OF ASSOCIATION OF WORLDSPACE INTERNATIONAL NETWORK INC.

4.04. Survival of Representation and Warranties. The respective representations and warranties of the Parties contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement until the expiration of the statute of limitations applicable to such matters.

4.05. Mutual Indemnity.

(a) Buyer will indemnify and hold harmless Seller and each of its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each, a “Seller Indemnitee”) from and against any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending a claim, in litigation or otherwise) (a “Loss”) suffered or incurred by a Seller Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Buyer herein or the failure by Buyer to perform any covenant, agreement or other obligation contained in this Agreement.

(b) Seller will indemnify and hold harmless Buyer and its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each a “Buyer Indemnitee”) from and against any Loss suffered or incurred by a Buyer Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Seller herein or the failure by Seller to perform any covenant, agreement, or other obligation contained in this Agreement.

4.06. Conditions of Indemnification.

(a) For purposes of this Section 4.06 and Section 4.07, (i) in the case of any claim for indemnification pursuant to Section 4.05(a), the term “Indemnitor” will refer to Buyer and the term “Indemnitee” will refer to the Seller Indemnitee making such claim for indemnification, and (ii) in the case of any claim for indemnification pursuant to Section 4.05(b), the term “Indemnitor” will refer to Seller and the term “Indemnitee” will refer to the Buyer Indemnitee making such claim for indemnification.

(b) The obligations and liabilities of an Indemnitee and the person obligated to provide such indemnification hereunder (the “Indemnitor”) under this Article 4 with respect to claims for a Loss or potential Loss resulting from the assertion of liability by a third party (a “Claim”) will be subject to the following terms and conditions:

(i) The Indemnitee will give the Indemnitor notice of any such Claim promptly after the Indemnitee learns of the existence of or receives written notice thereof (and in no event more than fifteen (15) days after the Indemnitee receives such written notice), and the Indemnitor will have the option to undertake the defense thereof with counsel of its own choosing by giving written notice thereof to the Indemnitee within thirty (30) days after receiving such notice. All cost and expense of such defense (including, without limitation, reasonable fees and disbursements of counsel incurred in litigation or otherwise), and any settlement or compromise resulting from the defense of

7

any Claim by the Indemnitor, will be paid for by the Indemnitor; provided, however, that the Indemnitor will not settle or compromise any such Claim unless the Indemnitee is fully released and discharged therefrom as a result thereof. The Indemnitee will be entitled to participate in the defense of such Claim with counsel of its choice, at its own expense; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(ii) In the event that the Indemnitor, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend or take other appropriate action, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(iii) The Indemnitee’s failure to meet any condition or perform any obligation set forth in this Section 4.06 will in no way limit or negate any obligations or liabilities of the Indemnitor unless the Indemnitor is actually prejudiced by such failure and, in such event, the Indemnitor’s obligations or liabilities will be limited only to the extent of such prejudice.

4.07. Assistance. In the event so requested by the Indemnitor, the Indemnitee will use its reasonable efforts to make available all information and assistance reasonably required in the defense by the Indemnitor of a Claim or a Loss.

4.08. Survival. The obligations to indemnify and hold harmless pursuant to this Article 4 will survive the consummation of the transactions contemplated by this Agreement.

4.09. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, this Article 4 will be the exclusive remedy for breach of the representations and warranties contained in this Agreement or in any document or instrument executed and delivered pursuant hereto.

ARTICLE V

CONDITIONS TO CLOSING

5.01. Buyer’s Conditions Precedent to Closing. The obligations of Buyer to effect the transactions contemplated by this Agreement are subject to the performance by Seller of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Buyer, prior to or on the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) WIN Consent. By the execution and delivery of the WIN Consent WIN shall have consented to the assignment of the WIN Obligations.

8

(c) Seller’s Counsel Opinion. Seller shall have caused to be delivered to Buyer an opinion letter, in form and substance satisfactory to Buyer, of Tavernier & Tschanz acting as counsel for Seller, dated the Closing Date.

5.02. Seller’s Conditions Precedent to Closing. The obligations of Seller to effect the transaction contemplated by this Agreement are subject to the performance by Buyer of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Seller, prior to or on the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) WIN Consent. By the execution and delivery of the WIN Consent WIN shall have consented to the assignment of the WIN Obligations.

(c) Buyer’s Counsel Opinion. Buyer shall have caused to be delivered to Seller an opinion letter, in form and substance satisfactory to Seller, of Citi-Legal LLC, acting as counsel for Buyer, dated the Closing Date.

ARTICLE VI

TERMINATION

6.01. Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)	By mutual action of Buyer and Seller; or

(b)	By Buyer:

(1)	if the conditions set forth in Section 5.01 shall not have been complied with or performed in any material respect on or before February 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

(c)	By Seller:

(1)	if the conditions set forth in Section 5.02 shall not have been complied with or performed in any material respect on or before February 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

9

6.02. Effect of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and neither Party shall have any liability to the other Party or its shareholders or directors, officers or employees in respect thereof, except that nothing herein will relieve either Party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII

FURTHER ASSURANCES

7.01. Further Assurances of Seller. At any time and from time to time on and after the Closing Date, Seller shall, at the request of Buyer, execute and deliver, or cause to be executed and delivered, all such deeds, documents, and further instruments of, and take or cause to be taken all such other actions, as Buyer may reasonably deem necessary or desirable in order to fully and effectively vest in the Buyer, or to confirm Buyer’s title to and possession of, the WIN Obligations.

7.02. Further Assurances of Buyer. Buyer shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Seller may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by Buyer.

ARTICLE VIII

MISCELLANEOUS

8.01. Expenses of the Parties. Buyer and Seller shall each be responsible for and pay all of its own expenses (including, but not limited to, legal fees and expenses) and other costs incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

8.02. Confidentiality. The Parties, and their affiliates, employees, officers, directors, and representatives, shall maintain in strict confidence the facts, terms, conditions and information related, this Agreement and the transactions contemplated hereby and shall not disclose any of the same to third parties without prior consent by the other Party, except as follows: (a) each Party may provide confidential information to its directors and officers, providing that it informs them of the confidential nature of such material; (b) each Party may provide confidential information to its representatives (employees of the Party and its affiliates and its outside representatives such as auditors and attorneys) who have a need to receive such materials to perform their duties, provided that such Party shall inform all such representatives of the confidential nature of the material; and (c) should a Party or its representatives, in the reasonable opinion of its counsel, be required by applicable law or regulation to disclose any confidential information, it may do so.

8.03. Financial Advisors and Brokers. Each of the Parties shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against the other Party as a result of such first mentioned Party’s dealings, arrangements or agreements with any investment banker, financial advisor, brother or finder, in connection with the transaction contemplated by this Agreement.

10

8.04. Notices to Parties. Except as may be otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered to the Party to whom the same is directed or when received, if mailed, postage prepaid, return receipt requested, or if sent by telecopier or courier, addressed as follows:

to Buyer:

Yenura Pte. Ltd.

c/o CitiLegal LLC

7 Temasek Boulevard

#21-02 Suntec Tower One

Singapore 038987

Telecopy:        (65) 338-6277

to Seller:

Industrial Development Inc.

c/o Edmond Tavernier

Avocats au Barreau de Genève

11-bis, Rue Toepffer

1206 Geneva

Switzerland

Telecopy:        (41) 22-704-3700

Any Party may change its address for notices by a notice given in the manner set forth above.

8.05. Applicable Law. This Agreement shall be interpreted in accordance with, and governed by, the law of the state of New York, without regard to any choice of law or conflict of law provisions thereof.

8.06. Arbitration. Any dispute or controversy arising out of or related to this Agreement or the performance or the breach thereof shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, and judgment on the award may be entered by any court having jurisdiction. The arbitration will be held in Geneva, Switzerland and will be conducted in the English language.

8.07. Assignment. Neither Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party, which consent may be withheld at the discretion of such party.

8.08. Integration. This Agreement contains all representations concerning the subject matter hereof and constitutes the entire agreement among the Parties pertaining to the subject matter hereof, supersedes all prior agreements and understandings, whether oral or written, which the Parties may have in connection herewith and may not be amended or modified except by written agreement of the Parties.

11

8.09. Headings. The headings to the various Articles and Sections of this Agreement are included for convenience of reference only and shall not be determinative in construing the meaning, effect or application of any Article, Section or provision hereof.

8.10. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

8.11. Successors and Assigns. This Agreement, and all of the obligations and rights herein established, shall extend to and be binding upon and shall inure to the benefit of the respective legal successors and permitted assigns of the Parties.

8.12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, such determination shall not affect or impair the enforceability or validity of the remaining provisions of this Agreement.

8.13. Waiver. Either Buyer or Seller may, at its option, waive in writing any or all of the conditions set forth in this Agreement to which its obligations are subject. Failure of either Party at any time or from time to time to enforce any of the terms of this Agreement shall not be construed to be a waiver of such term or of such Party’s right to thereafter enforce each and every provision hereof. No waiver of any term or condition of this Agreement shall be effective unless made in a writing signed by the Party against whom any such waiver is sought to be enforced.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

12

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

INDUSTRIAL DEVELOPMENT INC.

By:	/s/ Salah Eldin A. M. Idris
Name:	Salah Eldin A. M. Idris
Title:

YENURA PTE. LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:

SCHEDULE 1

WIN OBLIGATIONS

WIN Obligation	Original Principal Amount		Current Principal Amount		Accrued and Unpaid Interest
IDI Loan Agreement Note	U.S.$	10,000,000	U.S.$	10,000,000	U.S.$	3,184,302
IDI Exchange Agreement Note	U.S.$	56,097,912	U.S.$	56,097,912	U.S.$	34,282,047	[1]

[1]	Interest accrued. However, WIN has the right to convert principal and accrued interest into a fixed number of shares.

Exhibit G

Execution Copy

PURCHASE AND SALE AGREEMENT

Between

SAIFCOM ESTABLISHMENT

as Seller

and

YENURA PTE. LTD.

as Buyer

Relating to

a Debt Obligation

of

WorldSpace International Network Inc.

December 29, 2004

ARTICLE I DEFINITIONS		1

1.01.	Definitions.	1

ARTICLE II PURCHASE AND SALE, AND TERMS OF PAYMENT		3

2.01.	Purchase and Sale.	3
2.02.	Consideration.	3
2.03.	Covenant to Close.	3

ARTICLE III THE CLOSING		3

3.01.	Time and Place of Closing.	3
3.02.	Purchase and Sale.	3

ARTICLE IV REPRESENTATIONS AND WARRANTIES		3

4.01.	Representations and Warranties.	3
4.02.	Representations and Warranties by Seller.	3
4.03.	Representations and Warranties by Buyer.	4
4.04.	Survival of Representation and Warranties.	6
4.05.	Mutual Indemnity.	6
4.06.	Conditions of Indemnification.	6
4.07.	Assistance.	7
4.08.	Survival.	7
4.09.	Exclusive Remedy.	7

ARTICLE V CONDITIONS TO CLOSING		7

5.01.	Buyer’s Conditions Precedent to Closing.	7
5.02.	Seller’s Conditions Precedent to Closing.	8

ARTICLE VI TERMINATION		8

6.01.	Termination.	8
6.02.	Effect of Termination.	9

ARTICLE VII FURTHER ASSURANCES		9

7.01.	Further Assurances of Seller.	9
7.02.	Further Assurances of Buyer.	9

ARTICLE VIII MISCELLANEOUS		9

8.01.	Expenses of the Parties.	9
8.02.	Confidentiality.	10
8.03.	Financial Advisors and Brokers.	10
8.04.	Notices to Parties.	10
8.05.	Applicable Law.	11
8.06.	Arbitration.	11
8.07.	Assignment.	11
8.08.	Integration.	11
8.09.	Headings.	11

i

8.10.	Pronouns and Plurals.	11
8.11.	Successors and Assigns.	11
8.12.	Severability.	11
8.13.	Waiver.	12
8.14.	Counterparts.	12

EXHIBIT A: Form of Assignment
EXHIBIT B: Form of WIN Consent
EXHIBIT C: Form of Purchase Price Note

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 29, 2004 between SAIFCOM ESTABLISHMENT, a company organized under the laws of Liechtenstein (“Seller”) and YENURA PTE. LTD., a private company limited by shares organized under the laws of the Republic of Singapore (“Buyer”). Seller and Buyer are referred to collectively herein as the “Parties”.

W I T N E S S E T H :

WHEREAS, Seller made a loan (the “Saifcom Loan”) on January 13, 1999 in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000) to WorldSpace International Network Inc., a corporation organized under the International Business Companies Act of the British Virgin Islands (“WIN”);

WHEREAS, the Loan was memorialized in a letter agreement, dated February 28, 2000, between Seller and WIN (the “Saifcom Loan Agreement”);

WHEREAS, as of the date hereof, the outstanding principal balance of the Saifcom Loan is Seven Million U.S. Dollars (U.S.$7,000,000);

WHEREAS, Buyer desires to acquire all of Seller’s right, title and interest in and to the Saifcom Loan and the Saifcom Loan Agreement (collectively, the “WIN Obligation”), and Seller desires to sell the WIN Obligation to Buyer for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.01. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Assignment” means the Assignment to be entered into by Seller in favor of Buyer at the Closing, substantially in the form of Exhibit A hereto.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitee” has the meaning set forth in Section 4.05(b).

“Claim” has the meaning set forth in Section 4.06(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Governmental Action” means any authorization, consent, approval, waiver, exception, variance, order, license, exemption, publication, filing, notice to, or declaration of or with, any Governmental Authority and any passage of time required in connection therewith.

“Governmental Authority” means any national, state, regional municipal, or other governmental authority, agency, board, body, instrumentality or court.

“Loss” has the meaning set forth in Section 4.05(a)

“Person” means any individual, partnership, corporation, trust, unincorporated association or joint venture or any other entity other than a Governmental Authority.

“Purchase Price” means the sum of Eight Million Five Hundred Fifty-One Thousand Six Hundred Sixty-Seven U.S. Dollars (US$8,551,667).

“Purchase Price Note” means a convertible promissory note issued by Buyer to Seller, as payee, in the principal amount of the Purchase Price, dated the Closing Date and substantially in the form of Exhibit C hereto.

“Saifcom Loan” has the meaning set forth in the Recitals.

“Saifcom Loan Agreement” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in Section 4.03(d).

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitee” has the meaning set forth in Section 4.05(a).

“Third-Party Action” means any authorization, consent, approval, waiver, exception, license, notice to or declaration of or with any Person and the passage of time in connection therewith.

“WIN” has the meaning set forth in the Recitals.

“WIN Consent” means the Consent and Agreement to be executed by WIN, substantially in the form of Exhibit B hereto.

“WIN Obligation” has the meaning set forth in the Recitals.

2

ARTICLE II

PURCHASE AND SALE, AND TERMS OF PAYMENT

2.01. Purchase and Sale. Upon the terms, and subject to the conditions set forth in this Agreement, on the Closing Date Seller shall sell, assign, transfer, and deliver the WIN Obligation to Buyer, and Buyer shall accept and purchase the WIN Obligation from Seller.

2.02. Consideration. As consideration for the sale, assignment, transfer, and delivery of the WIN Obligation, Buyer agrees to issue the Purchase Price Note to Seller on the Closing Date.

2.03. Covenant to Close. Each of Seller and Buyer shall use its best efforts to take such action as will cause the conditions of Closing set forth in Article V hereof to be satisfied by the Closing Date and to refrain from taking any action that would cause the conditions of Closing not to be satisfied.

ARTICLE III

THE CLOSING

3.01. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036 or at such other place as the Parties may agree, within three business days after the satisfaction (or waiver) of all of the conditions precedent set forth in Article V or on such other date as the Parties may agree (the “Closing Date”).

3.02. Purchase and Sale. (a) At the Closing Seller shall execute and deliver to Buyer the Assignment to evidence and effect the absolute and unconditional conveyance, assignment, transfer and delivery of all of Seller’s right, title and interest in and to the WIN Obligation to Buyer.

(b) At the Closing, Buyer shall pay the Purchase Price to Seller, by issuing the Purchase Price Note to Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties. The respective representations and warranties of the Parties shall be limited to those set forth in this Agreement, or in any amendment, schedule, exhibit, document, or certificate delivered pursuant to this Agreement.

4.02. Representations and Warranties by Seller. Seller represents and warrants to Buyer as follows:

3

(a) Organization and Authorization. Seller is a company duly organized and validly existing under the laws of its jurisdiction of organization. Seller has the requisite power and authority to execute, deliver and perform this Agreement and the Assignment. The execution, delivery and performance of this Agreement and the Assignment have been duly authorized by all requisite action (corporate or otherwise) on the part of Seller. This Agreement has been, and upon the execution and delivery thereof the Assignment will have been, duly and validly executed and delivered by Seller. Assuming the due authorization, execution and delivery of this Agreement and the Purchase Price Note by Buyer, this Agreement consititutes, and upon the execution and delivery thereof the Assignment will constitute, the valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Seller of this Agreement and the Assignment and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of Seller, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Seller, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Seller is a party or by which Seller is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Seller, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Seller of this Agreement and the Assignment and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not require any Governmental Action or Third-Party Action other than the WIN Consent.

(d) Title to WIN Obligation. Seller is the lawful owner of, and has valid marketable title to, the WIN Obligation, free and clear of any claims, liens, equities or encumbrances and, upon consummation of the transactions contemplated by this Agreement, Buyer shall acquire good and marketable title to the WIN Obligation, free and clear of any claims, liens, equities or encumbrances.

(e) Amount of WIN Obligation. The outstanding principal balance of the Saifcom Loan is Seven Million U.S. Dollars (U.S.$7,000,000) and the accrued and unpaid interest thereon as of the date hereof is One Million Five Hundred Fifty-One Thousand Six Hundred Sixty-Seven U.S. Dollars (U.S.$1,551,667).

4.03. Representations and Warranties by Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization and Authorization. Buyer is a private company limited by shares duly organized and validly existing under the laws of the Republic of Singapore. Buyer

4

has the requisite power and authority to execute, deliver and perform this Agreement and the Purchase Price Note. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of Buyer. This Agreement has been, and upon the execution and delivery thereof the Purchase Price Note will have been, duly and validly executed and delivered by Buyer. Assuming the due authorization, execution and delivery of this Agreement and the Assignment by Seller, this Agreement constitutes, and upon the execution and delivery thereof the Purchase Price Note will constitute, the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the Purchase Price Note and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of Buyer, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Buyer, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Buyer is a party or by which Buyer is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Buyer, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Buyer of this Agreement and the Purchase Price Note and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not require any Governmental Action or Third-Party Action other than the WIN Consent.

(d) No Registration, etc. Buyer confirms that:

(i) Buyer understands that the WIN Obligation has not been will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that the WIN Obligation is being sold to Buyer in a transaction that is exempt from the registration requirements of the Securities Act.

(ii) Buyer acknowledges that (A) neither Seller nor any person acting on behalf of Seller, has made any representation to Buyer with respect to the WIN Obligation and (B) any information Buyer desires concerning the WIN Obligation, WIN or any other matter relevant to Buyer’s decision to purchase the WIN Obligation is or has been made available to Buyer.

(iii) Buyer, through Mr. Samara, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WIN Obligation.

5

(iv) Buyer is an Accredited Investor as defined in Regulation D under the Securities Act.

(v) Buyer is acquiring the WIN Obligation for its own account and not with a view to any distribution of the WIN Obligation, subject, nevertheless, to the understanding that the disposition of its property will at all times be and remain within its control.

4.04. Survival of Representation and Warranties. The respective representations and warranties of the Parties contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement until the expiration of the statute of limitations applicable to such matters.

4.05. Mutual Indemnity.

(a) Buyer will indemnify and hold harmless Seller and each of its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each, a “Seller Indemnitee”) from and against any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending a claim, in litigation or otherwise) (a “Loss”) suffered or incurred by a Seller Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Buyer herein or the failure by Buyer to perform any covenant, agreement or other obligation contained in this Agreement.

(b) Seller will indemnify and hold harmless Buyer and its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each a “Buyer Indemnitee”) from and against any Loss suffered or incurred by a Buyer Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Seller herein or the failure by Seller to perform any covenant, agreement, or other obligation contained in this Agreement.

4.06. Conditions of Indemnification.

(a) For purposes of this Section 4.06 and Section 4.07, (i) in the case of any claim for indemnification pursuant to Section 4.05(a), the term “Indemnitor” will refer to Buyer and the term “Indemnitee” will refer to the Seller Indemnitee making such claim for indemnification, and (ii) in the case of any claim for indemnification pursuant to Section 4.05(b), the term “Indemnitor” will refer to Seller and the term “Indemnitee” will refer to the Buyer Indemnitee making such claim for indemnification.

(b) The obligations and liabilities of an Indemnitee and the person obligated to provide such indemnification hereunder (the “Indemnitor”) under this Article 4 with respect to claims for a Loss or potential Loss resulting from the assertion of liability by a third party (a “Claim”) will be subject to the following terms and conditions:

(i) The Indemnitee will give the Indemnitor notice of any such Claim promptly after the Indemnitee learns of the existence of or receives written notice thereof (and in no event more than fifteen (15) days after the Indemnitee receives such written

6

notice), and the Indemnitor will have the option to undertake the defense thereof with counsel of its own choosing by giving written notice thereof to the Indemnitee within thirty (30) days after receiving such notice. All cost and expense of such defense (including, without limitation, reasonable fees and disbursements of counsel incurred in litigation or otherwise), and any settlement or compromise resulting from the defense of any Claim by the Indemnitor, will be paid for by the Indemnitor; provided, however, that the Indemnitor will not settle or compromise any such Claim unless the Indemnitee is fully released and discharged therefrom as a result thereof. The Indemnitee will be entitled to participate in the defense of such Claim with counsel of its choice, at its own expense; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(ii) In the event that the Indemnitor, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend or take other appropriate action, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(iii) The Indemnitee’s failure to meet any condition or perform any obligation set forth in this Section 4.06 will in no way limit or negate any obligations or liabilities of the Indemnitor unless the Indemnitor is actually prejudiced by such failure and, in such event, the Indemnitor’s obligations or liabilities will be limited only to the extent of such prejudice.

4.07. Assistance. In the event so requested by the Indemnitor, the Indemnitee will use its reasonable efforts to make available all information and assistance reasonably required in the defense by the Indemnitor of a Claim or a Loss.

4.08. Survival. The obligations to indemnify and hold harmless pursuant to this Article 4 will survive the consummation of the transactions contemplated by this Agreement.

4.09. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, this Article 4 will be the exclusive remedy for breach of the representations and warranties contained in this Agreement or in any document or instrument executed and delivered pursuant hereto.

ARTICLE V

CONDITIONS TO CLOSING

5.01. Buyer’s Conditions Precedent to Closing. The obligations of Buyer to effect the transactions contemplated by this Agreement are subject to the performance by Seller

7

of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Buyer, prior to or on the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) WIN Consent. By the execution and delivery of the WIN Consent, WIN shall have consented to the assignment of the WIN Obligation.

(c) Seller’s Counsel Opinion. Seller shall have caused to be delivered to Buyer an opinion letter, in form and substance satisfactory to Buyer, of Liechtenstein counsel for Seller, dated the Closing Date.

5.02. Seller’s Conditions Precedent to Closing. The obligations of Seller to effect the transaction contemplated by this Agreement are subject to the performance by Buyer of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Seller, prior to or on the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) WIN Consent. By the execution and delivery of the WIN Consent, WIN shall have consented to the assignment of the WIN Obligation.

(c) Buyer’s Counsel Opinion. Buyer shall have caused to be delivered to Seller an opinion letter, in form and substance satisfactory to Seller, of Citi-Legal LLC, acting as counsel for Buyer, dated the Closing Date.

ARTICLE VI

TERMINATION

6.01. Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)	By mutual action of Buyer and Seller; or

(b)	By Buyer:

(1)	if the conditions set forth in Section 5.01 shall not have been complied with or performed in any material respect on or before February 15, 2005; or

8

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

(c)	By Seller:

(1)	if the conditions set forth in Section 5.02 shall not have been complied with or performed in any material respect on or before February 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

6.02. Effect of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and neither Party shall have any liability to the other Party or its shareholders or directors, officers or employees in respect thereof, except that nothing herein will relieve either Party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII

FURTHER ASSURANCES

7.01. Further Assurances of Seller. At any time and from time to time on and after the Closing Date, Seller shall, at the request of Buyer, execute and deliver, or cause to be executed and delivered, all such deeds, documents, and further instruments of, and take or cause to be taken all such other actions, as Buyer may reasonably deem necessary or desirable in order to fully and effectively vest in the Buyer, or to confirm Buyer’s title to and possession of, the WIN Obligation.

7.02. Further Assurances of Buyer. Buyer shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Seller may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by Buyer.

ARTICLE VIII

MISCELLANEOUS

8.01. Expenses of the Parties. Buyer and Seller shall each be responsible for and pay all of its own expenses (including, but not limited to, legal fees and expenses) and other costs incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

9

8.02. Confidentiality. The Parties, and their affiliates, employees, officers, directors, and representatives, shall maintain in strict confidence the facts, terms, conditions and information related, this Agreement and the transactions contemplated hereby and shall not disclose any of the same to third parties without prior consent by the other Party, except as follows: (a) each Party may provide confidential information to its directors and officers, providing that it informs them of the confidential nature of such material; (b) each Party may provide confidential information to its representatives (employees of the Party and its affiliates and its outside representatives such as auditors and attorneys) who have a need to receive such materials to perform their duties, provided that such Party shall inform all such representatives of the confidential nature of the material; and (c) should a Party or its representatives, in the reasonable opinion of its counsel, be required by applicable law or regulation to disclose any confidential information, it may do so.

8.03. Financial Advisors and Brokers. Each of the Parties shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against the other Party as a result of such first mentioned Party’s dealings, arrangements or agreements with any investment banker, financial advisor, brother or finder, in connection with the transaction contemplated by this Agreement.

8.04. Notices to Parties. Except as may be otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered to the Party to whom the same is directed or when received, if mailed, postage prepaid, return receipt requested, or if sent by telecopier or courier, addressed as follows:

to Buyer:

Yenura Pte. Ltd.

c/o CitiLegal LLC

7 Temasek Boulevard

#21-02 Suntec Tower One

Singapore 038987

Telecopy: (65) 338-6277

to Seller:

Saifcom Establishment

Pfulgstrasse 12

P.O. Box 452

FL-9490 Vaduz

Fuerstentum Liechtenstein

Attn: Daniel Kieber

Telecopy: 423.399.4950

10

Copy to:

David Hinds

Covington & Burling

Registered Foreign Lawyers and Solicitors

265 The Strand

London WC2R 1BH

Telecopy: 44 20 7025 0883

Any Party may change its address for notices by a notice given in the manner set forth above.

8.05. Applicable Law. This Agreement shall be interpreted in accordance with, and governed by, the law of the state of New York, without regard to any choice of law or conflict of law provisions thereof.

8.06. Arbitration. Any dispute or controversy arising out of or related to this Agreement or the performance or the breach thereof shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, and judgment on the award may be entered by any court having jurisdiction. The arbitration will be held in Geneva, Switzerland and will be conducted in the English language.

8.07. Assignment. Neither Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party, which consent may be withheld at the discretion of such party.

8.08. Integration. This Agreement contains all representations concerning the subject matter hereof and constitutes the entire agreement among the Parties pertaining to the subject matter hereof, supersedes all prior agreements and understandings, whether oral or written, which the Parties may have in connection herewith and may not be amended or modified except by written agreement of the Parties.

8.09. Headings. The headings to the various Articles and Sections of this Agreement are included for convenience of reference only and shall not be determinative in construing the meaning, effect or application of any Article, Section or provision hereof.

8.10. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

8.11. Successors and Assigns. This Agreement, and all of the obligations and rights herein established, shall extend to and be binding upon and shall inure to the benefit of the respective legal successors and permitted assigns of the Parties.

8.12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, such determination shall not affect or impair the enforceability or validity of the remaining provisions of this Agreement.

11

8.13. Waiver. Either Buyer or Seller may, at its option, waive in writing any or all of the conditions set forth in this Agreement to which its obligations are subject. Failure of either Party at any time or from time to time to enforce any of the terms of this Agreement shall not be construed to be a waiver of such term or of such Party’s right to thereafter enforce each and every provision hereof. No waiver of any term or condition of this Agreement shall be effective unless made in a writing signed by the Party against whom any such waiver is sought to be enforced.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SAIFCOM ESTABLISHMENT

By:	/s/ Dr. Daniel Kieber
Name:	Dr. Daniel Kieber
Title:	Director

YENURA PTE. LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:

EXHIBIT H

AMENDED AND RESTATED LOAN AGREEMENT AND GUARANTEE

This AMENDED AND RESTATED LOAN AGREEMENT AND GUARANTEE (the “Loan Agreement”) is made as of the 21 day of April, 2000, by and between WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”), WorldSpace Satellite Company Ltd., a company organized under the International Business Companies Act of the British Virgin Islands (“Satellite Company”) and a wholly-owned subsidiary of WIN, WorldSpace, Inc., a corporation organized under Maryland law (“WSI”), and Stonehouse Capital Limited, a corporation organized under Cayman Islands law (the “Lender”).

W I T N E S S E T H

WHEREAS, WIN is the holding company for a group of companies engaged in the business of making satellite facilities available to broadcasters and other users around the world; and

WHEREAS, Satellite Company has arranged for the construction of satellites to be placed into geostationary orbit for use by WIN and its subsidiaries; and

WHEREAS, WIN, Satellite Company and Credit Suisse, S.A., entered into that certain Loan Agreement and Guarantee, dated as of December 18, 1996, as amended (the “Original Loan Agreement”); and

WHEREAS, between December 18, 1996 and January 13, 1999 WIN received (or WSI received on behalf of WIN) payments in the total amount of US$786,500,000, and (i) US$685,000,000 of these payments have been documented as loans by Credit Suisse, S.A., to WIN pursuant to the Original Loan Agreement, and (ii) another US$101,500,000 of these payments have been intended to be documented as additional loans by Credit Suisse, S.A. pursuant to the Original Loan Agreement (such loans, in the aggregate principal amount of

US$1,002,973,124 (consisting of funds loaned in the aggregate principal amount of US$786,500,000 plus capitalized interest in the aggregate amount of US$216,473,124 as of March 18, 2000), are referred to hereinafter as the “Existing Loans”); and

WHEREAS, Credit Suisse, S.A. has, or prior to the effectiveness of this Agreement will have, assigned and transferred the Original Loan Agreement and all of its right, title and interest in and to the Existing Loans to the Lender;

WHEREAS, pursuant to that certain Rescission Agreement, dated as of April 21, 2000, by and among WIN, WSI, Grenadier Holdings Corp., a corporation organized under the International Business Companies Act of the British Virgin Islands, Crystal Capital Ventures Ltd., a corporation organized under the International Business Companies Act of the British Virgin Islands, the Lender, Sheikh Khalid Bin Mahfouz, Abdulrahman Khalid Bin Mahfouz and Sultan Khalid Bin Mahfouz, (i) WIN has agreed to issue new debt in the principal amount of US$550,000,000 to the Lender (the “New Debt”), and (ii) the parties to the Recission Agreement agreed that this Loan Agreement would be entered into to supersede and replace the Original Loan Agreement with respect to the Existing Loans and to set forth the terms of the New Debt.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the Lender, WIN, Satellite Company and WSI hereby agree as follows:

ARTICLE I

THE LOAN

1.1 The Loan. WIN hereby acknowledges and agrees that it is obligated to the Lender under this Agreement for indebtedness (the “Loan”) in the total aggregate amount of US$ 1,552,973,124 (One Billion Five Hundred Fifty-Two Million Nine Hundred and Seventy Three Thousand and One Hundred and Twenty-Four U.S. Dollars) (together with accrued interest capitalized as principal pursuant to Section 1.4(b), the “Principal Amount”) on the terms and conditions set forth herein. The amount set forth in the preceding sentence includes the Existing Loans (in the aggregate principal amount of US$786,500,000 plus accrued interest of US$216,473,124 capitalized through March 18, 2000) and the New Debt (in the principal amount of US$550,000,000).

1.2 Obligated Parties. As used herein, the team “Borrower” shall refer to WIN or, at any time when any other party has succeeded to WIN’s obligation to the Lender in respect of the Loan through any merger or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of WIN’s assets that is not prohibited by Section 4.2 of this Agreement, the term “Borrower” shall refer to such other party. As used herein, the term “Guarantor” shall refer to each of WSI and Satellite Company, or at any time when any other party has succeeded to WSI’s or Satellite Company’s obligations in respect of the guarantee set forth in Article 8 of this Agreement through any merger or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of WSI’s or Satellite Company’s assets that is not prohibited by Section 4.2 of this Agreement, the term “Guarantor” shall refer to such other party.

1.3 Maturity. The Principal Amount shall be due and payable by the Borrower to the Lender in four equal installments on March 31, 2008, March 31, 2009, March 31, 2010 and March 31, 2011, or in any case the next succeeding Business Day (as defined herein); provided, that if the Borrower’s EBITDA is less than Seven Hundred Million Dollars U.S. ($700,000,000) in calendar year 2007, then one-quarter of the Principal Amount shall be due and payable on March 31, 2008 and the balance of the Principal Amount shall be due and payable on December 31, 2008.

1.4 Prepayment. The Principal Amount, together with accrued interest thereon, may be prepaid at any time, without penalty or premium, subject to 90 days’ prior notice.

1.5 Interest. (a) Beginning as of March 13, 2000, interest shall accrue on the outstanding and unpaid Principal Amount, calculated with respect to each day during each Interest Period from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period, at the London Interbank Offered Rate plus the Applicable Margin (the “Eurodollar Rate”); provided that during the Interest Period commencing on March 19, 2000 and ending on June 30, 2000, interest shall accrue on the amount of US$ 1,002,973,124 from March 19, 2000 to and including the day immediately preceding the date that this Loan Agreement becomes effective, and from the date that this Loan Agreement becomes effective to and including June 30, 2000 interest shall accrue on the amount of US$1,552,973,124.

(b) Interest with respect to all periods through December 31, 2003 shall accrue and be capitalized as principal on each Interest Payment Date in such period, and will be payable as part of the Principal Amount pursuant to Section 1.3; interest with respect to the period commencing on December 31, 2003 shall be payable in arrears on each Interest Payment Date, or within the five Business Days following such Interest Payment Date subject to the payment of penalty interest provided in paragraph (c) hereof.

(c) Any principal amount and (to the extent permitted by applicable law) interest not paid when due hereunder shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the sum of 4% plus the Eurodollar Rate for such day.

(d) Interest hereunder shall be calculated on the basis of the actual number of days elapsed divided by 360 (including the first day but excluding the last day of the corresponding Interest Period).

(e) Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Applicable Margin” means 2% (two percent).

(ii) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in London, England or Geneva, Switzerland are authorized by law to close.

(iii) “EBITDA” means Earnings Before Interest, Taxes, Depreciation and Amortization as shown on WIN’s consolidated income statement prepared in accordance with US GAAP.

(iv) “Interest Payment Date” means the last day of each Interest Period or the next following Business Day.

(v) “Interest Period” means (a) the period commencing on March 13, 2000 and ending on June 30, 2000, and (b) each subsequent three-month period until the principal hereof shall have become due and payable and paid in full.

(vi) “London Interbank Offered Rate” means, for any applicable Interest Period, the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) quoted as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period of the offered rates for deposits in United States dollars on the Reuters Screen LIBO Page in an amount approximately equal to the principal amount hereof and for the approximate duration of such Interest Period; provided if there are more than six (6) of such rates quoted, then the highest and lowest rates shall be eliminated for these purposes; and provided, further, that if no, or only one (1), such offered quotation appears, the relevant arithmetic mean (calculated as mentioned above) shall be determined on the basis of the respective rates per annum at which deposits in United States dollars are offered to the principal London offices of The Chase Manhattan Bank, Citibank, N.A. and Credit Suisse, S.A. in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount hereof and for a period of time comparable to such Interest Period.

(vii) “public offering” means any offering by the Borrower of shares of capital stock or other securities that are registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations pursuant thereto, and/or that are registered under the corresponding law of one or more jurisdictions other than the United States.

1.6 Withholding. All payments by the Borrower in respect of the Loan, or by Guarantors in respect of the guarantee set forth in Article 8, will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges (“Taxes”) imposed or levied by or on behalf of the British Virgin Islands, the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law.

1.7 Security. The Loan will be secured by the grant to the Lender of security interests in certain assets by each of WIN, Satellite Company and WSI pursuant to Security Agreements in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively, which shall be executed and delivered contemporaneously herewith (the “Security Agreements”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF WIN, SATELLITE COMPANY AND WSI

Each of WIN, Satellite Company and WSI hereby represents and warrants to the Lender:

2.1 Organization and Qualification. Each of WIN and Satellite Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. WSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

2.2 Authorization. Each of WIN, Satellite Company and WSI has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action (corporate or otherwise) on the part of WIN, Satellite Company and WSI. This Agreement has been duly and validly executed and delivered by WIN, Satellite Company and WSI. Assuming the due authorization, execution and delivery of this Agreement by the Lender, this Agreement constitutes the valid and binding obligation of each of WIN, Satellite Company and WSI, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

2.3 Non-contravention. The execution, delivery and performance by each of WIN, Satellite Company or WSI of this Agreement and the consummation by each of them of the transactions contemplated hereby do not and will not violate the Memorandum or Articles of Association of WIN or Satellite Company, or the Articles of Incorporation or Bylaws of WSI, as the case may be, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of WIN, Satellite Company or WSI, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which WIN, Satellite Company or WSI, as the case may be, is a party or by which WIN, Satellite Company or WSI, as the case may be, is bound, or result in the creation of any mortgage, pledge, security interest, lien, claim, charge or other restriction or encumbrance of any nature or description whatsoever (a “Lien”) against any of the assets of WIN, Satellite Company or WSI, as the case may be. There is no action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of WIN, Satellite Company or WSI, threatened, against the consummation of the transactions contemplated hereby.

2.4 Consents. The execution, delivery and performance by WIN, Satellite Company and WSI of this Agreement, and the consummation by WIN, Satellite Company and WSI of the transactions contemplated hereby, do not and will not require (i) any action by or in respect of, or registration or filing with, any governmental body, agency, official or authority, or (ii) any consent, approval, waiver or other similar action by any person under any loan agreement, mortgage, deed of trust, indenture, lease, license, or other agreement, contract or instrument to which WIN, Satellite Company or WSI is a party or by which WIN, Satellite Company or WSI or any of the assets of any of them is bound.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to WIN, Satellite Company and WSI as follows:

3.1 Authorization. The Lender has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this

Agreement by the Lender has been duly authorized by all requisite corporate action on the part of the Lender. This Agreement has been duly and validly executed and delivered by the Lender. Assuming the due authorization, execution and delivery of this Agreement by WIN, Satellite Company, this Agreement constitutes the valid and binding obligation of the Lender, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

3.2 Non-contravention. The execution, delivery and performance by the Lender of this Agreement and the consummation by the Lender of the transactions contemplated hereby do not constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of the Lender, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which the Lender is a party or by which the Lender is bound. There is no action, suit or proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of the Lender, threatened, against the consummation of the transactions contemplated hereby.

3.3 Consents. To the knowledge of the Lender, the execution, delivery and performance by the Lender of this Agreement and the consummation by the Lender of the transactions contemplated hereby do not require any consent, approval, waiver or other similar action by any person under any loan agreement, mortgage, deed of trust, indenture, lease, license, or other agreement, contract or instrument to which the Lender is a party or by which the Lender is bound.

ARTICLE IV

COVENANTS

Covenants. Until the amount borrowed hereunder shall have been paid in full:

4.1 Limitation on Indebtedness. Neither the Borrower nor any Guarantor will, nor will the Borrower or any Guarantor permit any of their respective Subsidiaries to, directly or indirectly, without the prior written consent of the Lender, be liable with respect to, contingently or otherwise, Funded Debt at any time in excess of U.S.$300,000,000 (or the equivalent thereof in one or more foreign currencies), except (a) debt, in an aggregate amount not to exceed U.S.$50,000,000 (or the equivalent in one or more foreign currencies) outstanding at any one time, in connection with financing arrangements relating to the prior purchase by Satellite Company of satellites from Alcatel Espace S.A. (“Alcatel”) pursuant to the Alcatel Agreements (as defined herein) or the Contract between Satellite Company and WIN and the Lender dated December 13, 1996 or otherwise, or (b) the Convertible Note, dated November 20, 1998, in the original principal amount of $56,097,912 and together with accrued interest, of WIN to Industrial Development Inc. The Borrower and each Guarantor will provide the Lender with prior notice any time it or any of its Subsidiaries incurs any item of Funded Debt in excess of Twenty-Five Million Dollars U.S. ($25,000,000).

“Funded Debt” of the Borrower, the Guarantors and the Subsidiaries means the aggregate outstanding at any time (after eliminating intercompany items and consolidated in accordance with generally accepted accounting principles) of all of their (i) indebtedness for borrowed money, (ii) guarantees of the obligations of any other person or entity, (iii) capitalized lease obligations (that is, leases of property which, in conformity with generally accepted accounting principles consistently applied, are required to be accounted for as capital leases on the relevant balance sheet) and (iv) purchase money obligations (other than trade payables in the ordinary course of business).

“Subsidiary” means any corporation more than 50% of whose outstanding Voting Stock at the time is owned or controlled directly or indirectly by any or all of the Borrower, the Guarantors and/or by one or more Subsidiaries. For this purpose, the term “Voting Stock” means any class or classes of capital stock the holders of which collectively have general power under ordinary circumstances to elect at least a majority of the board of directors of a corporation.

“Alcatel Agreements” means (x) the Amended and Restated IOD Contract between WSI and Alcatel dated as of October 8, 1995, subsequently further amended, and assigned by WSI to Satellite Company with effect from the Closing Date (as defined herein), (y) the WorldStar DAVB End-to-End System Contract between WSI and Alcatel, dated November 9, 1995, subsequently further amended and assigned by WSI to Satellite Company with effect from the Closing Date, and (z) the WorldStar On-Station Operation Services Contract between WSI and Alcatel, dated June 26, 1996, assigned by WSI to Satellite Company with effect from the Closing Date.

4.2 Consolidation, Merger, Etc. Without the prior written consent of the Lender, neither the Borrower nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets in a transaction or in a series of related transactions to any person or entity, unless: (i) (A) the Borrower or such Guarantor, as the case may be, will be the continuing entity or, (B) otherwise, the person or entity formed by such consolidation or into which the Borrower or such Guarantor, as the case may be, is merged or to which substantially all of its properties are transferred shall (x) be a corporation and (y) expressly assume all the obligations of the Borrower or such

Guarantor, as the case may be, and all the terms and conditions applicable to the Borrower or such Guarantor, as the case may be, under this Loan Agreement; and (ii) immediately before and immediately after giving effect to such transaction or series of related transactions no material breach of any of the other covenants set forth in this Article IV shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction or series of related transactions the Net Worth of the Borrower or such Guarantor, as the case may be (or in the event the Borrower or such Guarantor, as the case may be, is not the continuing person, the Net Worth of the person or entity formed by such consolidation or into which the Borrower or such Guarantor, as the case may be, is merged or to which its properties are transferred substantially as an entirety) is, on a pro forma basis, at least equal to the Net Worth of the Borrower or such Guarantor, as the case may be, immediately before such transaction or series of related transactions; and (iv) the Borrower or a Guarantor gives the Lender at least twenty (20) days prior written notice of such transaction or series of related transactions. “Net Worth” means, with respect to any person or entity, the aggregate amount of shareholders’ equity of such person or entity and its subsidiaries, if any, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

4.3 Restriction on Dispositions of Assets. Without limiting the applicability of Section 4.2, neither the Borrower nor any Guarantor shall, nor shall the Borrower or any Guarantor permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any assets other than in the ordinary course of business without the prior written consent of the Lender, unless, in the opinion of the Special Loan, Capital and Litigation Committee of the Board of Directors of the Borrower or such Guarantor, as the case may be, such sale, lease, transfer or other disposition, considered together with all prior sales, leases, transfers and other dispositions by the Borrower, the Guarantors and the Subsidiaries, taken as a whole, would not materially and adversely affect the interest of the Lender hereunder or the ability of the Borrower or any Guarantor to meet its obligations as they become due.

4.4 Limitation on Dividends. Without the prior written consent of the Lender, neither the Borrower nor WSI shall declare or pay any dividend or make any distributions upon any of its ordinary shares or preferred shares, other than any shares issued in a public offering, and will not directly or indirectly apply any of its assets to the redemption, retirement, purchase or other acquisition of any of its ordinary or preferred shares prior to the repayment of the Loan.

4.5 Ranking of Obligations. The respective obligations of the Borrower in respect of the Loan and of each of the Guarantors in respect of the guarantee set forth in Article 8 rank, and will rank, pari passu with their respective other senior indebtedness. Attached as Schedule 4.5 hereto is a list of the senior indebtedness of the Borrower and the Guarantors in effect as of the date of this Loan Agreement.

4.6 Security Agreements. The Borrower and the Guarantors shall comply with their obligations under the Security Agreements.

4.7 Negative Pledge. Without the prior written consent of the Lender, and subject to Section 4.1, neither the Borrower nor any Guarantor will, or will permit any of its Subsidiaries to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on or security interest in any of their respective properties or assets, including without limitation any shares of the capital stock of any Subsidiary, whether such properties or assets are now owned or hereafter acquired, unless it shall have been provided that the Loan (together with, if the Borrower or such Guarantor, as the case may be, shall so determine, any other indebtedness or obligations of the Borrower, such Guarantor or any

Subsidiary ranking equally with the Loan and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a purchase money security interest or otherwise by a pledge of, lien on or security interest in any property or asset at the time such property or asset is acquired by the Borrower, any Guarantor or any of their respective Subsidiaries.

4.8 Financial Information. The Borrower will engage a major international accounting firm as outside auditor and will maintain adequate books of account and other records to enable the preparation of the financial statements of Borrower required to be delivered to the Lender pursuant to this Section 4.8. The Borrower will deliver to the Lender, within sixty (60) days after the end of each of the first three quarters of each fiscal year, a consolidated balance sheet as of the last day of such fiscal quarter. The Borrower will deliver to the Lender, within one hundred twenty (120) days after the end of each fiscal year ending on or after December 31, 2000, annual audited financial statements on a consolidated basis in accordance with U.S. GAAP. Not later than thirty (30) days following the start of each new fiscal year, the Borrower will submit to the Lender its proposed annual operating budget for that year, including projected cash flows and projected expenditures. The Borrower will not change its fiscal year without the prior written consent of the Lender.

4.9 Application of Proceeds. The Borrower will cause funds raised from investors, and the Borrower and WSI will cause all funds raised from the 1999 sale of the interest of WSI in XM Satellite Radio Holdings Inc. and the disposition of all shares of American Mobile Satellite Corporation stock that were received in such sale, to be applied in all material respects toward, or held in reserve for, corporate purposes of the Borrower, the Guarantors and/or their respective Subsidiaries that are in accordance with applicable law.

4.10 Insurance. The Borrower will maintain liability and property insurance with respect to its assets and business at levels that are not materially less than the levels of insurance coverage that it currently maintains. Within sixty (60) days after the date of this Agreement, the Borrower will appoint the Lender as an additional insured or loss payee, to the extent of its interest, on each of the Lender’s liability and property insurance policies.

4.11 Default. The Borrower and each Guarantor will promptly inform the Lender of (a) any default under any contract, license, lease, concession or other agreement which could reasonably be expected to have a material adverse effect on the financial condition of the Borrower or such Guarantor, as the case may be, or (b) any pending or threatened litigation, claim, arbitration or governmental investigation or challenge involving the Borrower or such Guarantor, or any of their respective affiliates, which, if adversely determined, would have a material adverse effect on the financial condition of the Borrower or such Guarantor, as the case may be.

4.12 Preservation of Existence. The Borrower and each of the Guarantors will preserve its corporate existence, and will not dissolve, liquidate or wind up its affairs.

4.13 Preservation of Licenses. The Borrower and each of the Guarantors will preserve all licenses, patents and other legal rights (including prompt payment of all taxes and registration and continuation fees), the loss of which would have a material adverse effect on its financial condition. The Borrower will not permit any license to operate one or more satellites owned by the Borrower or any of its Subsidiaries or any concession to operate one or more of the satellites or to broadcast into one of its primary markets material to the operations of the Borrower, to be revoked, suspended or terminated, to expire or cease to be valid, binding and in full force or effect or to be declared null and void.

4.14 Judgments. If one or more final judgments, orders or decrees for the payment of money, which either individually or in the aggregate exceed U.S. $100,000,000 (or the equivalent thereof in any other currency) and would have a material adverse effect on the financial condition of the Borrower are rendered against the Borrower or any of the Guarantors by a court of competent jurisdiction, the Borrower or such Guarantor, as the case may be, will not permit such final judgments, orders or decrees to remain undischarged or not fully bonded for the period (during which execution shall not be effectively stayed by reason of a pending appeal or otherwise) of thirty (30) days or for an enforcement proceeding to be commenced upon such judgments, orders and/or decrees exceeding such amount, either individually or in the aggregate, without being discharged, fully bonded or execution thereof stayed within thirty (30) days. In the event that any attachment (whether in aid of execution or otherwise) is made on any assets of the Borrower or any of the Guarantors having a value in excess of $100,000,000, the Borrower will cause such attachment to be discharged within sixty (60) days after the date on which the attachment is made.

4.15 Expropriation. No governmental authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial part or all of the property or other assets of the Borrower or any of the Guarantors, as the case may be, or their respective share capital, or to assume custody or control of such property, assets, share capital or business of the Borrower or such Guarantor.

4.16 Financial Results. The Borrower will achieve EBITDA of at least One Hundred Million Dollars U.S. (US$100,000,000) in calendar year 2004, and will achieve annual gross revenues equal to or greater than Fifty Million Dollars U.S. ($50,000,000) in calendar year 2002, One Hundred Fifty Million Dollars U.S. ($150,000,000) in calendar year 2003, and Three

Hundred Million Dollars U.S. ($300,000,000) in calendar year 2004; provided, that the foregoing provisions of this Section 4.16 shall be inapplicable at any time after the Borrower has raised at least Two Hundred Fifty Million Dollars U.S. ($250,000,000) after the date hereof through two or more issuances of shares, at least one of which is a public offering.

4.17 Profit-Sharing Arrangements. Neither the Borrower nor any of the Guarantors will enter into, or permit any of their respective Subsidiaries to enter into, any partnership agreement, profit-sharing agreement, royalty agreement or other similar arrangement (except for shared advertising arrangements with broadcasters) whereby income or profits of the Borrower or such Guarantor, as the case may be, or any of their respective Subsidiaries are shared with any person who is a director or officer of the Borrower or such Guarantor, as the case may be, or any of their respective Subsidiaries, a member of the immediate family of any such director or officer, or any entity that is majority owned or controlled by any such directors, officers or family members; provided that this Section 4.17 will not prohibit any stock option or other compensation arrangements with employees, officers or directors of the Borrower, any of the Guarantors and their respective Subsidiaries.

4.18 Retention of Chairman and Chief Executive Officer. The Borrower will retain Noah A. Samara as its Chairman of the Board and Chief Executive Officer, unless: (a) he shall have died; (b) the Special Loan, Capital and Litigation Committee of the Board of Directors of the Borrower shall have adopted a resolution declaring Noah A. Samara to be incapacitated from serving as Chairman of the Board and Chief Executive Officer as a result of a medical condition and such resolution shall have been adopted in good faith based upon medical evidence satisfactory in the sole discretion of a majority of the members of such Committee; or (c) the Lender shall have consented in writing to a person other than Noah A. Samara serving as

Chairman of the Board and Chief Executive Officer of the Borrower. As an incentive to the continued service by Noah A. Samara as Chairman of the Board and Chief Executive Officer of the Borrower, within thirty (30) days after the date of this Loan Agreement the Borrower will grant to Noah A. Samara options to purchase Five Million (5,000,000) Class B Ordinary Shares of the Borrower at an exercise price of US$9.43 per share, which options (a) shall vest with respect to 625,000 shares on each of March 31, 2001, March 31, 2002, March 31, 2003, March 31, 2004, March 31, 2005, March 31, 2006, March 31, 2007 and March 31, 2008, (b) shall not be exercisable at any time after a breach of Section 4.16 above has occurred unless the provisions of Section 4.16 (other than the proviso) have become inapplicable or the Principal Amount has been repaid in full, and (c) to the extent not theretofore exercised, shall automatically terminate if Noah A. Samara resigns as Chairman of the Board and Chief Executive Officer of the Borrower prior to the time the Principal Amount is repaid in full; provided, that it shall be a condition to the grant of such options that Noah A. Samara agree (i) not to sell any shares of WSI or Class B Ordinary Shares if, immediately upon such sale, an Event of Default would exist pursuant to Section 5.1(a)(vi) of this Agreement, (ii) not to sell any shares of WSI or any Class B Ordinary Shares after a breach of Section 4.16 above has occurred unless the provisions of Section 4.16 (other than the proviso) have become inapplicable or the Principal Amount has been repaid in full, and (iii) until the Principal Amount is repaid in full, not to sell during any calendar year more than three per cent (3%) of the total number of WSI shares and Class B Ordinary Shares that he owns or holds options to purchase at the beginning of such calendar year (except that the foregoing percentage shall increase to ten per cent (10%) if the Borrower satisfies the gross revenues standard for calendar year 2002 set forth in Section 4.16 above, and then to twelve per cent (12%) if the Borrower satisfies the gross revenues standard for calendar year 2003 set forth in Section 4.16 above, and then to fourteen per cent (14%) if the Borrower meets both the gross revenues standard and the EBITDA standard for calendar year 2004 set forth in Section 4.16 above). It is understood that the preceding sentence shall not limit the authority of the Borrower to provide for accelerated vesting of the above-described options at any time after the Principal Amount is repaid in full or at any time to grant Noah A. Samara any other stock options or other compensation arrangements on such terms as the Board of Directors of the Borrower may at any time determine to be appropriate.

ARTICLE V

EVENTS OF DEFAULT

5.1 Events of Default.

(a) An “Event of Default” occurs if:

(i) Any payment of principal or interest is not made when the same becomes due and payable hereunder; or

(ii) The Borrower or any of the Guarantors, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined), (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

(iii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower or any of the Guarantors; (B) appoints a receiver, trustee, custodian or other similar official for it or for all or substantially all of the properties of the Borrower or any of the Guarantors; or (C) orders the liquidation of the

Borrower or any of the Guarantors; and in each of (A), (B) or (C) the order or decree remains unstayed and in effect for sixty (60) days; or

(iv) The Borrower or any Guarantor fails to comply with the covenants set forth in Section 4.4, 4.9 and 4.18 and such failure is not remedied within thirty (30) days after written notice thereof shall have been given to the Borrower and the Guarantors by the Lender; or

(v) The Special Loan, Capital and Litigation Committee of the Board of Directors of the Borrower declares an Event of Default pursuant to Section 5.1(b) below; or

(vi) At any time, during the life of Noah A. Samara, when he does not have Voting Control (as defined below) of the Borrower.

For purposes hereof, the term “bankruptcy law” means any United States bankruptcy law at any time when a United States bankruptcy court could have jurisdiction over the Borrower or any of the Guarantors, and at any other time any law applicable to the Borrower or any of the Guarantors elsewhere for the relief of debtors and the protection of creditors, and the rules and regulations thereunder. For purposes hereof, Noah A. Samara shall be deemed to have “Voting Control” of the Borrower at any time when:

(x)	Noah A. Samara directly or indirectly owns or controls the power to vote (including, without limitation, by proxy) outstanding shares of the Borrower that are entitled to cast more than fifty per cent (50%) of the votes in the election of directors of the Borrower; or

(y)

after the Borrower has raised more than US $100,000,000 through one or more public offerings of shares, (i) Noah A. Samara directly or indirectly owns or controls the power to vote (including, without limitation, by proxy) outstanding shares of the Borrower that are entitled to cast more than thirty-three per cent (33%) of the votes in the election of directors of the Borrower, (ii) no other person or group (other than a person controlled by Noah A. Samara or a group that includes Noah A. Samara) is the beneficial owner of outstanding shares of the Borrower that are entitled to cast a larger percentage of votes in the election of directors of the Borrower than the shares that Noah A. Samara, directly or indirectly, owns or controls the power to vote (including, without limitation, by proxy), and (iii) if all shares issued by the Borrower in any public offerings or private placements of shares after the date of this Loan Agreement (excluding shares issued pursuant to the exercise of stock options granted to employees, officers and directors of the Borrower or any of its subsidiaries and shares that Noah A. Samara directly or indirectly owns or with respect to which he controls the power to vote (including, without limitation, by proxy)) were disqualified from voting in the election of directors of the Borrower, Noah A. Samara would directly or indirectly own or control the power to vote (including, without limitation, by proxy) outstanding shares of the Borrower that are entitled to cast more than fifty per cent (50%) of the votes in the election of directors of the Borrower.

For purposes of the preceding sentence, Noah A. Samara shall be deemed to control the power to vote any shares of the Borrower that are owned by any trust of which he is the sole trustee or any company of which he directly or indirectly owns or controls the power to vote (including, without limitation, by proxy) outstanding shares that are entitled to cast more than fifty per cent (50%) of the votes in the election of directors of such company, and the terms “beneficial owner”

and “group” shall have the meanings set forth in, respectively, Regulations 13d-3 and 13d-5 (in each case, as in effect on the date hereof) promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(b) The Special Loan, Capital and Litigation Committee of the Board of Directors of the Borrower may, upon approval by a majority of the members of such Special Loan, Capital and Litigation Committee, by written notice to the Borrower, the Guarantors and the Lender declare there to be an Event of Default in the event that such Special Loan, Capital and Litigation Committee has determined, in the sole and absolute discretion of a majority of the members of the Special Loan, Capital and Litigation Committee, that one or more breaches of any of the representations and warranties set forth in Article II above or any of the covenants set forth in Article IV above have occurred, and have not been consented to in writing by the Lender, and that it is substantially more likely than not that an Event of Default under clauses (i), (ii), (iii) or (iv) of Section 5.1 (a) above will occur as a result of such breach or breaches.

5.2 If an Event of Default (other than an Event of Default under clauses (ii) or (iii) of Section 5.1(a)) occurs and is continuing, the Lender may, by written notice to the Borrower and the Guarantors, declare all unpaid principal of and unpaid and accrued interest on the amounts borrowed hereunder to be due and payable. Upon such declaration, the unpaid principal of and unpaid and accrued interest on the amounts borrowed hereunder shall become and be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which the Borrower and the Guarantors hereby expressly waive. If an Event of Default under clauses (ii) or (iii) of Section 5.1 (a) occurs and is continuing, the unpaid principal of and unpaid and accrued interest on the amounts borrowed hereunder shall automatically become and be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which the Borrower and the Guarantors hereby expressly waive.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

6.1 Survival of Representations and Warranties. The respective representations and warranties of the Lender and the Borrower, Satellite Company and WSI contained in this Loan Agreement shall survive the consummation of the transactions contemplated by this Loan Agreement until the expiration of the statute of limitations applicable to such matters.

6.2 Mutual Indemnity. (a) The Lender shall indemnify and hold harmless the Borrower, Satellite Company and WSI and each of their respective affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each, a “Borrower Indemnitee”) from and against any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending a claim, in litigation or otherwise) (a “Loss”) suffered or incurred by a Borrower Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by the Lender herein or the failure by the Lender to perform any covenant, agreement or other obligation contained in this Loan Agreement.

(b) The Borrower, Satellite Company and WSI shall indemnify and hold harmless the Lender and its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each a “Lender Indemnitee”) from and against any Loss suffered or incurred by a Lender Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by the Borrower, Satellite Company or WSI, as the case may be, herein or the failure by the Borrower, Satellite Company or WSI, as the case may be, to perform any covenant, agreement, or other obligation contained in this Loan Agreement;

provided, that no breach of any of the representations and warranties set forth in Article II above or any of the covenants set forth in Article IV above shall be the basis for any indemnification obligation under this Article VI unless and until the Lender shall have declared all unpaid principal of unpaid and accrued interest on the amounts borrowed hereunder to be due and payable pursuant to Section 5.2; and provided further that in no event shall the Borrower, Satellite Company or WSI have any indemnification obligation under this Article VI for any Loss resulting from the failure of the principal amount of the Loan or any interest thereon to be paid when due and payable hereunder, whether by acceleration or otherwise.

6.3 Conditions of Indemnification. (a) For purposes of this Section 6.3 and Section 6.4 below, (i) the case of any claim for indemnification pursuant to Section 6.1(a), the term “Indemnitor” will refer to the Lender and the term “Indemnitee” will refer to the Borrower Indemnitee making such claim for indemnification, and (ii) in the case of any claim for indemnification pursuant to Section 6.1(b), the term “Indemnitor” will refer to the Borrower, Satellite Company or WSI, as the case may be, and the term “Indemnitee” will refer to the Lender Indemnitee making such claim for indemnification.

(b) The obligations and liabilities of an Indemnitee and the person obligated to provide such indemnification hereunder (the “Indemnitor”) under this Article 6 with respect to claims for a Loss or potential Loss resulting from the assertion of liability by a third party (a “Claim”) shall be subject to the following terms and conditions:

(i) The Indemnitee shall give the Indemnitor notice of any such Claim promptly after the Indemnitee learns of the existence of or receives written notice thereof (and in no event more than fifteen (15) days after the Indemnitee receives such written notice), and the Indemnitor shall have the option to undertake the defense thereof with counsel of their own choosing by giving written notice thereof to the Indemnitee within thirty (30) days after receiving such notice. All cost and expense of such defense (including, without limitation, reasonable fees and disbursements of counsel incurred in litigation or otherwise), and any settlement or compromise resulting from the defense of any Claim by the Indemnitor, shall be paid for by the Indemnitor; provided, however, that the Indemnitor shall not settle or compromise any such Claim unless the Indemnitee is fully released and discharged therefrom as a result thereof. The Indemnitee shall be entitled to participate in the defense of such Claim with counsel of its choice, at its own expense; provided, however, that the Indemnitee shall not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(ii) In the event that the Indemnitor, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend or take other appropriate action, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee shall not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(iii) The Indemnitee’s failure to meet any condition or perform any obligation set forth in this Section 6.3 shall in no way limit or negate any obligations or liabilities of the Indemnitor unless the Indemnitor is actually prejudiced by such failure and, in such event, the Indemnitor’s obligations or liabilities shall be limited only to the extent of such prejudice.

6.4 Assistance. In the event so requested by the Indemnitor, the Indemnitee shall use its reasonable efforts to make available all information and assistance reasonably required in the defense by the Indemnitor of a Claim or a Loss.

6.5 Survival. The obligations to indemnify and hold harmless pursuant to this Article 6 shall survive the consummation of the transactions contemplated by this Agreement.

ARTICLE VII

SPECIAL LOAN, CAPITAL AND LITIGATION COMMITTEE

7.1 Special Loan, Capital and Litigation Committee. (a) At all times until the entire Principal Amount and interest thereon is paid in accordance with this Agreement, the Borrower shall maintain a Special Loan, Capital and Litigation Committee of its Board of Directors. Such Special Loan, Capital and Litigation Committee will be comprised exclusively of former U.S. Senator from Maryland Charles “Mac” Mathias, Mr. Larry G. Schafran and Mr. Noah A. Samara, or any replacement members appointed in accordance with paragraph (b) of this Section 7.1. The Special Loan, Capital and Litigation Committee shall have the power and authority set forth in Section 5.1(b) of this Loan Agreement, the other powers set forth in Exhibit D, and such other powers as may be delegated to it from time to time by the Board of Directors of the Borrower. At any time when there is not in existence a Special Loan, Capital and Litigation Committee of the Board of Directors of the Borrower, or when the composition of such Special Loan, Capital and Litigation Committee does not comply with the requirements of this Section 7.1 or when the Special Loan, Capital and Litigation Committee has not been granted authority by the Borrower’s Board of Directors to exercise the functions set forth in Section 5.1(b) of this Loan Agreement, then upon not less than thirty (30) days prior written notice to the Borrower and the Guarantors the Lender may exercise any of the powers of the Special Loan, Capital and Litigation Committee set forth in Section 5.1(b) of this Loan Agreement.

(b) he event that at any time any member of the Special Loan, Capital and Litigation Committee resigns or is unable to serve as a member of the Special Loan, Capital and Litigation Committee, then the Borrower will use reasonable efforts to fill the vacancy by appointing a replacement acceptable to the Lender within sixty (60) days after the occurrence of such vacancy. In the event that such a replacement acceptable to the Lender is not appointed to the Special Loan, Capital and Litigation Committee within sixty (60) days after the date the vacancy occurs, then the remaining member or members of the Special Loan, Capital and Litigation Committee other than Noah A. Samara may designate the replacement and the Borrower shall take all steps necessary to cause the person so designated to be appointed to the Special Loan, Capital and Litigation Committee.

(c) During each calendar year, the Special Loan, Capital and Litigation Committee will meet at least ten (10) times (with at least two (2) such meetings during each calendar quarter), submit a report to the Lender and within fifteen (15) days after each such meeting make itself available at least once during each calendar quarter to meet with the Lender’s representatives. All such meetings will be held at such times and locations as are approved from time to time by a majority vote of the Special Loan, Capital and Litigation Committee, and meetings of the Special Loan, Capital and Litigation Committee may be held in person or by telephone.

7.2 No Liability. Neither the Borrower, WSI, Satellite Company nor the Lender will act at any time thereafter, initiate or pursue any action, claim or proceeding against the Special Loan, Capital Committee or any person who at any time is or was a member thereof, in any way relating to any action or omission of the Special Loan, Capital Committee.

7.3 Indemnification. The Borrower, WSI, Satellite Company and the Lender, jointly and severally, shall indemnify and hold harmless each person who at any time, while not an executive officer of the Borrower, is or was a member of the Special Loan, Capital Committee of the Board of Directors of the Borrower (a “Director Indemnitee”) from and against, promptly when and as incurred, any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending any claim, in litigation or otherwise) suffered or incurred by a Director Indemnitee, resulting from or arising out of any actual or alleged action or omission by the Special Loan, Capital Committee or such Director Indemnitee relating in any way to this Loan Agreement.

ARTICLE VIII

GUARANTEE BY SATELLITE COMPANY AND WSI

8.1 Guarantee. Satellite Company and WSI, jointly and severally, hereby absolutely and unconditionally guarantee the faithful and full performance of all covenants, indemnifications, obligations and liabilities (including the obligation to pay all amounts when due) made or assumed by the Borrower under this Loan Agreement.

8.2 Direct and Unconditional Liability. The liability of each of Satellite Company and the Borrower under this Article 8 shall be direct and immediate and shall not be conditioned or contingent upon the pursuit or exhaustion of any remedies against the Borrower and shall continue until all obligations of Satellite Company as set forth in this Article 8 are discharged. Upon failure of Satellite Company or WSI to pay immediately all amounts due under this Article 8 upon demand, Satellite Company and WSI hereby agree jointly and severally to pay all legal and other costs and expenses, including, but not limited to, reasonable attorney’s fees incurred by the Lender in connection with the enforcement of this Article 8. The guarantee set forth in this Article 8 is a guarantee of payment and not of collection.

8.3 Waiver of Certain Defenses. Satellite Company and WSI each expressly waives all defenses available to it under the law of the State of New York, including, but not limited to (a) notice of acceptance of the guarantee set forth in this Article 8; (b) presentment and demand for payment of any of the debts of the Borrower due and payable under this Loan Agreement; (c) protest and notice of dishonor with respect to any of such debts of WIN; and (d) failure of the Lender to act with promptness and diligence.

ARTICLE IX

MISCELLANEOUS

9.1 Entire Agreement. This Loan Agreement, the Security Agreements and the Rescission Agreement (including the exhibits thereto) contain the entire understanding of the parties hereto with respect to the subject matter contained herein. This Loan Agreement, together with the Security Agreements and the Rescission Agreement, supercedes all prior agreements and understanding between the parties with respect to such subject matter, including, without limitation, the Original Loan Agreement.

9.2 Further Assurances. The Borrower and the Guarantors will execute and deliver promptly such additional documents, assignments, certificates and instruments as the Lender may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Loan Agreement. The Lender will execute and deliver promptly such additional documents, assignments, certificates and instruments as the Borrower or any of the Guarantors may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement.

9.3 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Loan Agreement shall be deemed to have been duly given to a party for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as such party may specify by notice given to the other party in accordance with this Section 9.3.

Notices to the Borrower shall be sent to:

WorldSpace International Network Inc.

c/o WorldSpace Management Corp.

2400 N Street, NW

Washington, DC 20037

Telefax: 202.9610.6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

Notices to Satellite Company shall be sent to:

WorldSpace Satellite Company Ltd.

c/o WorldSpace Management Corp.

2400 N Street, NW

Washington, DC 20037

Telefax: 202.9610.6004

Notices to WSI shall be sent to:

WorldSpace, Inc.

2400 N Street, NW

Washington, DC 20037

Telefax: 202.9610.6004

Notices to the Lender shall be provided to:

Stonehouse Capital Limited

c/o The Dontzin Law Firm L.L.P.

6 East 81st Street

New York, New York 10028

The date of giving of any such notice shall be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 9.3, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 9.3; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 9.3, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 9.3, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 9.3.

9.4 Waiver. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Loan Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof will be effective unless in writing and signed by the party to be charged with such waiver. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

9.5 GOVERNING LAW. THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS THEREOF.

9.6 Arbitration. Any dispute or other controversy arising out of or related to this agreement or the performance or the breach hereof shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules and judgment on the award may be entered in any court having jurisdiction. The arbitration shall be held in Paris, France and shall be conducted in the English language.

9.7 Severability. All the provisions of this Agreement shall be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, unless such construction would be unreasonable.

9.8 Assignments. (a) This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, Satellite Company, WSI, the Lender and their respective successors and assigns; provided, however, that neither the Borrower, Satellite Company nor WSI may assign any of its rights, or delegate any of its obligations, under this Loan Agreement without the prior written consent of the Lender, except in a merger or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Borrower, WSI or Satellite Company that is not prohibited by Section 4.2 of this Agreement.

(b) Borrower will at all times maintain, or cause an agent of the Borrower to maintain, a register (the “Loan Register”) in which there will be recorded by book entry the name and address of the Lender and each other person, if any, at any time owning any interest in the Loan, or the right to receive any payments of principal or interest hereunder, and the nature and extent of such interest or right. No transfer of any interest in the Loan or any right to receive any payments of principal or interest hereunder will be effective unless and until such transfer is recorded by book entry in the Loan Register. The Lender may not assign or otherwise transfer (including by participation or otherwise) any or all or of its rights, or delegate any or all of its obligations, hereunder, without the prior written consent of the Borrower.

9.9 Headings. The headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Loan Agreement.

9.10 Counterparts. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

Page left intentionally blank

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WORLDSPACE INTERNATIONAL NETWORK, INC.

By:	/s/ Noah A. Samara
Noah A. Samara
Chairman and President

WORLDSPACE SATELLITE COMPANY LTD.

By:	/s/ Noah A. Samara
Noah A. Samara
Chairman and President

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Noah A. Samara
Chairman and President

STONEHOUSE CAPITAL LIMITED

By:	/s/ Abdulrahman Khalid Bin Mahfouz
	Name:	Abdulrahman Khalid Bin Mahfouz
Title:

Exhibit I

LOAN RESTRUCTURING AGREEMENT

among

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

and

WORLDSPACE SATELLITE COMPANY LTD.

Dated as of September 30, 2003

i

EXHIBITS

Exhibit A	Form of Original Agreement Release

Exhibit B	Form of Release

Exhibit C	Form of Escrow Agreement

Exhibit D	Form of Royalty Agreement

Exhibit E	New Loan Parameters

Exhibit F	Organizational Chart

Exhibit G	Required Consents

Exhibit H	List of Assets

Exhibit I	List of Certain Entities

Exhibit J	List of Subordinate Loans and Related Information

Exhibit K	List of Persons Entitled to Receive Distributions

Exhibit L	Dispute Resolution Procedures

Exhibit M	Form of Legal Opinion

Exhibit N	List of Certain Shareholder(s)

ii

Loan Restructuring Agreement

LOAN RESTRUCTURING AGREEMENT (this “Agreement”), dated as of September 30, 2003 (the “Execution Date”), among:

(1) STONEHOUSE CAPITAL LTD., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(2) WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland, the United States of America (“WSI”);

(3) WORLDSPACE INTERNATIONAL NETWORK INC., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”); and

(4) WORLDSPACE SATELLITE COMPANY LTD., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”).

RECITALS

A. The WorldSpace Parties and Stonehouse are parties to that certain Amended and Restated Loan Agreement and Guarantee, dated as of April 21, 2000, by and among Stonehouse, WorldSpace, WIN and Satellite Company (the “Loan Agreement”).

B. The obligations of WSI, WIN and WSC under the Loan Agreement are secured by three Security Agreements, each dated as of April 21, 2000, between Stonehouse and respectively, WSI, WIN, and WSC (each referred to herein as a “Security Agreement” and collectively as the “Security Agreements”).

C. The WorldSpace Parties have requested that Stonehouse enter into this Agreement in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business and thereby enhance the prospective return to Stonehouse on its investment in the WorldSpace Enterprise.

1

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions and Interpretation

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Annual Operating Budget”	the annual operating budget (allocated on a monthly basis, for the twelve months immediately following the date of the Restructuring) which is attached as Exhibit E to the Royalty Agreement;

“Charter Documents”	in respect of any company, corporation, partnership, governmental agency, or other enterprise, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute or such other constitutional instrument and any amendments thereto;

“Condition Precedent”	has the meaning ascribed thereto in Section 3.01 hereof;

“Designated Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Distributions”	has the meaning ascribed thereto in the Royalty Agreement;

“Dollars”	the lawful currency of the United States of America, also represented herein with the “$” sign;

“Economic Ownership Interest”	the percentage ownership interest in an entity (which interest must include the right to receive a proportionate share of dividends, profits and similar amounts distributed by such entity) held by a Person or Persons, directly or indirectly on a fully diluted basis;

“Escrow Agent”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Escrow Agreement”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Execution Date”	has the meaning ascribed thereto in the Preamble hereof;

“Financial Model”	the financial model (based on mutually agreed assumptions and showing mutually agreed debt coverage and equity return forecasts) which is attached as Exhibit D to the Royalty Agreement;

“Fiscal Year”	the accounting year of each of the WorldSpace Parties commencing each year on January 1 and ending on the following December 31, or such other period as the WorldSpace Parties, with Stonehouse’s consent, from time to time designate as their accounting year;

2

“Funding Expenditure Plan”	the mutually agreed plan for the use of the New Loan (including, inter alia, a disbursement schedule therefor) which is attached as Exhibit B to the Royalty Agreement;

“Loan Agreement”	has the meaning ascribed thereto in the Recitals hereof;

“New Investor”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Documentation”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“New Loan Parameters”	has the meaning ascribed thereto in Section 3.01(c) hereof;

“Operating and Marketing Plan”	the operating and marketing plan which is attached as Exhibit F to the Royalty Agreement;

“Original Agreement Release”	has the meaning ascribed thereto in Section 2.01 hereof;

“Original Agreements”	has the meaning ascribed thereto in Section 2.01 hereof;

“Outside Date”	has the meaning ascribed thereto in Section 2.02 hereof;

“Person”	any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Releases”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Restructuring”	has the meaning ascribed thereto in Section 3.01 hereof;

“Royalty Agreement”	has the meaning ascribed thereto in Section 3.01(b) hereof;

“Security Agreements”	has the meaning ascribed thereto in the Recitals hereof;

“Shareholders”	has the meaning ascribed thereto in Section 3.01(a) hereof;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“Subordination Agreement”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Lenders”	has the meaning ascribed thereto in Section 3.01(k);

“Subordinate Loans”	has the meaning ascribed thereto in Section 3.01(k);

“Transaction Documents”	has the meaning ascribed thereto in Section 3.01(j) hereof;

3

“U.S. GAAP”	generally accepted accounting principles in the United States, consistently applied;

“WorldSpace Enterprise”	the assets and other resources involved in the broadcast of satellite audio and multimedia content and any investments or other assets owned, whether directly or indirectly, by WSI;

“WorldSpace Parties”	WSI, WIN and WSC, or any of them individually as the context may require;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

ARTICLE 2

Restructuring

Section 2.01 Release of Obligations.

Upon (but not before) the satisfaction (or waiver by Stonehouse in its sole and absolute discretion) of each of the Conditions Precedent, Stonehouse shall cancel, release and discharge, by the execution and delivery of a mutual release in the form attached hereto as Exhibit A (the “Original Agreement Release”) (a) all obligations and liabilities (whether or not accrued and

4

whenever scheduled to be due and payable) of the WorldSpace Parties arising under the Loan Agreement, and (b) all of its liens and security interests under the Security Agreements (the Security Agreements and the Loan Agreement collectively referred to herein as the “Original Agreements”). Pursuant to the Original Agreement Release, the WorldSpace Parties shall cancel, release and discharge all obligations and liabilities (whether or not accrued) of Stonehouse arising under or in connection with the Loan Agreement or any of the other Original Agreements. The Original Agreement Release shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Original Agreement Release shall be held by the Escrow Agent pursuant to the Escrow Agreement. For the avoidance of doubt, the Original Agreement Release shall not become effective unless and until the Restructuring has occurred and the Original Agreement Release is released from escrow.

Section 2.02 Outside Date.

If the Restructuring does not occur by the one-year anniversary of the Execution Date or by such later date as may be agreed by Stonehouse and WSI in writing (the one-year anniversary of the Execution Date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.

Section 2.03 Standstill.

At no time prior to the Outside Date shall Stonehouse, WSI, WIN, WSC, or the owners, shareholders, officers or directors of any of the foregoing initiate any legal proceedings against each other arising out of or in any way related to any of the WorldSpace Parties (or any of their affiliates), the WorldSpace Enterprise, Stonehouse (or any of its affiliates), or to any of the Original Agreements, with respect to any act, omission or claim taken or arising prior to the Outside Date, it being the intention of the aforesaid parties that there be a standstill arrangement among them until the aforesaid date in order for the WorldSpace Parties to seek new investors; provided, however, that none of the foregoing is intended to, nor shall, preclude any party hereto from enforcing its rights under this Agreement. Additionally, and notwithstanding any of the foregoing, in the event that any of the WorldSpace Parties (a) initiates voluntary bankruptcy, insolvency or similar proceedings during such standstill period, or (b) has any involuntary bankruptcy or similar proceedings initiated against it during such standstill period, or (c) takes any action to reorganize or other action which could adversely impact Stonehouse’s current investment during such standstill period, then Stonehouse shall be entitled to take any steps it deems appropriate to protect its investment, and in the case of clause (b), the WorldSpace Parties shall be entitled to take any steps they deem appropriate to protect their interest.

ARTICLE 3

Conditions Precedent

Section 3.01 Conditions Precedent. The execution and delivery of the Release (including its release from escrow) by Stonehouse (referred to herein as the “Restructuring”)

5

shall be expressly conditioned upon the fulfillment, in form and substance reasonably satisfactory to Stonehouse, of each of the following (each referred to herein as a “Condition Precedent”), or waiver thereof by Stonehouse in its sole and absolute discretion; it being acknowledged that certain of the conditions precedent below may be satisfied simultaneously with (rather than prior to) the occurrence of the Restructuring so long as such satisfaction is accomplished pursuant to closing logistics acceptable to Stonehouse.

(a) Stonehouse and each of the related individuals and entities specified in the form of release attached hereto as Exhibit B (the “Releases”) shall have received Releases, each released from escrow, unconditional and in full force and effect, and fully executed by each of the WorldSpace Parties and their respective shareholders (the “Shareholders”). All of the Releases shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until their release from escrow, the Releases shall be held by Tri-State Commercial Closings, Inc. or such replacement escrow agent as may be agreed between Stonehouse and the WorldSpace Parties (Tri-State Commercial Closings, Inc. or such replacement escrow agent, as applicable, referred to herein as the “Escrow Agent”) pursuant to an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”); notwithstanding the foregoing, provided that the WorldSpace Parties have used their best reasonable efforts to obtain Releases from all of the Shareholders, if the WorldSpace Parties are unable to obtain a Release from that (or those, as applicable) individual Shareholder(s) specified on Exhibit N (the “Designated Releases”), the WorldSpace Parties may, by written notice to Stonehouse not less than 15 nor more than 30 days prior to the date of the Restructuring, substitute for the Designated Releases an unsecured indemnity, in form and substance satisfactory to Stonehouse, jointly and severally from Noah Samara and Salah Idris and in favor of Stonehouse and its designees.

(b) A royalty agreement in the form attached hereto as Exhibit D (the “Royalty Agreement”) shall have been fully executed and delivered, be released from escrow, unconditional and in full force and effect. The Royalty Agreement shall be fully executed, and delivered to the Escrow Agent, no later than the Execution Date. Until its release from escrow, the Royalty Agreement shall be held by the Escrow Agent pursuant to the Escrow Agreement.

(c) After the Execution Date, WSI (and/or one or more direct or indirect subsidiaries one hundred percent (100%) of whose revenues are included in WorldSpace EBITDA, as defined in the Royalty Agreement) shall have received total cumulative investment proceeds of at least fifty million Dollars (US$50,000,000) (whether debt, equity or other form of investment or a combination thereof) (the “New Loan”) from one or more parties who, prior to the Execution Date, are not (nor were at any time previously) shareholders of WSI or any of its affiliates or subsidiaries and are not affiliates, family members or other relatives of any such shareholders, through one or more transactions including a private placement, a privately negotiated transaction and/or a public offering, all on terms substantially meeting the parameters described in Exhibit E attached hereto (the “New Loan Parameters”). The parties hereby acknowledge that one such parameter shall be that the investor or lender providing the New Loan (together with any successor or assignee thereof, the “New Investor”) agrees, pursuant to documentation which is in form and substance satisfactory to Stonehouse, that the Royalty Agreement and payment obligations thereunder shall follow the assets of the WorldSpace Parties and not be diminished or otherwise impaired upon the New Investor’s exercise of remedies under its loan agreement (or, if applicable, other similar agreement) and related documentation

6

(collectively, the “New Loan Documentation”) to foreclose on and/or sell assets following a default by any of the WorldSpace Parties.

(d) WSI shall have paid the success fee of Stonehouse’s investment bankers, Houlihan, Lokey, Howard and Zukin, not to exceed one million two hundred fifty thousand Dollars ($1,250,000), plus expenses.

(e) [Intentionally deleted.]

(f) [Intentionally deleted.]

(g) [Intentionally deleted.]

(h) [Intentionally deleted.]

(i) The factual information contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to be true, correct, and complete, and applicable, in all material respects as of the date of the Restructuring; the projections and forecasts contained in the Financial Model, the Funding Expenditure Plan, the Annual Operating Budget, and the Operating and Marketing Plan shall continue to represent the reasonable business judgment of the WorldSpace Parties and to be based on assumptions which are fair and reasonable as of the date of the Restructuring; and updated copies of all of the foregoing, showing all changes from the prior versions, shall have been delivered to Stonehouse, together with satisfactory evidence of the New Investor’s approval thereof.

(j) Stonehouse shall have received satisfactory evidence of each WorldSpace Party’s authority to enter into this Agreement and each of the other documents contemplated hereby (including the Royalty Agreement, the Releases, the Escrow Agreement, the Original Agreement Release, and the New Loan Documentation) (this Agreement and such other documents referred to herein as the “Transaction Documents”) to be entered into by it.

(k) Stonehouse shall have received a subordination and standstill agreement, in form and substance satisfactory to Stonehouse (referred to herein as a “Subordination Agreement”), from the makers or providers of any loan or other debt (other than the New Loan and the loan under the Loan Agreement) which is existing (or with respect to which any contingent or other obligations or liabilities shall exist) as of the date of the Restructuring (the aforesaid makers or providers referred to herein collectively as the “Subordinate Lenders”; and the aforesaid loans or other debt referred to herein collectively as the “Subordinate Loans”), and Stonehouse also shall have received copies of all documentation entered into in connection with, or otherwise evidencing, the Subordinate Loans.

(l) Stonehouse shall have received an updated organizational chart certified by WSI listing all subsidiaries and other affiliates of WSI which is consistent with Exhibit F.

(m) The evidence offered by the WorldSpace Parties to Stonehouse prior to the Execution Date as to the anticipated tax consequences of the transactions contemplated hereunder (including those in connection with any “forgiveness of debt”) shall have been

7

provided to Stonehouse, without any changes that reasonably cause Stonehouse to be dissatisfied therewith.

(n) No misrepresentation or (unless cured) breach or other default hereunder by any of the WorldSpace Parties shall have occurred.

(o) Stonehouse shall have received a legal opinion, in the form attached hereto as Exhibit M, from counsel to the WorldSpace Parties.

ARTICLE 4

Representations

Section 4.01 Representations. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that as of the Execution Date and as of the date of the Restructuring:

(a) Such WorldSpace Party is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement and each of the other Transaction Documents;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity);

(c) The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents does not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which such WorldSpace Party is a party or by which it is bound, or any judgment, decree or order of any law, statute, rule or regulation applicable to it, or violate any of the terms or provisions of its Charter Documents;

(d) Except as disclosed and attached hereto as Exhibit G, it is not required to obtain any material consent, authorization, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the other Transaction Documents;

(e) All Charter Documents, financial reports and other documents required to be delivered to Stonehouse pursuant to the terms of the Transaction Documents prior to (and including) the date of the Restructuring are true, complete and accurate copies thereof;

(f) There are no outstanding liens on any of its assets, and no contracts or arrangements, conditional or unconditional, exist for the creation by it of any lien (other than existing liens in favor of Stonehouse, liens to secure all or part of the New Loan, and liens

8

arising by operation of law); provided, however, that if a lien arises after the Execution Date and prior to (and including) the date of the Restructuring (other than a lien in favor of Stonehouse, a lien to secure all or part of the New Loan or a lien arising by operation of law), beginning on the date such lien arises the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to remove such lien (and cure any adverse effects which may have arisen therefrom);

(g) Such WorldSpace Party is not in violation of any applicable statute, regulation or other law applicable to it; provided, however, that if such a violation occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such violation occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to cure such violation (and any adverse effects which may have arisen therefrom);

(h) Such WorldSpace Party is not engaged in or threatened by any litigation, arbitration, investigation, administrative proceedings or other similar types of action; provided, however, that if any such action referenced in this subparagraph (h) occurs after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such action occurs the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such action terminated (and cure any adverse effects which may have arisen therefrom);

(i) All material authorizations, licenses and permits required for the operation of the WorldSpace Enterprise have been obtained, and are current, valid and in full force and effect; provided, however, that if any such authorizations, licenses or permits become invalid after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date such authorizations, licenses or permits become invalid the WorldSpace Parties shall have thirty (30) days (or if shorter, until five (5) days before the date of the Restructuring) to have such authorizations, licenses or permits restored (and cure any adverse effects which may have arisen therefrom);

(j) The Financial Model, the Funding Expenditure Plan, the Annual Operating Budget and the Operating and Marketing Plan, which are subject to the assumptions and qualifications set forth therein, have been prepared by the WorldSpace Parties in good faith and do not contain any statement of present or historical fact that is not true and correct in all material respects;

(k) All tax returns and reports required by law to be filed by such WorldSpace Party have been duly filed, and taxes, obligations, fees and other governmental charges upon it, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest and those subject to contest diligently pursued and conducted in good faith by appropriate proceedings so long as it has set aside adequate reserves with respect thereto in accordance with U.S. GAAP; provided, however, that if the WorldSpace Parties inadvertently breach the terms of this subparagraph (k) after the Execution Date and prior to (and including) the date of the Restructuring, beginning on the date of such breach the WorldSpace Parties shall have thirty (30) days (or if shorter, until five

9

(5) days before the date of the Restructuring) to cure such breach (and any adverse effects which may have arisen therefrom);

(l) All assets material to the WorldSpace Enterprise (including intangible assets, such as licenses, material contracts, and leases of property containing operational assets) including all material assets owned by each of the WorldSpace Parties, as well as the identification of the owner of each such asset, are included on the list set forth as Exhibit H, and Exhibit H is true and complete in all material respects, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the date hereof to any of the information described on Exhibit H;

(m) Exhibit I is an accurate and complete list of entities whose earnings are included in WSI’s consolidated income statement, as well as any other entities in which WSI has any Economic Ownership Interest as of the Execution Date, including the percentage ownership interest of WSI in each listed entity, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any material change after the Execution Date to any of the information described on Exhibit I;

(n) Exhibit J is an accurate and complete list of the Subordinate Lenders and the Subordinate Loans (together with the documentation entered into in connection with, or otherwise evidencing, the same), existing as of the Execution Date, and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the Execution Date to any of the information described on Exhibit J; and

(o) Exhibit K is an accurate and complete list of each of the Persons who, on or after the date of the Restructuring, may be entitled to receive Distributions (as defined in the Royalty Agreement) (together with the documentation entered into in connection with, or otherwise evidencing, the rights to receive such Distributions), and each of the WorldSpace Parties agrees that, until (and including) the date of the Restructuring, it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K, and each of the WorldSpace Parties also agrees that if, prior to (and including) the date of the Restructuring, any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms of the Royalty Agreement, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

Section 4.02 Representations of Stonehouse. Stonehouse represents and warrants that, as of the Execution Date and as of the date of the Restructuring:

(a) It is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to execute, deliver and perform this Agreement and the Original Agreement Release; and

10

(b) This Agreement and (as of the date of the Restructuring) the Original Agreement Release has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity).

Section 4.03 Termination of Representations. The representations, warranties and covenants set forth in Sections 4.01 and 4.02 shall terminate upon and shall not survive the occurrence of the Restructuring.

ARTICLE 5

Covenants

Section 5.01 Affirmative Covenants. Unless Stonehouse otherwise agrees, prior to (and including) the date of the Restructuring the WorldSpace Parties shall:

(a) As soon as available but in any event within one hundred twenty (120) days after the end of each Fiscal Year, deliver to Stonehouse a copy of the WorldSpace Parties’ audited consolidated financial statement as of the end of such Fiscal Year, prepared in accordance with U.S. GAAP; and

(b) Use the proceeds comprising the New Loan only in accordance with (or substantially in accordance with) the Funding Expenditure Plan.

ARTICLE 6

Miscellaneous

Section 6.01 Saving of Rights.

(a) The rights and remedies of Stonehouse in relation to any misrepresentation or breach of warranty on the part of any of the WorldSpace Parties shall not be prejudiced by any investigation by or on behalf of Stonehouse into the affairs of any of the WorldSpace Parties, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of Stonehouse in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by Stonehouse in connection with any condition or payment to be made under this Agreement shall impair any right, power or remedy of Stonehouse with respect to any other condition or payments, or be construed to be a waiver thereof; nor shall the action of Stonehouse with respect to any condition or payment affect or impair any right, power or remedy of Stonehouse with respect to any other condition or payment.

11

(c) No course of dealing and no failure or delay by Stonehouse in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of Stonehouse with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of Stonehouse with respect to any other default.

Section 6.02 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 6.02.

For the WorldSpace Parties:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

For Stonehouse:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

12

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 6.02, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 6.02, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 6.02.

Section 6.03 [Intentionally deleted.]

Section 6.04 [Intentionally deleted.]

Section 6.05 Applicable Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York). The parties hereto agree to submit any dispute based on any matter arising out of or relating to this Agreement or the transactions contemplated hereby to arbitration in accordance with the terms set forth on Exhibit L attached hereto.

Section 6.06 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 6.07 Amendments, Waivers and Consents. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 6.08 Joint and Several Liability. Each of the WorldSpace Parties hereby agrees that it shall be jointly and severally liable for the obligations of each of the WorldSpace Parties hereunder.

Section 6.09 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be

13

invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 6.10 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 6.11 Further Assurances. The WorldSpace Parties will, at their cost, execute and deliver promptly such additional documents, assignments, certificates and instruments as Stonehouse may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement. Stonehouse will, at the cost of the WorldSpace Parties, execute and delivery promptly such additional documents, assignments, certificates and instruments as any for the WorldSpace Parties may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement (including, without limitation, the release of the liens pursuant to the Security Agreements).

Section 6.12 Entire Agreement. Subject to Section 2.02 hereof, this Agreement supersedes any prior agreement (including that certain Term Sheet executed by the parties hereto and dated as of March 1, 2003), understanding, representation or warranty between the parties as to the subject matter of this Agreement, which prior agreements, understandings, representations and warranties shall be of no continuing effect except to the extent otherwise provided herein.

*         *         *

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

WORLDSPACE, INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:	/S/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:	/S/ ABDULRAHMAN BIN MAHFOUZ
Abdulrahman Bin Mahfouz

By:	/S/ SULTAN BIN MAHFOUZ
Sultan Bin Mahfouz

FIRST AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY, LTD.

Dated September 28, 2004

This First Amendment (“First Amendment”) made as of this 28th day of September, 2004 by and among Stonehouse Capital Ltd. (“Stonehouse”), WorldSpace, Inc. (“WSI”), WorldSpace International Network Inc. (“WIN”) and WorldSpace Satellite Company Ltd. (“WSC”) (WSI, WIN, and WSC collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business; and

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Royalty Agreement dated as of September 30, 2003 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties; and

WHEREAS, Stonehouse, the WorldSpace Parties and Tri-State Commercial Closings, Inc. (the “Escrow Agent”) did enter into that certain Escrow Agreement dated as of September 30, 2003 (the “Escrow Agreement”) (the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement collectively referred to herein as the “Agreements”) in order to establish the terms by which certain documents be held in escrow; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments as follows:

1.	Replace Section 2.02 of the Loan Restructuring Agreement with:

“If the Restructuring does not occur by March 31, 2005 or by such later date as may be agreed by Stonehouse and WSI in writing (the March 31, 2005 date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.”

2.	Replace Section 1.2(b) of Exhibit B to the Loan Restructuring Agreement with:

“(b) this Release will be null and void if the date of the closing of the Debt Restructuring Transaction does not occur on or before December 31, 2005.”

3.	Replace Section 5.05 of the Royalty Agreement with:

“This Agreement will automatically terminate if the Effective Date has not occurred on or before March 31, 2005.”

4.	The forms of the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement attached to the Agreements as exhibits, where applicable, shall be considered to be revised to reflect the terms contained in this First Amendment.

5.	Stonehouse and WSI agree to provide the Escrow Agent with a written notice (which notice shall be countersigned by the Escrow Agent), notifying the Escrow Agent of the change to the “Outside Date” as effected by this Amendment.

6.	This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Name:	Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

SECOND AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Maryland)

WORLDSPACE INTERNATIONAL NETWORK INC.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

AND

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

Dated as of December 30, 2004

This Second Amendment (“Second Amendment”) made as of this 30th day of December, 2004 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Maryland (“WSI-MD”);

(iii) WorldSpace International Network Inc., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”);

(iv) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(v) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”) (WSI-MD, WIN, WSC and WSI-DE collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties (other than WSI-DE) to obtain capital investment to finance the commercial expansion of their business;

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties (other than WSI-DE) (the Loan Restructuring Agreement and the Royalty Agreement collectively referred to herein as the “Agreements”);

WHEREAS, prior to the date hereof, WSI-MD owned WIN, which in turn owned WSC;

WHEREAS, as of even date herewith, WIN will be merged with and into WSI-MD and WSI-MD will immediately thereafter be merged with and into WSI-DE (the “WSI Mergers”);

WHEREAS, upon the WSI Mergers, WSI-DE will assume all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Agreements by operation of law;

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement as follows:

1. Add the following term and its corresponding definition to the Royalty Agreement:

“WSI-DE”	means WorldSpace Inc., a corporation organized and existing under the laws of the State of Delaware as of the Effective Date.

2. Add the following text to become a new Section 4.03(c) to the Royalty Agreement:

(c) Distributions to those shareholders listed on Exhibit H shall not be subject to the restrictions on Distributions provided in this Section 4.03 (which Section 4.03 provides, in part, that such Distributions are expressly subordinate to the actual payment of the Royalty Payment); provided, however, that for the sake of clarity it is agreed that for purposes of calculating the Proceeds Portion in a Scale-Down Transaction, the amount of the Distributions used as a basis for such determination shall be calculated by reference to all Current Shareholders, whether or not they have been exempted from the restrictions under this Section 4.03. It is further contemplated that such shareholders listed on Exhibit H shall receive Class A common shares in WSI-DE which are not restricted as to the payment of Distributions and all other Current Shareholders will receive Class B common shares in WSI-DE and the certificates representing such Class B shares shall include a legend referencing the applicable restrictions under this Agreement.

3. Add the attached Addendum A as a new Exhibit H to the Royalty Agreement.

4. The forms of the Loan Restructuring Agreement and the Royalty Agreement (attached as exhibits to the Royalty Agreement and the Loan Restructuring Agreement, respectively) shall be considered to be revised to reflect the terms contained in this Second Amendment.

5. In executing this Second Amendment, the WorldSpace Parties acknowledge and affirm that, upon the WSI Mergers (i) all obligations and liabilities of WSI-MD and WIN (including, but not limited to, such parties’ obligations and liabilities under the Loan Restructuring Agreement and the Royalty Agreement) will be assumed by WSI-DE and (ii) WSC will become a subsidiary of WSI-DE.

6. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

8. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed in their respective names as of the date first above written.

(Signature page follows)

STONEHOUSE CAPITAL LTD.

By:	/s/ Cherif Sedky
Name:	Cherif Sedky

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

Exhibit J

ROYALTY AGREEMENT

among

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY LTD.

Dated as of September 30, 2003

i

Section 5.13	Entire Agreement	15
Section 5.14	Additional Exhibits	15
Section 5.15	Tax Disclosure	16

EXHIBITS

Exhibit A	Form of Control Agreement

Exhibit B	Funding Expenditure Plan

Exhibit C	Dispute Resolution Procedures

Exhibit D	Financial Model

Exhibit E	Annual Operating Budget

Exhibit F	Operating and Marketing Plan

Exhibit G	Restructuring Agreement

- ii -

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Agreement”) dated as of September 30, 2003 (the “Execution Date”), is by and between (1) Stonehouse Capital Ltd., a Cayman Islands corporation (“Stonehouse”), and (2) WorldSpace, Inc., a Maryland corporation (“WSI”), WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”), WorldSpace Satellite Company Ltd., a company organized under the International Business Companies Act of the British Virgin Islands (“WSC”). WSI, WIN and WSC are collectively referred to as the “WorldSpace Parties.”

RECITALS

A. The parties are parties to a Restructuring Agreement of even date herewith, a copy of which is attached hereto as Exhibit G (the “Restructuring Agreement”) pursuant to which Stonehouse is releasing and discharging the obligations of the WorldSpace Parties under that certain Amended and Restated Loan Agreement and Guarantee dated as of April 21, 2000, simultaneously with the execution and delivery of this Agreement.

B. The Restructuring Agreement provides for the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 General Definitions. Wherever used in this Agreement, the following terms have the meanings opposite them:

“Affiliate”	with respect to any entity, any entity that controls, is controlled by, or is under common control with the entity in question. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise;

“Agreement”	has the meaning ascribed thereto in the Preamble hereof;

“Annual Operating Budget”	has the meaning ascribed thereto in Section 5.14(b) hereof;

“Code”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Current Shareholders”	the parties who, at any time prior to the Effective Date, were shareholders of WSI or any of its Affiliates or

1

subsidiaries or who are Affiliates, family members or other relatives of any parties who were shareholders of WSI or any of its Affiliates or subsidiaries on or prior to the Effective Date; provided, that “Current Shareholders” does not include any of the WorldSpace Parties or any direct or indirect wholly-owned subsidiaries thereof;

“Distribution Calculation Year”	has the meaning ascribed thereto in Section 4.03(a) hereof;

“Distribution Payment Year”	has the meaning ascribed thereto in Section 4.03(a) hereof;

“Distributions”	dividends or similar distributions, return of capital, payments with respect to loans by or to, or other payments (other than reasonable salaries or similar compensation for services) made by any of the WorldSpace Parties to any Current Shareholders or any successors, transferees or assignees thereof (whether made in respect of shares or loans acquired or made by any Current Shareholders prior or subsequent to the Effective Date) or any other payments of any kind by any of the WorldSpace Parties with respect to Subordinate Loans; provided, that “Distributions” will not include any dividends, similar distributions or return of capital paid in respect of any shares acquired by any Current Shareholders in a Qualifying Public Offering pursuant to the prospectus used in such Qualifying Public Offering or acquired by any Current Shareholders in the open market at any time after the Qualifying Public Offering, unless such shares were acquired pursuant to options, warrants or similar rights awarded to any Current Shareholders prior to such Qualifying Public Offering or unless such shares were acquired, directly or indirectly, in substitution or exchange for shares held by any of the Current Shareholders prior to such Qualifying Public Offering;

“Dollars”	the lawful currency of the United States of America, also represented herein with the “$” sign;

“Effective Date”	the date of the Restructuring (as defined in the Restructuring Agreement);

“EBITDA”	earnings before interest, taxes, depreciation and amortization (including, without limitation, the amortization of goodwill and other intangibles) and before any extraordinary losses or writedowns of assets, and without reduction for loss carryovers from prior periods;

“Eliminated WorldSpace Party”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Excess Funds”	with respect to any Royalty Calculation Year, those funds which have been earned by WSI in such Royalty Calculation Year and, as of the last day of such Royalty Calculation Year, have not been spent by WSI, minus the amount of the Royalty Payment which will be owed to Stonehouse with respect to such Royalty Calculation Year (and to be paid by the Second Payment Date following such Royalty Calculation Year), it being acknowledged and agreed that the determination of the amount of Excess Funds applicable to a Royalty Calculation Year will be made from the consolidated audited financial statements of WSI no later than one hundred twenty (120) calendar days following the end of such Royalty Calculation Year;

“Execution Date”	has the meaning ascribed thereto in the Preamble hereof;

“Financial Model”	has the meaning ascribed thereto in Section 5.14(a) hereof;

“First Payment Date”	for any Royalty Calculation Year, the date that is sixty (60) calendar days after the end of such Royalty Calculation Year;

“Interim Payment”	for any Royalty Calculation Year, an amount equal to eighty percent (80%) of the Royalty Payment for such Royalty Calculation Year, as estimated in good faith by WSI on the basis of the best information reasonably available thirty (30) calendar days after the end of such Royalty Calculation Year;

“LIBOR”	British Bankers’ Association interbank offered rate for deposits in the loan currency;

“New Investment”	all of the investment (whether debt, equity or other form of investment, or a combination thereof) made in WSI (and/or one or more direct or indirect subsidiaries one hundred percent (100%) of whose revenues are included in WorldSpace EBITDA as of the Effective Date) subsequent to the Execution Date to and including the Effective Date, from any party or parties who, prior to the Execution Date, are not shareholders of WSI or any of its Affiliates or subsidiaries and are not Affiliates, family members or other relatives of any such shareholders;

“New Loan Documentation”	has the meaning ascribed thereto in the Restructuring Agreement;

“Operating and Marketing Plan”	has the meaning ascribed thereto in Section 5.14(c) hereof;

“Permitted Investments”	investments with maturities of six (6) months or less from the date of acquisition which are:

(i) Dollar denominated securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); or

(ii) time deposits and certificates of deposit of any commercial bank having capital and surplus in excess of five hundred million Dollars ($500,000,000) or its equivalent and having a rating on its commercial paper of at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc.;

“Person”	any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Proceeds Portion”	in any Scale-Down Transaction, the portion of the proceeds (whether cash or property) of the sale or liquidation constituting such Scale-Down Transaction that is to be included in any Distributions;

“Qualifying Public Offering”	a firm commitment underwritten public offering of common stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, which results in (i) gross proceeds (before underwriting discounts and commissions) to WSI of at least $50,000,000 from purchasers thereunder which are not Affiliates of WSI, and (ii) an aggregate valuation of all the outstanding shares of WSI’s common stock on a fully-diluted basis immediately prior to consummation of the offering of at least $100,000,000;

“Reference Date”	December 31, 2002;

“Restructuring Agreement”	has the meaning ascribed thereto in the Recitals hereof;

“Royalty Calculation Year”	each calendar year during the Term;

“Royalty Payment”	for any Royalty Calculation Year, an amount equal to ten percent (10%) of WorldSpace EBITDA for such Royalty Calculation Year;

“Royalty Reserve Account”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Royalty Reserve Annual Account”	has the meaning ascribed thereto in Section 2.01(b) hereof;

“Scale-Down Fee”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Scale-Down Transaction”	has the meaning ascribed thereto in Section 2.02(a) hereof;

“Second Payment Date”	for any Royalty Calculation Year, the date that is one hundred eighty (180) calendar days after the end of such Royalty Calculation Year;

“Stonehouse”	has the meaning ascribed thereto in the Preamble hereof;

“Subordinate Loans”	has the meaning ascribed thereto in the Restructuring Agreement;

“Subordination Agreement”	has the meaning ascribed thereto in the Restructuring Agreement;

“Term”	January 1, 2003 to December 31, 2015, inclusive;

“Transaction Documents”	has the meaning ascribed thereto in the Restructuring Agreement;

“U.S. GAAP”	generally accepted accounting principles in the United States;

“WIN”	has the meaning ascribed thereto in the Preamble hereof;

“WorldSpace Enterprise”	has the meaning ascribed thereto in the Restructuring Agreement;

“WorldSpace Parties”	has the meaning ascribed thereto in the Preamble hereof;

“WorldSpace EBITDA”	the amount of EBITDA shown on WSI’s audited consolidated income statement for each year, prepared in accordance with U.S. GAAP, consistently applied, adjusted so that:

(a) WorldSpace EBITDA includes, with respect to any entities in which WSI has an ownership interest, directly or indirectly, of greater than fifty percent (50%) but less than one hundred percent (100%), only WSI’s pro rata portion of the EBITDA of such entities;

(b) WorldSpace EBITDA includes, with respect to any entities in which WSI has an ownership interest, directly or indirectly, of fifty percent (50%) or less, only amounts actually distributed to WSI in cash or property as dividends or similar distributions, return of capital, payments with respect to loans, or other payments (other than reasonable compensation for services); and

(c) WorldSpace EBITDA does not include, with respect to any WorldSpace Party that becomes an Eliminated WorldSpace Party, the EBITDA of such WorldSpace Party for any period after the date of the Scale-Down Transaction in connection with which such WorldSpace Party became an Eliminated WorldSpace Party;

“WSC”	has the meaning ascribed thereto in the Preamble hereof; and

“WSI”	has the meaning ascribed thereto in the Preamble hereof.

Section 1.02 Interpretation. Unless otherwise indicated in this Agreement:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Exhibit, Article, party, Schedule or Section is a reference to that Article or Section of, or that Exhibit, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e) a reference to a party to any document includes that party’s successors and permitted assigns; and

(f) “including” and “include” shall be deemed to mean “including, without limitation” and “include, without limitation.”

For the avoidance of any doubt, in the event of any sale or transfer of assets to any party, including, without limitation, sales of less than all or substantially all of the assets of the WorldSpace Parties and sales of ownership interests in any entities, U.S. GAAP will govern whether and the extent to which the sale proceeds are taken into account in calculating WorldSpace EBITDA in the accounting period of such sale or transfer.

ARTICLE II

PAYMENTS

Section 2.01 Royalty Payments. (a) WSI will pay to Stonehouse the Royalty Payment for each Royalty Calculation Year, as follows: (i) the Interim Payment will be due and payable to Stonehouse not later than the First Payment Date for such Royalty Calculation Year; and (ii) the full amount of the Royalty Payment, less the amount of the Interim Payment previously paid to Stonehouse, will be due and payable to Stonehouse on the Second Payment Date for such Royalty Calculation Year.

(b) WSI will establish and maintain a segregated reserve account (the “Royalty Reserve Account”) with a subaccount for each Royalty Calculation Year (each such subaccount a “Royalty Reserve Annual Account”). Within forty-five (45) days after the beginning of each quarter during each Royalty Calculation Year, WSI will deposit into the Royalty Reserve Annual Account for such Royalty Calculation Year an amount equal to twenty-five percent (25%) of the Royalty Payment for such Royalty Calculation Year, as estimated in good faith by WSI on the basis of the best information then reasonably available; provided, that WSI will use its good faith and reasonable efforts to obtain, and provide to Stonehouse, information of detail and scope sufficient to make a meaningful estimate. If the estimated Royalty Payment for a Royalty Calculation Year changes from one quarter to the next, then the amount that WSI will deposit into the Royalty Reserve Annual Account during the quarter in which such estimate is changed will be adjusted to make up for the shortage (in the case of an increase in the estimate) or excess (in the case of a decrease in the estimate) in the amount or amounts deposited in such Royalty Reserve Annual Account in prior quarters of such Royalty Calculation Year. The amounts deposited in the Royalty Reserve Annual Account for any Royalty Calculation Year, together with the amount of any interest thereon, shall be applied toward the payment of WSI’s obligations under Section 2.01(a) due on the First Payment Date and/or the Second Payment Date for such Royalty Calculation Year, and (subject to the next sentence) the amounts contained in the Royalty Reserve Account or the Royalty Reserve Annual Account shall not be used for any other purpose without the prior written consent of Stonehouse (which consent shall be in the sole and absolute discretion of Stonehouse). Any balance remaining in the Royalty Reserve Annual Account for any Royalty Calculation Year after the Royalty Payment for such Royalty Calculation Year has been paid in full may be removed from the Royalty Reserve Account and applied as WSI determines to be appropriate, provided that, until the Term has ended, such application is in full compliance with all of the applicable terms and conditions of this Agreement (including, without limitation, Section 4.03 hereof). The Royalty Reserve Account and the Royalty Reserve Annual Account each constitute “Deposit Accounts” within the meaning of the Uniform Commercial Code as may be in effect in New York from time to time (the “Code”). Each Deposit Account is subject to the “control” (as set forth in the Code) of Stonehouse for the Term, as such “control” has been agreed to by the WorldSpace Parties, Stonehouse, and the bank with which the Royalty Reserve Account and the Royalty Reserve Annual Account are maintained, in an authenticated record in the form attached hereto as Exhibit A. Except to the extent Stonehouse may otherwise agree, funds in the Royalty Reserve Annual Account may only be invested in Permitted Investments.

Section 2.02 Scale-Down Fee. (a) If, during the Term, there is a transaction by an entity within the WorldSpace Enterprise that results in a sale of all or substantially all of the WorldSpace Parties’ assets (as they are reflected on the consolidated balance sheet of WSI at the Reference Date) or there is a liquidation of any of the WorldSpace Parties, and as a result of such transaction or liquidation subsequent Royalty Payments pursuant to Section 2.01 (or any other payments contemplated hereunder) are likely to be substantially reduced in the aggregate or terminated (a “Scale-Down Transaction”), then Stonehouse will be entitled, at its option, to receive a fee (the “Scale-Down Fee”) in lieu of future payments hereunder with respect to each of the WorldSpace Parties all or substantially all of the assets of which are being sold or which are being liquidated in such Scale-Down Transaction (each such WorldSpace Party with respect to which Stonehouse makes such an election is referred to herein as an “Eliminated WorldSpace Party”).

(b) In the event that Stonehouse elects to receive a Scale-Down Fee with respect to a Scale-Down Transaction, then WSI will pay to Stonehouse a Scale-Down Fee equal to sixty (60%) percent of the Proceeds Portion in such Scale-Down Transaction; provided, however, that such percentage will be reduced by ten (10%) percent thereof (i.e., from sixty percent (60%) to fifty-four percent (54%), then from fifty-four percent (54%) to forty-eight percent (48%), etc.) for each $50 million in payments actually made to Stonehouse theretofore under Section 2.01 and this Section 2.02. The receipt by Stonehouse of the Scale-Down Fee will not affect Stonehouse’s right to receive a Royalty Payment for the Royalty Calculation Year in which the Scale-Down Transaction occurs, and such Royalty Payment will be based upon a calculation of WorldSpace EBITDA that takes such Scale-Down Transaction into account in accordance with the definition of “WorldSpace EBITDA” in Section 1.01.

Section 2.03 Equalization Payment. Upon a sale or liquidation of the WorldSpace Enterprise at any time during the Term (whether by virtue of (a) sale of WorldSpace Parties and/or their Affiliates or (b) a sale of all or substantially all of the WSI assets, or (c) a bankruptcy or liquidation of WorldSpace Parties and/or their Affiliates or (d) a foreclosure on the WSI assets or the WorldSpace Parties by a WSI creditor), then to the extent that the total cumulative amount of Distributions received (including any Distributions received or to be received with respect to such sale or liquidation event) by Noah Samara (or any of his Affiliates or family members or other related parties) exceeds the cumulative amounts received (including amounts received or to be received with respect to such sale or liquidation event by Stonehouse under Sections 2.01 and 2.02 above), then Noah Samara will immediately pay Stonehouse a cash payment equal to one-half of such excess amount.

Section 2.04 Effectiveness. Notwithstanding any other provision of this Agreement, none of the WorldSpace Parties will have any obligation pursuant to Sections 2.01 or 2.02 or Article IV, and Noah Samara will have no obligation pursuant to Section 2.03, and Stonehouse will have no rights under any of those provisions, unless and until the Effective Date occurs. Immediately upon the occurrence of the Effective Date, the WorldSpace Parties will make any and all payments and deposits that would have theretofore been required under Sections 2.01 and 2.02 and Article IV but for this Section 2.04.

ARTICLE III

REPRESENTATIONS

Section 3.01 Representations of the WorldSpace Parties. Each of the WorldSpace Parties represents, warrants, and covenants, jointly and severally, to Stonehouse that as of the date of this Agreement and as of the Effective Date:

(a) Such WorldSpace Party is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity);

(c) Each of the representations and warranties made by the WorldSpace Parties (or any of them) in the Restructuring Agreement is incorporated herein by reference, without regard to Section 4.03 of the Restructuring Agreement, and is true and correct as of the Execution Date and as of the Effective Date; and

(d) All Charter Documents, financial reports and other documents required to be delivered to Stonehouse pursuant to the terms of the Transaction Documents are true, complete and accurate copies thereof.

Section 3.02 Representations of Stonehouse. Stonehouse represents, warrants, and covenants to the WorldSpace Parties that as of the date of this Agreement and as of the Effective Date:

(a) It is a legal entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business and to own its properties and assets and to execute, deliver and perform this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and legally binding obligation; and

(c) Each of the representations and warranties made by Stonehouse in Section 4.02 of the Restructuring Agreement is incorporated herein by reference, without regard to Section 4.03 of the Restructuring Agreement, and is true and correct as of the Execution Date and as of the Effective Date.

ARTICLE IV

COVENANTS

Section 4.01 Reporting. (a) On or prior to the First Payment Date for each Royalty Calculation Year, WSI will use its good faith and reasonable efforts to obtain, and provide to Stonehouse, information of detail and scope sufficient to make a meaningful estimate of the Royalty Payment for such Royalty Calculation Year.

(b) Not later than one hundred twenty (120) days after the end of each Royalty Calculation Year, WSI will deliver to Stonehouse a copy of its audited consolidated financial statement as of the end of such fiscal year and for the year then ending, prepared in accordance with U.S. GAAP, consistently applied.

Section 4.02 Audit. Stonehouse will have the right to audit the books and accounts of the WorldSpace Parties at any time during the Term, but not more frequently than once per year, upon reasonable advance notice in order to determine or confirm any calculation of WorldSpace EBITDA (or for purposes related thereto), and the WorldSpace Parties agree to fully cooperate with Stonehouse in connection therewith.

Section 4.03 Distributions. (a) The WorldSpace Parties agree that Distributions may be paid only (i) with Excess Funds available at the end of a given Royalty Calculation Year (such given Royalty Calculation Year referred to herein as the “Distribution Calculation Year”, and the Royalty Calculation Year following the Distribution Calculation Year referred to herein as the “Distribution Payment Year”), (ii) on or after the Second Payment Date of the applicable Distribution Payment Year, and (iii) after the Royalty Payment due and payable on such Second Payment Date has been paid in full to Stonehouse.

(b) Additionally, in no event shall any Distribution be paid unless on the date of such payment, each of the following requirements has been satisfied:

i) no breach in any material respect of a representation or warranty in the New Loan Documentation (or in any respect if a materiality standard is not provided for such representation or warranty in the New Loan Documentation), default (or event which, with the giving of notice or the passage of time, would become a default) under this Agreement or under any New Loan Documentation, has occurred and is continuing;

ii) all reserves required under any Transaction Document or New Loan Documentation are in place and at the required levels;

iii) the WorldSpace Parties are current on all expenses and other amounts owed to any Person, and the contemplated payment of the Distribution will not result in any reasonably foreseeable or likely shortfall in funds available to meet future expenses and other amounts which will become due to any Person during the subsequent twelve-month period;

iv) the payment of the Distribution is made only from earnings from the applicable Distribution Calculation Year; and

v) the payment of the Distribution is in all respects permitted under applicable law.

Section 4.04 Sale of Assets. (a) For a period of three (3) years from the Effective Date, none of the WorldSpace Parties will voluntarily sell all or substantially all of its assets, or voluntarily liquidate, without the prior written consent of Stonehouse, which consent will not be unreasonably withheld.

(b) The WorldSpace Parties will not sell any of their ownership position in any of the entities listed in Exhibit I to the Restructuring Agreement (which exhibit is incorporated herein by reference) or any of their assets listed in Exhibit H of the Restructuring Agreement (which exhibit is incorporated herein by reference) for less than fair value. For purposes of this Section 4.04(b), fair value may be conclusively established by an opinion of an internationally recognized investment banking firm engaged by WSI; provided, that in the absence of such an opinion other evidence may be used to establish fair value; and provided further, that any sale of assets by any WorldSpace Parties to an unaffiliated third party in the ordinary course of business will be presumed to be for fair value absent clear evidence to the contrary. Notwithstanding the foregoing, this Section 4.04(b) will not restrict the WorldSpace Parties from placing assets into wholly or partially owned direct or indirect subsidiaries or from entering into joint venture or financing arrangements; provided, that none of the WorldSpace Parties will sell or transfer assets to affiliates or joint ventures in which the collective ownership interests of the WorldSpace Parties is less than one hundred percent (100%) unless such sale or transfer is made for fair value (which may include, without limitation, an equity interest in the transferee) and is consistent with Section 4.04(c) hereof; and provided further, that if any of the WorldSpace Parties makes such a sale or transfer of assets to any affiliate or joint venture in which the collective ownership interests of the WorldSpace Parties is less than one hundred percent (100%), then the WorldSpace Parties will be required hereby to dedicate the consideration received in exchange for such sale or transfer to the ongoing business of the WorldSpace Enterprise which may include, without limitation, holding any equity interest in the transferee that may be part of such consideration;

(c) Notwithstanding anything which may be contained to the contrary in this Section 4.04, in Section 2.02 or elsewhere, no sale or transfer of assets of the WorldSpace Enterprise is intended to be permitted hereunder to the extent such sale or transfer would be reasonably likely, as assessed at or immediately prior to the time of such sale of transfer, to materially diminish the overall return to Stonehouse (whether through Royalty Payments, Scale-Down Fees or other fees, or any combination of the same) under this Royalty Agreement during the Term.

Section 4.05 Funding Expenditure Plan. WSI will apply the proceeds of the New Investment substantially in accordance with the Funding Expenditure Plan set forth as Exhibit B.

Section 4.06 Confidentiality. All information disclosed to any party pursuant to this Agreement will be kept confidential by such party, and will not be used by such party other than in connection with this Agreement, except to the extent such information was known by such party prior to the time it was provided to the party hereunder or is or has become lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived by the parties in writing, or except as may be required by order of any court or governmental agency. This Section 4.06 shall not apply to disclosures of information obtained hereunder by any party hereto made to such party’s legal counsel, to such party’s consultants, or to any other such Persons whose services such party may require throughout the Term. The foregoing obligation of confidentiality and non-use will survive any termination of this Agreement.

Each of the WorldSpace Parties agrees that it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K to the Restructuring Agreement, and each of the WorldSpace Parties also agrees that if any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms hereof, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

Section 4.07 Subordination. Each of the WorldSpace Parties agrees that it shall immediately notify Stonehouse if there is any change after the date hereof to any of the information described on Exhibit K to the Restructuring Agreement (which exhibit is incorporated herein by reference), and each of the WorldSpace Parties also agrees that if any Person who has not previously executed and delivered a Subordination Agreement becomes entitled to receive (or to potentially receive) Distributions (other than with respect to dividends which, pursuant to the terms hereof, may be distributed to shareholders of WSI), such Person shall immediately execute and deliver a Subordination Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01 Saving of Rights.

(a) The rights and remedies of Stonehouse in relation to any misrepresentation or breach of warranty on the part of any of the WorldSpace Parties shall not be prejudiced by any investigation by or on behalf of Stonehouse into the affairs of any of the WorldSpace Parties, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of Stonehouse in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by Stonehouse in connection with any condition or payment to be made under this Agreement shall impair any right, power or remedy of Stonehouse with respect to any other condition or payments, or be construed to be a waiver thereof; nor shall the action of Stonehouse with respect to any condition or payment affect or impair any right, power or remedy of Stonehouse with respect to any other condition or payment.

(c) No course of dealing and no failure or delay by Stonehouse in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this

Agreement, or in any manner preclude its additional or future exercise; nor shall the action of Stonehouse with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of Stonehouse with respect to any other default.

Section 5.02 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement will be deemed to have been duly given for all purposes if sent both (a) by telefax and (b) by certified or registered mail, return receipt requested and postage prepaid, by hand delivery, or by an internationally recognized overnight courier, in any case to the telefax number and the address of such party listed below or to such other telefax number or address as any party may specify by notice given to the other party in accordance with this Section 5.02.

Notices to Stonehouse will be sent to:

Stonehouse Capital Ltd.

c/o Al-Murjan Organization

PO Box 52558

Jeddah 21573

Saudi Arabia

Attention: Cherif Sedky

Telefax: 011-9662-694-3466

with a copy to:

Jeffrey H. Goodman, Esq.

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2623

Telefax: 202-662-4643

Notices to the WorldSpace Parties will be sent to:

Noah A. Samara

Chairman and Chief Executive Officer

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6004

with a copy to:

Donald J. Frickel, Esq.

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Telefax: 202-969-6560

The date of giving of any such notice will be: (a) in the case of delivery by hand or courier, the date of delivery at the appropriate address specified in or pursuant to this Section 5.02, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 5.02; or (b) in the case of delivery by mail, five (5) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 5.02, if posted in the same country as the country of the address, and twelve (12) days following the posting of the mail addressed to the appropriate address specified in or pursuant to this Section 5.02, if posted in a different country than the country of the address, provided that the notice has also been sent by telefax to the appropriate telefax number specified in or pursuant to this Section 5.02.

Section 5.03 Overdue Payments. All overdue amounts payable pursuant to the terms of this Agreement shall accrue interest from the date on which payment of the relevant amount became due until the date of actual payment at a rate of LIBOR plus five percent (5%) per annum.

Section 5.04 Payment Location. All payments to Stonehouse pursuant to this Agreement shall be made by wire transfer to Account Number              at              (ABA Number             ), or to such other account, or in accordance with such other instruction, as Stonehouse may notify the WorldSpace Parties from time to time.

Section 5.05 Termination. This Agreement will automatically terminate if the Effective Date has not occurred on or before September 30, 2004.

Section 5.06 Applicable Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, and shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Laws of the State of New York). The parties hereto agree to submit any dispute based on any matter arising out of or relating to this Agreement or the transactions contemplated hereby to arbitration in accordance with the terms set forth on Exhibit C attached hereto.

Section 5.07 Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties; provided, however, that none of the WorldSpace Parties may assign or delegate any of their respective rights or obligations under this Agreement without the prior consent of Stonehouse.

Section 5.08 Waivers and Consents; Amendments. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement will constitute a waiver of such terms, conditions or obligations or will preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof, or any consent given hereunder, will be effective unless in writing and signed by the party to be charged with such waiver or consent. No waiver will be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. This Agreement may only be amended by a written instrument signed by all of the parties hereto.

Section 5.09 Joint and Several Liability. Each of the WorldSpace Parties hereby agrees that it shall be jointly and severally liable for the obligations of each of the WorldSpace Parties hereunder.

Section 5.10 Severability. All the provisions of this Agreement will be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement will be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which, taken together, will constitute one and the same instrument.

Section 5.12 Further Assurances. The WorldSpace Parties, at their expense, will execute and deliver promptly such additional documents, assignments, certificates and instruments as Stonehouse may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement. Stonehouse, at the expense of the WorldSpace Parties, will execute and deliver promptly such additional documents, assignments, certificates and instruments as any of the WorldSpace Parties may reasonably request in order to effectuate the provisions of, and the transactions provided for in, this Agreement.

Section 5.13 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between or among the parties with respect to such subject matter hereof (including, upon the Effective Date, the Restructuring Agreement; provided, however, that the foregoing is not intended to diminish the continuing validity and effectiveness of any definitions or other terms that are defined or otherwise incorporated herein by cross-reference to the Restructuring Agreement in Sections 1.01, 3.01(c), 3.02, 4.04(b), and 4.07).

Section 5.14 Additional Exhibits. The parties hereto acknowledge and agree to the following:

(a) the financial model of the WorldSpace Enterprise (based on mutually agreed assumptions and showing mutually agreed debt coverage and equity return forecasts), current as of the Execution Date, is attached hereto as Exhibit D (the “Financial Model”);

(b) the annual operating budget of the WorldSpace Enterprise (allocated on a monthly basis, for the twelve months immediately following the date of the Restructuring), current as of the Execution Date, is attached hereto as Exhibit E (the “Annual Operating Budget”);

(c) the operating and marketing plan of the WorldSpace Enterprise, current as of the Execution Date, is attached hereto as Exhibit F (the “Operating and Marketing Plan”); and

(d) until (and including) the Effective Date, the WorldSpace Parties shall promptly notify Stonehouse in writing of any changes occurring after the Execution Date with respect to the Financial Model, the Annual Operating Budget, the Operating and Marketing Plan and/or the Funding Expenditure Plan.

Section 5.15 Tax Disclosure. Notwithstanding anything herein to the contrary, but only to the extent permitted under applicable securities laws, each party to the transactions contemplated by this Agreement (and each employee, representative and other agent thereof) is authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials of any kind (including opinions or other tax analyses) insofar as they relate to the tax treatment and tax structure of such transactions; provided, that this authorization does not extend to disclosure of any other information, including without limitation (a) the identity of any party to such transactions (or any affiliate thereof), (b) the existence or status of any negotiations or (c) any financial, business, legal or personal information of or regarding any party (or any of its affiliates) to the extent not related to the tax treatment or tax structure of such transactions.

*         *         *

The parties hereto have duly executed this Agreement as of September 30, 2003.

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY LTD.

By:	/s/ NOAH A. SAMARA
Noah A. Samara
Chairman and Chief Executive Officer

STONEHOUSE CAPITAL LTD.

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Sultan Bin Mahfouz

The undersigned, Noah A. Samara, agrees to Section 2.03 of the foregoing Agreement.

/s/ NOAH A. SAMARA
Noah A. Samara

FIRST AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

WORLDSPACE, INC.

WORLDSPACE INTERNATIONAL NETWORK INC.

AND

WORLDSPACE SATELLITE COMPANY, LTD.

Dated September 28, 2004

This First Amendment (“First Amendment”) made as of this 28th day of September, 2004 by and among Stonehouse Capital Ltd. (“Stonehouse”), WorldSpace, Inc. (“WSI”), WorldSpace International Network Inc. (“WIN”) and WorldSpace Satellite Company Ltd. (“WSC”) (WSI, WIN, and WSC collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties to obtain capital investment to finance the commercial expansion of their business; and

WHEREAS, Stonehouse and the WorldSpace Parties did enter into that certain Royalty Agreement dated as of September 30, 2003 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties; and

WHEREAS, Stonehouse, the WorldSpace Parties and Tri-State Commercial Closings, Inc. (the “Escrow Agent”) did enter into that certain Escrow Agreement dated as of September 30, 2003 (the “Escrow Agreement”) (the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement collectively referred to herein as the “Agreements”) in order to establish the terms by which certain documents be held in escrow; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement and to provide the Escrow Agent with notification of such amendments as follows:

1.	Replace Section 2.02 of the Loan Restructuring Agreement with:

“If the Restructuring does not occur by March 31, 2005 or by such later date as may be agreed by Stonehouse and WSI in writing (the March 31, 2005 date or such later date agreed by Stonehouse and WSI referred to herein as the “Outside Date”), then this Agreement will terminate, and each of the Original Agreements will remain in full force and effect and unmodified hereby (including, without limitation, with respect to the accrual of interest without interruption), as if this Agreement had never been entered into.”

2.	Replace Section 1.2(b) of Exhibit B to the Loan Restructuring Agreement with:

“(b) this Release will be null and void if the date of the closing of the Debt Restructuring Transaction does not occur on or before December 31, 2005.”

3.	Replace Section 5.05 of the Royalty Agreement with:

“This Agreement will automatically terminate if the Effective Date has not occurred on or before March 31, 2005.”

4.	The forms of the Loan Restructuring Agreement, the Royalty Agreement and the Escrow Agreement attached to the Agreements as exhibits, where applicable, shall be considered to be revised to reflect the terms contained in this First Amendment.

5.	Stonehouse and WSI agree to provide the Escrow Agent with a written notice (which notice shall be countersigned by the Escrow Agent), notifying the Escrow Agent of the change to the “Outside Date” as effected by this Amendment.

6.	This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ ABDULRAHMAN BIN MAHFOUZ
Name:	Abdulrahman Bin Mahfouz

By:	/s/ SULTAN BIN MAHFOUZ
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ NOAH A. SAMARA
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

SECOND AMENDMENT

TO

LOAN RESTRUCTURING AGREEMENT

AND

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Maryland)

WORLDSPACE INTERNATIONAL NETWORK INC.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

AND

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

Dated as of December 30, 2004

This Second Amendment (“Second Amendment”) made as of this 30th day of December, 2004 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Maryland (“WSI-MD”);

(iii) WorldSpace International Network Inc., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WIN”);

(iv) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(v) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”) (WSI-MD, WIN, WSC and WSI-DE collectively referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Loan Restructuring Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Loan Restructuring Agreement”) in order to enable the WorldSpace Parties (other than WSI-DE) to obtain capital investment to finance the commercial expansion of their business;

WHEREAS, Stonehouse and the WorldSpace Parties (other than WSI-DE) did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004 (the “Royalty Agreement”) in order to establish certain rights of Stonehouse to receive royalty payments from the WorldSpace Parties (other than WSI-DE) (the Loan Restructuring Agreement and the Royalty Agreement collectively referred to herein as the “Agreements”);

WHEREAS, prior to the date hereof, WSI-MD owned WIN, which in turn owned WSC;

WHEREAS, as of even date herewith, WIN will be merged with and into WSI-MD and WSI-MD will immediately thereafter be merged with and into WSI-DE (the “WSI Mergers”);

WHEREAS, upon the WSI Mergers, WSI-DE will assume all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Agreements by operation of law;

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Loan Restructuring Agreement and the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Loan Restructuring Agreement and the Royalty Agreement as follows:

1. Add the following term and its corresponding definition to the Royalty Agreement:

“WSI-DE”	means WorldSpace Inc., a corporation organized and existing under the laws of the State of Delaware as of the Effective Date.

2. Add the following text to become a new Section 4.03(c) to the Royalty Agreement:

(c) Distributions to those shareholders listed on Exhibit H shall not be subject to the restrictions on Distributions provided in this Section 4.03 (which Section 4.03 provides, in part, that such Distributions are expressly subordinate to the actual payment of the Royalty Payment); provided, however, that for the sake of clarity it is agreed that for purposes of calculating the Proceeds Portion in a Scale-Down Transaction, the amount of the Distributions used as a basis for such determination shall be calculated by reference to all Current Shareholders, whether or not they have been exempted from the restrictions under this Section 4.03. It is further contemplated that such shareholders listed on Exhibit H shall receive Class A common shares in WSI-DE which are not restricted as to the payment of Distributions and all other Current Shareholders will receive Class B common shares in WSI-DE and the certificates representing such Class B shares shall include a legend referencing the applicable restrictions under this Agreement.

3. Add the attached Addendum A as a new Exhibit H to the Royalty Agreement.

4. The forms of the Loan Restructuring Agreement and the Royalty Agreement (attached as exhibits to the Royalty Agreement and the Loan Restructuring Agreement, respectively) shall be considered to be revised to reflect the terms contained in this Second Amendment.

5. In executing this Second Amendment, the WorldSpace Parties acknowledge and affirm that, upon the WSI Mergers (i) all obligations and liabilities of WSI-MD and WIN (including, but not limited to, such parties’ obligations and liabilities under the Loan Restructuring Agreement and the Royalty Agreement) will be assumed by WSI-DE and (ii) WSC will become a subsidiary of WSI-DE.

6. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. Except as otherwise hereby modified, all other terms, provisions and conditions of the Agreements shall remain in full force and effect.

8. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed in their respective names as of the date first above written.

(Signature page follows)

STONEHOUSE CAPITAL LTD.

By:	/s/ Cherif Sedky

Name:	Cherif Sedky

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Maryland

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

THIRD AMENDMENT

TO

ROYALTY AGREEMENT

AMONG

STONEHOUSE CAPITAL LTD.

(a corporation organized and existing under the laws of the Cayman Islands)

WORLDSPACE, INC.

(a corporation organized and existing under the laws of the State of Delaware)

AND

WORLDSPACE SATELLITE COMPANY, LTD.

(a company organized and existing under the International Business Companies Act of the British Virgin Islands)

Dated as of June 29, 2005

This Third Amendment (“Third Amendment”) made as of this 29th day of June 2005 by and among:

(i) Stonehouse Capital Ltd., a corporation organized and existing under the laws of the Cayman Islands (“Stonehouse”);

(ii) WorldSpace Satellite Company Ltd., a company organized and existing under the International Business Companies Act of the British Virgin Islands (“WSC”); and

(iii) WorldSpace, Inc., a corporation organized and existing under the laws of the State of Delaware (“WSI-DE”), and successor by merger to each of WorldSpace, Inc., a corporation organized under the laws of the State of Maryland (“WSI-MD”), and WorldSpace International Network Inc., a company organized under the International Business Companies Act of the British Virgin Islands (“WIN”); (WSC and WSI-DE together referred to herein as the “WorldSpace Parties”).

WITNESSETH:

WHEREAS, Stonehouse and WSC, WSI-MD and WIN did enter into that certain Royalty Agreement dated as of September 30, 2003, as amended by that certain First Amendment to Loan Restructuring Agreement and Royalty Agreement dated September 28, 2004;

WHEREAS, on December 30, 2004, Stonehouse, the WorldSpace Parties, WSI-MD and WIN did enter into that certain Second Amendment to the Loan Restructuring Agreement and Royalty Agreement among Stonehouse, WSI-MD, WIN, WSC and WSI-DE (the Royalty Agreement, as amended by the First Amendment and the Second Amendment thereto, the “Royalty Agreement”);

WHEREAS, on December 30, 2004, WIN merged with and into WSI-MD and WSI-MD immediately thereafter merged with and into WSI-DE and, by virtue of the mergers, WSI-DE assumed all of the rights, obligations and liabilities of WIN and WSI-MD in and under the Royalty Agreement by operation of law; and

WHEREAS, Stonehouse and each of the WorldSpace Parties desire to amend the Royalty Agreement in accordance with the provisions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Stonehouse and the WorldSpace Parties hereby agree to amend the Royalty Agreement as follows:

1.	Exhibit H to the Royalty Agreement is hereby amended by adding thereto Noah A. Samara and TelUS Communications.

2.	Section 4.06 of the Royalty Agreement is amended by deleting the last paragraph thereof in its entirety.

3.	The parties agree that the WorldSpace parties obligations under Section 4.07 of the Royalty Agreement shall only apply in the event that any of the shares of Class B Common Stock, par value $.01 per share (the “Class B Shares”) of WSI-DE shall be exchanged for another instrument issued by a WorldSpace Party that entitles the holder thereof to receive Distributions, other than: (i) the exchange by Noah A. Samara and TelUS Communications of any of the Class B Shares held by them of record for shares of Class A Common Stock, par value $.01 per share (“Class A Shares”) of WSI-DE and (ii) the automatic conversion of Class B Shares into Class A Shares that is provided for in the Certificate of Incorporation of WSI-DE as at the earlier of (i) July 1, 2016 or (ii) the Second Payment Date of the Royalty Payment owed by the WorldSpace Parties in respect of the final Royalty Calculation Year for which a Royalty Payment is owed or as otherwise permitted under the Royalty Agreement; provided that the WorldSpace Parties agree that any Class B Shares that are converted into Class A Shares as a result of the July 1, 2016 trigger date shall, in no event, be paid any Distributions until all Royalty Payments then due and owning to Stonehouse under the Royalty Agreement have been paid. The parties hereto further agree that, except as specifically provided in this paragraph 3. to this Third Amendment, Section 4.07 of the Royalty Agreement shall be of no further force or effect.

4.	This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.	Except as otherwise hereby modified, all other terms, provisions and conditions of the Royalty Agreement shall remain in full force and effect.

6.	This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed in their respective names as of the date first above written.

STONEHOUSE CAPITAL LIMITED

By:	/s/ Abdulrahman Bin Mahfouz/CS
Name:	Abdulrahman Bin Mahfouz

By:	/s/ Sultan Bin Mahfouz/CS
Name:	Sultan Bin Mahfouz

WORLDSPACE, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

WORLDSPACE SATELLITE COMPANY, LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and Chief Executive Officer

Exhibit K

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made the 28th day of December 2004 between WorldSpace, Inc., a Maryland corporation, (“WorldSpace” or “the Surviving Company”) and WorldSpace International Network Inc., a British Virgin Islands company (“WIN”).

WHEREAS, WorldSpace is a company incorporated under and by virtue of the law of the State of Maryland, USA and is entering into this Agreement and Plan of Merger pursuant to the provisions of the Section 3-105 of Maryland General Corporation Law (the “MGCL”);

WHEREAS, WIN is an International Business Company incorporated and existing under and by virtue of the International Business Companies Act (the “Act”) and is entering into this Agreement and Plan of Merger pursuant to the provisions of Section 76 to 79 of the Act; and

WHEREAS, the directors of the parties hereto deem it desirable and in the best interests of the companies and their members or stockholders, as the case may be, that WIN be merged with and into WorldSpace.

NOW, THEREFORE, this Agreement and Plan of Merger witnesseth as follows:

1.	The constituent companies to this Agreement and Plan of Merger are WorldSpace, Inc. and WorldSpace International Network Inc.

2.	The Surviving Company is WorldSpace, Inc.

3.	WorldSpace has 9,255,789 voting shares in issue and WIN has 100 voting shares in issue. The shares issued by the said companies are each entitled to vote on the merger as one class.

4.	Upon the merger, the separate corporate existence of WIN shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

5.	The merger shall be effective as provided by the laws of the State of Maryland, USA. The merger shall be effective upon the acceptance for filing of articles of merger with the State Department of Assessments and Taxation of the State of Maryland and articles of merger with the relevant authorities in the British Virgin Islands, or, if not the same date, the later of the two (the “Effective Time”).

6.	The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

(a)	each share with par value of WorldSpace issued and outstanding at the Effective Time of the merger shall continue to be one share with par value in the Surviving Company; and

(b)	each share with par value of WIN issued and outstanding at the Effective Time shall be cancelled.

7.	At the Effective Time, each outstanding option or right to acquire 1 share of WIN which has not been exercised shall become and represent a right to acquire 2.25 shares of WorldSpace at the exercise price per share, divided by 2.25, for 1 share of WIN in effect immediately prior to the Effective Time. From and after the date of this Agreement, no additional options shall be granted and no warrants shall be issued by WIN.

8.	The constituent documents of WorldSpace as in effect at the Effective Time shall be the constitutional documents of the Surviving Company until the same shall be altered or amended or until new constitutional documents are adopted as provided therein except that the Fifth paragraph of the Articles of Incorporation of the Surviving Company shall be amended to read in its entirety as follows:

“FIFTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is Forty Million (40,000,000), consisting of Thirty-Five Million (35,000,000) shares of Common Stock, par value One Cent ($.01) per share, and an aggregate par value of Three Hundred Fifty Thousand Dollars ($350,000), and Five Million (5,000,000) shares of Preferred Stock, par value One Cent ($.01) per share, and an aggregate par value of Fifty Thousand Dollars ($50,000), which may be issued in such classes and which shall have such rights, privileges, and preferences as are fixed by the Board of Directors.”

The directors and officers of WorldSpace at the Effective Time shall be the directors and officers of the Surviving Company until their respective successors shall have been elected and qualify.

9.	The merger shall be or has been submitted to the members or stockholders, as the case may be, of each of the constituent companies for their approval by a resolution of members or affirmative vote of the stockholders, as the case may be.

10.	This Agreement and Plan of Merger may be executed in counterparts which, when taken together, shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed on this 16th day of May, 2005.

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chairman & CEO

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Director

DISTRICT OF COLUMBIA	)
	)	ss.:
CITY OF WASHINGTON	)

On this 16th day of May 2005, before me personally came Noah A. Samara to me known, who being duly sworn, did depose and say, that he is the Chairman & CEO of WorldSpace, Inc., the corporation which is described in and which executed the foregoing document; and that he signed his name thereto by the authority of the board of directors of said corporation.

/s/ Ricky A. Pursley	RICKY A. PURSLEY
Notary Public	NOTARY PUBLIC, DISTRICT OF COLUMBIA
My Commission Expires November 14, 2006

DISTRICT OF COLUMBIA	)
	)	ss.:
CITY OF WASHINGTON	)

On this 16th day of May 2005, before me personally came Noah A. Samara to me known, who being duly sworn, did depose and say, that he is the Director of WorldSpace International Network Inc. the corporation which is described in and which executed the foregoing document; and that he signed his name thereto by the authority of the board of directors of said corporation.

/s/ Ricky A. Pursley	RICKY A. PURSLEY
Notary Public	NOTARY PUBLIC, DISTRICT OF COLUMBIA
My Commission Expires November 14, 2006

Exhibit L-1

[Coudert Brothers LLP Letterhead]

December 30, 2004

Highbridge International LLC

Amphora Limited

OZ Master Fund, Ltd.

AG Domestic Convertibles, L.P.

AG Offshore Convertibles, Ltd.

Citadel Equity Fund Ltd.

Citadel Credit Trading Ltd.

Re:	5.00% Senior Convertible Notes Due 2014

Ladies and Gentlemen:

We have acted as special counsel for WorldSpace, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the issuance and sale by the Company, pursuant to the provisions of a Securities Purchase Agreement dated December 30, 2004 (the “Securities Purchase Agreement”) among the Company, WorldSpace, Inc., a Maryland corporation, and yourselves (the “Investors”), of $155,000,000 aggregate principal amount of its Senior Convertible Notes due 2014 (the “Notes”), which shall be convertible into shares of the Company’s Class A Common Stock, par value $.01 per share, in accordance with the terms of the Notes (as converted, the “Conversion Shares”).

This opinion is being provided pursuant to section 5.12 of the Securities Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

In preparing this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and all such agreements, certificates of public officials, certificates of officers

December 30, 2004

and representatives of the Company and such other instruments as we have deemed necessary or advisable for the purpose of this opinion, including the following:

(i)	the Certificate of Incorporation of the Company as in effect as of the Closing (the “Certificate of Incorporation”);

(ii)	the By-Laws of the Company as in effect as of the Closing (the “By-laws);

(iii)	the Securities Purchase Agreement;

(iv)	the Notes;

(v)	the Registration Rights Agreement dated December 30, 2004 by and among the Company and the Investors (the “Registration Rights Agreement”, and together with the Securities Purchase Agreement and the Notes, the “Transaction Documents”);

(vi)	the Agreement of Merger dated December 28, 2004 between WorldSpace, Inc., a Maryland corporation (“WSI-Maryland”) and the Company (the “Agreement of Merger”); and

(vii)	the Agreement of Merger dated December 28, 2004 between WorldSpace International Network Inc. (“WIN”) and WSI-Maryland (the “WIN Merger Agreement”).

(viii)	The Exchange Agreement dated December 29, 2004 by and among the Company, WSI-Maryland, WIN and Yenura Pte. Ltd. (the “Exchange Agreement”);

(ix)	The Amended and Restated Stonehouse Loan Agreement and guarantee dated April 21, 2000 by and among Stonehouse Capital Ltd. (“Stonehouse”), WSI-Maryland, WIN and WorldSpace Satellite Company Ltd. (the “Stonehouse Loan Agreement”);

(x)	The Loan Restructuring Agreement date September 30, 2003 by and among Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the First Amendment dated as of September 28, 2004and the Second Amendment dated as of December 30, 2004 (the “Stonehouse Restructuring Agreeement”); and

(xi)	The Royalty Agreement dated September 30, 2003 by and between Stonehouse, WSI-Maryland, WIN and WorldSpace Satellite Company Ltd., as amended by the first Amendment dated as of September 28, 2004

2

December 30, 2004

and the Second Amendment dated December 30, 2004 (the “Stonehouse Royalty Agreement”);

In preparing this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the authenticity of the originals of all such copies and the genuineness of all signatures on all such documents.

We have assumed the due execution and delivery, pursuant to due authorization, of the documents that we have examined by each party thereto other than the Company, that each such other party has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the valid and legally binding obligations of each such other party, enforceable against such other party in accordance with its terms, and that each such other party has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents enforceable against it.

As to various questions of fact material to the opinions rendered herein, we have relied upon the statements and representations in the documents which we have examined and certificates of public officials without independent investigation or verification. Whenever any opinion expressed herein is expressed “to our knowledge,” such term means to the actual knowledge of the lawyers of our firm who have performed legal services for the Company in connection with the issuance and sale of the Notes without independent investigation or verification.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power to own, lease and operate its properties and to conduct business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and except that the Company has submitted an application to qualify to do business in the District of Columbia which is currently pending.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and to issue the Notes and the Conversion Shares in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents (including, without limitation, the issuance and sale of the Notes and the Conversion Shares) have been duly authorized by all necessary corporate action. Each of the

3

December 30, 2004

Transaction Documents has been duly executed and delivered by the Company and each of the Transaction Documents constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application and except as the indemnification and contribution provisions of the Securities Purchase Agreement and Registration Rights Agreement may be limited by public policy or the federal or state securities laws.

3. The execution and delivery of the Transaction Documents by the Company and the performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes and the Conversion Shares, does not and will not conflict with, result in any breach or violation of (i) the Certificate of Incorporation or By-Laws, as amended and in effect to the date hereof, of the Company or (ii) any federal, state or local law, regulation or rule applicable to the Company or AfriSpace Inc. or WorldSpace Services Corporation (the “Material Subsidiaries”)

4. Assuming the accuracy of the representations and warranties of the Investors in the Securities Purchase Agreement, the issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion of the Notes in accordance with the Transaction Documents will be exempt from registration under the Securities Act (as defined below). When so issued, the Notes and the Conversion Shares will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly authorized and reserved for issuance by all proper corporate action and are not subject to preemptive rights pursuant to the Certificate of Incorporation or By-laws or under the Delaware General Corporation Act.

5. No consent or authorization of, filing with, notice to or registration with, any federal or state governmental body, regulatory agency, self-regulatory organization or the stockholders of the Company, is required to be obtained by the Company (i) to perform its obligations under the Transaction Documents, or (ii) for the issuance and sale of the Notes or the Conversion Shares as contemplated by the Transaction Documents, except as (A) have been obtained, and (B) as may be required by federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), with respect to the Company’s obligations under the Registration Rights Agreement and the listing/quotation of the Conversion Shares in connection therewith.

6. The Company is not an “investment company” as defined un the Investment Company Act of 1940, as amended (the “ICA”), and is not controlled by and “investment company” required to be register under the ICA.

4

December 30, 2004

7. Assuming due authorization, execution and delivery by the parties thereto (other than the Company), Each of the Stonehouse Restructuring Agreement and the Exchange Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principals whether in a proceeding in equity or at law.

8. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share, (ii) 75,000,000 shares of Class B Common Stock, par value $.01 per share, and (iii) 25,000,000 shares of preferred stock, par value $.01 per share.

9. The FCC has issued the license listed on Schedule I hereto (the “FCC License”) and the FCC License is in full force and effect; to our knowledge, no FCC License other that that listed on Schedule I hereto is required for the operation the business as presently conducted of the Company or any other the Material Subsidiaties operating under the authority of the FCC.

10. To our knowledge, there are no actions, suits, claims, investigations or proceedings pending before the FCC against the Company or any of the Material Subsidiaries.

11. The performance by the Company of the Transaction Documents and the consummation of the transactions contemplated herein do not violate any applicable provision of the Communications Act or the FCC Rules, and will not conflict with or result in a breach of any of the terms or provisions, or constitute a default under the FCC License.

12. Except for such FCC approvals, authorizations, consents, filings, registrations or orders as have already been obtained, no approval, authorization, consent, filing, registration with, or order of the FCC is required in connection with the issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion of the Notes in accordance with the Transaction Documents and consummation by the Company of the transactions contemplated by the Transaction Documents.

Our opinion set forth in paragraphs 5, 11 and 12 assume that the conversion of Notions into Conversion Shares will not result in a “transfer of control” of the Company or AfriSpace Inc. for purposes of the Communications Act or the FCC Rules, in which case approvals, authorizations, consents and filing with the FCC would be required.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

5

December 30, 2004

This opinion is rendered solely to the Investors for their benefit and solely in connection with the transaction referred to herein, and is not to be relied upon by any other person or for any purpose other than with respect to the transaction referred to herein, is not to be circulated, quoted or otherwise referred to without my prior consent, and should not be assumed to state general principles of law applicable to transactions of this kind.

Very truly yours,

/s/ Coudert Brothers LLP

6

SCHEDULE I

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-1 satellite (File No. SAT-LOA-19900723-00002; SAT-AMD-19990125-00016) issued December 1999.

Exhibit L-2

[General counsel letterhead]

December 30, 2004

Highbridge International LLC

Amphora Limited

OZ Master Fund, Ltd.

AG Domestic Convertibles, L.P.

AG Offshore Convertibles, Ltd.

Citadel Equity Fund Ltd.

Citadel Credit Trading Ltd.

Re:	5.00% Senior Convertible Notes Due 2014

Ladies and Gentlemen:

I am General Counsel of WorldSpace, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the issuance and sale by the Company, pursuant to the provisions of a Securities Purchase Agreement dated December 30, 2004 (the “Securities Purchase Agreement”) among the Company, WorldSpace, Inc., a Maryland corporation which has been merged into the Company (“WorldSpace Maryland”), and yourselves (the “Investors”), of $155,000,000 aggregate principal amount of its Senior Convertible Notes due 2014 (the “Notes”), which shall be convertible into shares of the Company’s Class A Common Stock, par value $.01 per share, in accordance with the terms of the Notes (as converted, the “Conversion Shares”).

This opinion is being provided pursuant to the Securities Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

As counsel to the Company, I am familiar with the Company’s business and with the Certificate of Incorporation and By-laws of the Company and other documents under which the Company’s subsidiaries are organized. In preparation for rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and records of the Company and the

December 30, 2004

Subsidiaries and such agreements, certificates of public officials and certificates of officers and representatives of the Company and the Subsidiaries and such other instruments as I have deemed necessary or advisable for the purpose of this opinion, including the following:

(i)	the Certificate of Incorporation of the Company;

(ii)	the By-Laws of the Company;

(iii)	the Securities Purchase Agreement;

(iv)	the Notes;

(v)	the Registration Rights Agreement dated December 30, 2004 by and among the Company and the Investors (the “Registration Rights Agreement”, and together with the Securities Purchase Agreement and the Notes, the “Transaction Documents”);

(vi)	the Agreement of Merger dated December 28, 2004 between WSI-Maryland and the Company (the “Agreement of Merger”); and

(vii)	the Agreement of Merger dated December 28, 2004 between WorldSpace International Network Inc. (“WIN”) and WSI-Maryland (the “WIN Merger Agreement”).

In preparing this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as copies and the authenticity of the originals of all such copies and the genuineness of all signatures on all such documents.

I have assumed the due execution and delivery, pursuant to due authorization, of the documents that I have examined by each party thereto other than the Company, that each such other party has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the valid and legally binding obligation of each such other party, enforceable against such other party in accordance with its terms, and that each such other party has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents enforceable against it.

As to any facts relevant to my opinion which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and its Subsidiaries. Whenever any opinion expressed herein is expressed “to my knowledge,” such term means to the actual knowledge I have gained from acting in the sole capacity as General Counsel of the Company and as General Counsel of WSI-Maryland prior to the Merger.

2

December 30, 2004

Based upon and subject to the foregoing, and having regard for legal considerations which I deem relevant, I am of the opinion that:

1. The U.S. Subsidiaries are validly existing and in good standing under the laws of the jurisdiction of their organization. Each of the Company and its U.S. Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and except that the Company has submitted an application to qualify to do business in the District of Columbia which is currently pending.

2. The performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes and the Conversion Shares, does not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the charter or by-laws (or other organizational or governing documents), in each case as amended to the date hereof, of the Company or any of its Subsidiaries, or (ii) to my knowledge, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or local law, regulation or rule applicable to the Company or any of the Subsidiaries, or (iv) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or any Subsidiary and of which the Company has knowledge.

3. When issued in accordance with the terms of the Securities Purchase Agreement, the Notes and the Conversion Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any and all liens and charges, statutory preemptive rights, and to my knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights contained in any agreement, note, lease, mortgage deed or other instrument to which the Company is a party or by which the Company is bound.

4. As of the date hereof, after giving effect to the transactions contemplated by the Restructuring Documents, the WIN Merger and the Merger, the Company will have (i) 4,475,789 shares of Class A Common Stock issued and outstanding, 20,657,663 shares reserved for issuance pursuant to Company stock options and 18,343,423 shares reserved for issuance pursuant to the conversion of the Notes and 430,000 shares reserved for issuance pursuant to warrants exercisable for shares of Common Stock, (ii) 32,662,308 shares of Class B Common Stock issued and outstanding and 12,540,763 shares reserved for issuance pursuant to Company stock options, and (iii) no shares of preferred stock issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. None of the outstanding shares of the

3

December 30, 2004

Company is subject to preemptive rights or other rights of the stockholders of the Company pursuant to any agreement, note, lease, mortgage deed or other instrument to which the Company is a party or by which the Company is bound.

5. All of the outstanding shares of capital stock of each of the Material Subsidiaries, except for PT WorldSpace Indonesia, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim.

6. No consent or authorization of, filing with, notice to or registration with, any federal or state governmental body, regulatory agency, self-regulatory organization or the stockholders of the Company, is required to be obtained by the Company (i) to perform its obligations under the Transaction Documents, or (ii) for the issuance and sale of the Notes or the Conversion Shares as contemplated by the Transaction Documents, except as (A) have been obtained, and (B) as may be required by federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), with respect to the Company’s obligations under the Registration Rights Agreement and the listing/quotation of the Conversion Shares in connection therewith.

7. Except as set forth on Schedules 3.14, 3.15(a), 3.15(b) and 3.15(c) of the Securities Purchase Agreement, there are no actions, suits, claims, investigations or proceedings pending to which the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency and of which the Company has knowledge.

8. To my knowledge, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule in order to operate its respective properties and conduct its respective business, except where the failure to have a license, authorization, consent or approval or to make such filing would not have a Material Adverse Effect; and to my knowledge, neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, including any licenses issued by the FCC, authorization, consent or approval or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation of default would not have a Material Adverse Effect.

My opinion set forth in paragraph 6 assumes that the conversion of Notes into Conversion Shares will not result in a “transfer of control” of the Company or AfriSpace Inc. for purposes of the Communications Act or the FCC Rules, in which case approvals, authorizations, consents and filing with the FCC would be required.

I am a member of the Bar of the District of Columbia and the foregoing opinion is limited to the federal laws of the United States, the laws of the District of Columbia and the General Corporation Law of the State of Delaware.

4

December 30, 2004

This opinion is rendered solely to the Investors for their benefit and solely in connection with the transaction referred to herein, and is not to be relied upon by any other person or for any purpose other than with respect to the transaction referred to herein, is not to be circulated, quoted or otherwise referred to without my prior consent, and should not be assumed to state general principles of law applicable to transactions of this kind.

Very truly yours,

/s/ Donald J. Frickel

5

EXHIBIT M

NOAH A. SAMARA

YENURA PTE. LTD.

December 30, 2004

To:	The Investors set forth
on Schedule I hereto

Re:	Yenura Pte. Ltd. and WorldSpace, Inc.

Gentlemen:

This letter agreement is being provided in connection with that certain Securities Purchase Agreement, dated as of December 30, 2004 (the “Securities Purchase Agreement”), by and among WorldSpace, Inc., a Maryland corporation, WorldSpace, Inc., a Delaware corporation (together, the “WorldSpace Entities”) and each of the investors listed on the Schedule of Investors thereto (the “Investors”). In order to induce each of the Investors to enter into the Transaction Documents (as defined in the Securities Purchase Agreement), each of Noah A. Samara, an individual (“Samara”), and Yenura Pte. Ltd., a private company limited by shares organized under the laws of the Republic of Singapore, (“Yenura” and together with Samara and their respective affiliates, the “Undersigned Parties”), hereby agree to make the representations, warranties, covenants and agreements set forth in this letter agreement (the “Letter Agreement”) for the benefit of each of the Investors. Capitalized terms used in this Letter Agreement and not otherwise defined herein shall have the meanings given to those terms in the Securities Purchase Agreement.

1. Each of the Undersigned Parties, jointly and severally, represents and warrants to each of the Investors as follows:

(a) A true, correct and complete copy of the Founders’ Agreement, dated as of May 9, 2003, by and between Samara and Salah Idris, as amended by the Supplemental Founders’ Agreement dated as of October 16, 2004 (collectively, the “Founders’ Agreement”), is attached hereto as Exhibit A. The Founders’ Agreement is in full force and effect.

(b) Samara has sole authority and control in determining the exercise by Yenura of any voting or other rights it may have with respect to any equity interests (including Common Stock, Class B Shares and Common Stock Equivalents) in any of the WorldSpace Entities or any of their respective Subsidiaries.

(c) There is no Indebtedness, contingent or otherwise, owed by any WorldSpace Entity or any of their respective Subsidiaries to any of the Undersigned

To the Investors

December 30, 2004

Parties, and none of the WorldSpace Parties have any obligation to Yenura other than (i) those arising solely as a result of Yenura’s ownership of the Class B Shares, (ii) as set forth on the Schedules to the Securities Purchase Agreement, approximately $716,583 in salary owed by the WorldSpace Entities to Samara and (iii) as set forth on the Schedules to the Securities Purchase Agreement, approximately $125,000 owed to Samara in connection with a loan made by Samara to fund a now defunct Japanese Subsidiary of the WorldSpace Entities.

(d) The Undersigned Parties own the Class B Shares free and clear of any Liens, taxes or other charges or any other restriction on the right to vote, sell or otherwise dispose of such share capital, other than those arising under applicable securities laws.

(e) As of the date hereof the authorized share capital of Yenura consists of (i) 75,000,000 Ordinary Shares of which 578,123 Ordinary Shares are issued and outstanding and 25,000,000 Convertible Preference Shares of which 1,776,093 are issued and outstanding. Except as set forth on Exhibit B, there are no outstanding warrants, options, rights, calls, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which Yenura may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any share capital or other securities of Yenura or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. There are no outstanding options, rights, calls, other securities, agreements, or other commitments, arrangements or undertakings pursuant to which Yenura is or may become obligated to redeem, repurchase or otherwise acquire or retire any share capital or other securities of Yenura. Set forth on Exhibit B is a true, correct and complete list of the record holders of share capital of Yenura. Such holders own of record all the outstanding share capital of Yenura, each of them so owning the share capital set forth opposite such holder’s name on Exhibit B. Except as set forth on Exhibit B, there are no bonds, debentures, notes or other indebtedness or securities of Yenura having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which shareholders of Yenura may vote.

(f) Each of the Undersigned Parties has all requisite power and authority to execute and deliver this Letter Agreement. The execution, delivery and performance by Yenura of this Letter Agreement have been duly authorized by all requisite corporate action on the part of Yenura. This Letter Agreement, when duly executed and delivered by each of the Undersigned Parties, will constitute legal, valid and binding obligations of each of the Undersigned Parties, enforceable against each of the Undersigned Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law. The execution,

To the Investors

December 30, 2004

delivery and performance by each of the Undersigned Parties of this Letter Agreement and compliance with the terms hereof will not result in the creation or imposition of any Lien upon any of the properties or assets of any of the Undersigned Parties, or breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, the Memorandum and Articles of Association of Yenura or any capital stock of Yenura. No consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to any of the Undersigned Parties in connection with the execution, delivery and performance by any of the Undersigned Parties of this Agreement.

2. Each of the Undersigned Parties, jointly and severally, covenants and agrees with each of the Investors that from the date hereof until the earlier of (i) the three year anniversary of the Closing Date and (ii) the date that no Notes remain outstanding:

(a) Samara shall have sole authority and control in determining the exercise by Yenura of any voting or other rights it may have with respect to any equity interests (including, without limitation, Common Stock, Class B Shares and Common Stock Equivalents) in any of the WorldSpace Entities or any of their respective Subsidiaries and neither Yenura nor Samara shall take any action or permit any action to be taken that would result in Samara failing to have such sole authority and control.

(b) Neither of the Undersigned Parties will cause, enter into any agreement to, or permit any Lien or any other restriction on the right to vote, sell or otherwise dispose of such capital stock, other than those arising under applicable securities laws, to be placed on any of the Common Stock, Class B Shares and Common Stock Equivalents held by the Undersigned Parties.

(c) Neither of the Undersigned Parties will sell, assign, pledge, encumber or permit any encumbrance, transfer or otherwise dispose of any of their Common Stock, Class B Shares or Common Stock Equivalents to any Person who holds or has held at any time any equity interest in Yenura (including, without limitation, any Ordinary Shares of Yenura, Convertible Preference Shares of Yenura or any other share capital of Yenura or any other security convertible into or exercisable or exchangeable for any such Ordinary Shares, Convertible Preference Shares or any other share capital of Yenura), other than pursuant to a transaction executed by a broker or dealer on a national securities exchange or trading market.

(d) Neither of the Undersigned Parties will enter into or be party to any agreement, understanding or arrangement pursuant to which any WorldSpace Entity or any of their respective Subsidiaries will incur any Indebtedness, contingent or otherwise, that would be owed to any of the Undersigned Parties or pursuant to which any WorldSpace Entity would have any obligation to any of the Undersigned Parties other than those arising solely as a result of Yenura’s ownership of the Class B Shares.

To the Investors

December 30, 2004

3. Neither of the Undersigned Parties may assign this Letter Agreement or any rights or obligations hereunder without the prior written consent of the Investors. This Letter Agreement shall be binding upon each of the Undersigned Parties and inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

4. No provision of this Letter Agreement may be amended other than by an instrument in writing signed by each of the Undersigned Parties and the Investors. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Investors or Undersigned Parties, as the case may be. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Letter Agreement unless the same consideration also is offered to all of the parties to this Letter Agreement.

5. Each of the Undersigned Parties agrees that the Investors are entitled to all remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor’s right to pursue actual and consequential damages for any failure by any of the Undersigned Parties to comply with the terms of this Letter Agreement. Each of the Undersigned Parties acknowledges that a breach by any of them of the provisions of this Letter Agreement will cause irreparable harm to the Investors and that the remedy at law for any such breach may be inadequate. Each of the Undersigned Parties therefore agrees that, in the event of any such breach or threatened breach, the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

6. All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Undersigned Parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the Undersigned Parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Letter Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH THE UNDERSIGNED PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT

To the Investors

December 30, 2004

TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Very truly yours,

/s/ Noah A. Samara
Noah A. Samara

YENURA PTE. LTD.

By:	/s/ Noah A. Samara
	Name:	Noah A. Samara
Title:

SCHEDULE I – SCHEDULE OF INVESTORS

Investor	Address and Facsimile Number
Highbridge International LLC

c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, New York 10019

Attention: Ari J. Storch / Adam J. Chill

Facsimile: (212) 751-0755

Telephone: (212) 287-4720

and

Attention: Andrew Martin

Facsimile: (212) 755-4250

Telephone: (212) 287-4700

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340

OZ Master Fund, Ltd.	c/o OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019 Attention: Joel M. Frank Facsimile: (212) 790-0150 Telephone: (212) 790-0160

AG Offshore Convertibles, Ltd.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue - 26th Floor New York, New York 10167 Attention: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:

AG Domestic Convertibles, L.P.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue - 26th Floor New York, New York 10167 Attn: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:

Citadel Equity Fund Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332

Citadel Credit Trading Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332